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                                                                    Exhibit 10.1

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                          SECURITIES PURCHASE AGREEMENT

                            dated as of June 5, 2003

                                  by and among

                                  TECORE, INC.

                                       and

                       SCP PRIVATE EQUITY PARTNERS II, LP

                                       and

                        AIRNET COMMUNICATIONS CORPORATION

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                          SECURITIES PURCHASE AGREEMENT

     THIS SECURITIES PURCHASE AGREEMENT (this "Agreement") is made as of June 5, 2003, by and among TECORE, INC., a Texas corporation ("TECORE"), SCP PRIVATE EQUITY PARTNERS II, LP, a Delaware limited partnership ("SCP"), and AIRNET COMMUNICATIONS CORPORATION, a Delaware corporation ("AIRNET"). TECORE and SCP are sometimes referred to herein collectively as the "INVESTORS," and individually as an "INVESTOR."

                                    RECITALS
                                    --------

     A. AIRNET desires to issue and sell to INVESTORS and INVESTORS, severally, desire to subscribe for and purchase from AIRNET, the Notes, as defined in
Section 1 of this Agreement, for the consideration, and on the terms, set forth in this Agreement.

     B. SCP desires to convert its shares of AIRNET Series B Preferred Stock into shares of AIRNET Common Stock.

     C. Unless the context otherwise requires, capitalized terms used in this Agreement or in any schedule or exhibit attached hereto and not otherwise defined herein shall have the following meanings for all purposes of this
Agreement:

     "Affiliate" means a Person that directly or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with, a specified Person. For the purposes hereof, the term "control" (including the terms "controlling," "controlled by" and "under common control with") means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

     "AIRNET" has the meaning set forth in the first paragraph of this Agreement.

     "AIRNET Amended Certificate" shall mean the Eighth Amended Certificate of Incorporation of AIRNET, in the form attached hereto as Exhibit A.

     "AIRNET Charter Documents" has the meaning set forth in Section 2.1.

     "AIRNET Closing Deliveries" has the meaning set forth in Section 1.5(b).

     "AIRNET Common Stock" means the Common Stock, par value $.001 per share of AIRNET.

     "Allonges" means the Allonges to the Bridge Loan Promissory Notes described in Section 1.1(d).

     "Amended Bonus Program" means the Amended Bonus Program to be adopted by AIRNET at or before Closing in the attached hereto as Exhibit B.

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     "Amended Stock Option Plan" shall mean the amended Stock Option Plan, in the form to be agreed upon among AIRNET and the INVESTORS at or before Closing, which will permit AIRNET to issue stock options to employees for exercise prices which may be as low as $0.01 per share.

     "Balance Sheet Date" means March 31, 2003.

     "Benefit Plan" means any Plan, existing at the Closing Date or prior thereto, established or to which contributions have at any time been made by AIRNET, or any ERISA Affiliate, under which any employee or former employee of AIRNET, or any beneficiary thereof, is covered, is eligible for coverage or has benefit rights.

     "Bridge Loan Promissory Notes" means the Bridge Loan Promissory Notes, each in the principal amount of Three Million Dollars ($3,000,000), issued by AIRNET to SCP and TECORE, respectively, on or about January 24, 2003.

     "CERCLA" means the Comprehensive Environmental Response, Compensation and Liability Act of 1980.

     "Closing" means the consummation of the transactions contemplated by this Agreement on the Closing Date.

     "Closing Date" has the meaning set forth in Section 1.4.

     "Code" means the Internal Revenue Code of 1986, as amended.

     "Collateral" shall have the meaning set forth in the Security Agreement.

     "Copyrights" shall have the meaning set forth in the Security Agreement.

     "Environmental Laws" means any and all applicable Laws and Permits issued, promulgated or entered into by any Governmental Entity relating to the environment, the protection or preservation of human health or safety, including the health and safety of employees (other than OSHA), the preservation or reclamation of natural resources, or the management, release or threatened release of Hazardous Materials.

     "Environmental Permit" means any permit, approval, identification number, license or other authorization required under or issued pursuant to any applicable Environmental Law.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

     "ERISA Affiliate" means any Person who is, or at any time was, a member of a controlled group (within the meaning of Section 412(n)(6) of the Code) that includes, or at any time included, AIRNET or any predecessor of AIRNET.

     "Expiration Date" has the meaning set forth in Section 2.

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     "First Amendment to Security Agreement" shall mean the amendment to that certain Security Agreement dated January 24, 2003, by and among AIRNET, TECORE and SCP, in the form attached hereto as Exhibit C.

     "First Amendment to Registration Rights Agreement" shall mean the amendment (or other appropriate documentation) to that certain Second Amended and Restated Agreement Among Series E, Series F and Series G Preferred Stockholders and Senior Registration Rights Agreement, dated September 7, 1999 as amended through May 16, 2001, by and among AIRNET, SCP and others, in the form to be agreed upon among the parties at or before Closing.

     "GAAP" means generally accepted accounting principles of the United States.

     "Governmental Authority" means any governmental, regulatory or administrative body, agency, subdivision or authority, any court or judicial authority, or any public, private or industry regulatory authority, whether national, federal, state, local or otherwise.

     "Hazardous Materials" means those materials, substances or wastes that are regulated by, or form the basis of liability under, any Environmental Law, including PCBs, pollutants, solid wastes, explosive or regulated radioactive materials or substances, wastes or chemicals, petroleum (including crude oil or any fraction thereof) or petroleum distillates, asbestos or asbestos containing materials, materials listed in 49 C.F.R. Section 172.101 and materials defined as hazardous substances pursuant to Section 101(14) of CERCLA.

     "HSR Act" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (15 U.S.C. Section 18a) and the rules and regulations promulgated thereunder.

     "Indebtedness" means indebtedness for borrowed money, other than trade debt incurred in the ordinary course of AIRNET's business.

     "Intellectual Property" has the meaning set forth in the Security
Agreement.

     "INVESTORS" has the meaning set forth in the first paragraph of this Agreement.

     "Knowledge," "knowledge," "the best knowledge of," "known to" or words of similar import used herein with respect to AIRNET shall mean the actual knowledge of a director or officer of AIRNET of a particular fact or circumstance or such knowledge as may be reasonably imputed to such person as a result of his actual knowledge of other facts or circumstances.

     "Laws" has the meaning set forth in Section 2.18.

     "Lien" means any mortgage, charge, pledge, hypothecation, security interest, assignment, lien (Statutory Lien or otherwise), title retention agreement or arrangement, restrictive covenant or other encumbrance of any nature or any other arrangement or condition which, in substance, secures payment or performance of an obligation.

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     "Marks" shall have the meaning set forth in the Security Agreement.

     "Material Adverse Effect" means, with respect to any Person, any event or occurrence which has a material adverse effect on (i) such Person's business, condition (financial or other), properties, business prospects or financial results, including, but not limited to, any event or occurrence which has an adverse effect on the assets, liabilities, revenues, or financial performance of such Person that could exceed an amount equal to seven percent (7%) of such Person's gross revenues for the twelve (12) month period ended December 31, 2002, or (ii) such Person's ability to perform its obligations under this Agreement, the Senior Secured Convertible Notes, the Security Agreement and the First Amendment to the Security Agreement, the First Amendment to the Registration Rights Agreement, and the Subordination Agreements.

     "Material Contract" means any lease, instrument, agreement, license or permit set forth on Schedule 2.9, 2.11, 2.12, 2.13, 2.14, 2.15, 2.16 or 2.21 or
any other material agreement to which AIRNET is a party or by which its properties are bound.

     "NASDAQ" shall mean the National Association of Securities Dealers Automated Quotations Stock Market, Inc.

     "Notes" or "Senior Secured Convertible Notes" means the Senior Secured Convertible Notes to be issued by AIRNET to the INVESTORS, in the forms attached hereto as Exhibits D and E.

     "Patents" shall have the meaning set forth in the Security Agreement.

     "PBGC" means the Pension Benefit Guaranty Corporation.

     "Person" means any natural person, corporation, partnership, proprietorship, other business organization, trust, union, association or Governmental Authority.

     "Plan" means any bonus, incentive compensation, deferred compensation, pension, profit sharing, retirement, stock purchase, stock option, stock ownership, stock appreciation rights, phantom stock, leave of absence, layoff, vacation, day or dependent care, legal services, cafeteria, life, health, accident, disability, workmen's compensation or other insurance, severance, separation or other employee benefit plan, practice, policy or arrangement of any kind, whether written or oral, or whether for the benefit of a single individual or more than one individual including, but not limited to, any "employee benefit plan" within the meaning of Section 3(3) of ERISA.

     "Proprietary Rights" shall mean all categories of ideas, trade secrets, know-how, inventions (whether or not patentable and whether or not reduced to practice), improvements, processes, procedures, drawings, specifications, designs, plans, proposals, technical data, copyrightable works, financial, marketing, and business data, pricing and cost information, business and marketing plans, customer and supplier lists and information, other confidential and proprietary information, manufacturing and production processes and techniques, molds, dies, casts and product configurations, to the extent to which the foregoing are non-public and subject to commercially reasonable efforts to maintain their confidential status.

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     "Returns" has the meaning set forth at the end of Section 2.19.

     "SCP Closing Deliveries" shall have the meaning set forth in Section
1.5(d).

     "Schedule" means each Schedule attached hereto, which shall reference the relevant sections of this Agreement, on which parties hereto disclose information as part of their respective representations, warranties and covenants.

     "SEC" means the United States Securities and Exchange Commission.

     "Security Agreement" means that certain Security Agreement dated January 24, 2003 by and among AIRNET, SCP and TECORE.

     "Statutory Liens" has the meaning set forth in Section 5.3(e).

     "Stock Option Plan" is AIRNET's equity incentive Plan authorizing the issuance of up to 30,742,986 shares of Common Stock to its employees, consultants and directors.

     "Subordination Agreement" shall mean the Subordination Agreement to be entered into by and among AIRNET, Force Computers, Inc., Sanmina Corporation, and Brooktrout, Inc., in the form attached hereto as Exhibit F or such other form as shall be acceptable to the INVESTORS.

     "Tag Along Allocation Agreement" shall mean the Tag Along Allocation Agreement in the form attached hereto as Exhibit G.

     "Tax" or "Taxes" has the meaning set forth at the end of Section 2.19.

     "Taxing Authority" has the meaning set forth at the end of Section 2.19.

     "TECORE Closing Deliveries" has the meaning set forth in Section 1.5(c).

     "Third Person" has the meaning set forth in Section 11.3.

     "Voting Agreement" shall mean that certain Voting Agreement to be executed at Closing by TECORE and SCP in form and content to be agreed upon by TECORE and SCP at or before Closing.

     "1934 Act" means the Securities Exchange Act of 1934, as amended.

     "1933 Act" means the Securities Act of 1933, as amended.

     C. The Recitals set forth hereinabove constitute an integral part of this Agreement.

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     NOW, THEREFORE, in consideration of the premises and of the mutual agreements, representations, warranties, provisions and covenants herein contained, the parties hereto, intending to be legally bound, hereby agree as follows:

1.   ISSUANCE AND SALE OF AIRNET NOTES AND STOCK

     1.1 Notes. Subject to the terms and conditions of this Agreement, at the Closing, AIRNET will issue and sell to each of the INVESTORS one (1) Senior Secured Convertible Note (a "Note"), and each INVESTOR will subscribe for and purchase one (1) such Note from AIRNET. The Note to be issued to SCP will be in the form of Exhibit D. The Note to be issued to TECORE will be in the form of Exhibit E.

           (a) Purchase Price for SCP's Note. The purchase price (the "SCP Note Purchase Price") for the Note to be issued to SCP in the form of Exhibit D will be equal to Four Million Dollars ($4,000,000). SCP shall pay the SCP Note Purchase Price, subject to adjustment in accordance with Section 13.6, by (i) issuing a credit memorandum to AIRNET pursuant to which the outstanding principal balance payable to SCP under the terms of that certain Bridge Loan Promissory Note payable to SCP shall be deemed satisfied and paid in full (but the accrued interest thereon shall be deferred, as provided in subsection (d) hereinbelow), and (ii) paying the unpaid balance of the SCP Note Purchase Price by certified check, cashier's check, or wire transfer at Closing.

           (b) Purchase Price for TECORE's Note. The purchase price (the "TECORE Note Purchase Price") for the Note to be issued to TECORE in the form of Exhibit E will be equal to Twelve Million Dollars ($12,000,000). TECORE shall pay the TECORE Note Purchase Price in accordance with the payment schedule set forth below:

               (i) An amount equal to Four Million Dollars ($4,000,000) shall be payable by TECORE at Closing by (i) issuing a credit memorandum to AIRNET pursuant to which the outstanding principal balance payable to TECORE under the terms of that certain Bridge Loan Promissory Note payable to TECORE, shall be deemed satisfied and paid in full (but the accrued interest thereon shall be deferred as provided in subsection (d) hereinbelow), and (ii) paying the unpaid balance of the $4,000,000, subject to adjustment in accordance with
Section 13.6, by certified check, cashier's check, or wire transfer at Closing.

               (ii) An amount equal to One Million Dollars ($1,000,000) shall be payable on or prior to June 30, 2003, by wire transfer.

               (iii) An amount equal to One Million Dollars ($1,000,000) shall be payable on or prior to September 30, 2003, by wire transfer.

               (iv) An amount equal to One Million Dollars ($1,000,000) shall be payable on or prior to December 31, 2003, by wire transfer.

               (v) An amount equal to One Million Dollars ($1,000,000) shall be payable on or prior to March 31, 2004, by wire transfer.

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               (vi)    An amount equal to One Million Dollars ($1,000,000) shall
be payable on or prior to June 30, 2004, by wire transfer.

               (vii) An amount equal to One Million Dollars ($1,000,000) shall be payable on or prior to September 30, 2004, by wire transfer.

               (viii) An amount equal to One Million Dollars ($1,000,000) shall be payable on or prior to December 31, 2004, by wire transfer.

               (ix) An amount equal to One Million Dollars ($1,000,000) shall be payable on or prior to March 30, 2005, by wire transfer.

               (x) Notwithstanding the foregoing, TECORE shall have the right, exercisable at its option at any time and from time to time, to prepay any and all of the payments scheduled above; and, as a consequence thereof, to enjoy the rights to vote and to the accrual of interest, conversion rights, and other rights pertaining thereto, accounting from the date of any such prepayment.

In the event that TECORE shall fail to pay any installment of the purchase price of TECORE's Note pursuant to paragraphs (ii)-(ix) within 20 days after the due date, then SCP shall have the right, exercisable within 40 days after such due date, to make the investment by paying the amount of the installment then past due (and any subsequent installments when due and payable, to the extent set forth by SCP in its notice of exercise) instead of TECORE, and AIRNET shall issue a Note to SCP, in form similar to the Note issued to SCP at the Closing, in the principal amount of the investment made by SCP. In the event that SCP shall not exercise its right to make an investment instead of TECORE, TECORE shall remain obligated to make the investment(s).

           (c) Security for Payment of Notes. AIRNET's obligations under the Notes shall be secured by a first lien security interest in favor of the INVESTORS, which shall be evidenced by, and perfected pursuant to, the Security Agreement, which shall be amended at Closing by the execution and delivery of the First Amendment to Security Agreement.

           (d) Extension of the Date and Deferral of Accrued Interest on Bridge Loan Promissory Notes. Each of the INVESTORS hereby agrees that, notwithstanding the provisions of the Bridge Loan Promissory Notes (i) the Maturity Date of each such Note shall be extended to the first to occur of (A) the Closing Date, (B) the date of the termination of this Agreement pursuant to Article 12, or (C) July 31, 2003, and (ii) all interest that has accrued between January 24, 2003 and the Closing Date under the terms of the Bridge Loan Promissory Notes shall be deferred and shall be payable on the due date of the Senior Secured Convertible Notes. Said interest shall compound at the rate of twelve percent (12%) per annum, with simple interest, accounting from and after the Closing Date. Allonges to the Bridge Loan Promissory Notes shall be executed at Closing, reflecting the deferral of interest, as herein provided.

     1.2 AIRNET Common Stock. Subject to the terms and conditions of this Agreement, at the Closing: (i) SCP shall surrender for conversion to AIRNET all of SCP's shares of AIRNET Series B Preferred Stock, consisting of 318,471 shares, and as a result of the conversion, shall be issued 6,369,427 shares of AIRNET Common Stock, and (ii) AIRNET shall issue to SCP 4,625,347 shares of AIRNET

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Common Stock, which SCP agrees to accept in lieu of $500,000 to which SCP is entitled as a result of the conversion of its shares of Series B Preferred
Stock.

     1.3 Character of Notes and Common Stock. AIRNET, SCP and TECORE, having adverse interests and as a result of arm's length bargaining, agree that (i) except as set forth in this Agreement, neither SCP nor TECORE has rendered, or agreed to render, any services or other consideration to AIRNET in connection with this Agreement or the issuance of the Notes; (ii) the Notes, when issued, shall be deemed to have been issued solely for the consideration set forth in
Section 1.1; (iii) SCP has not rendered, or agree to render, any services or other consideration to AIRNET in connection with the issuance of the AIRNET Common Stock to SCP pursuant to Section 1.2; and (iv) the AIRNET Common Stock, when issued pursuant to Section 1.2, shall be deemed to have been issued solely for the consideration set forth in Section 1.2. SCP, AIRNET and TECORE agree that the aggregate fair market value of the Notes is equal to the consideration exchanged therefor pursuant to Section 1.1. The parties agree not to take any action that is inconsistent with such agreed value, and, without limitation, agree to file all tax returns and reports consistent with such value.

     1.4 Closing. SCP, TECORE and AIRNET will use their best efforts to close the purchase and sale of the Notes (the "Closing") provided for in this Agreement on or before June 30, 2003, provided the Closing will be extended as necessary for AIRNET to obtain regulatory and stockholder approvals and the Closing may otherwise be extended to such other date as the parties shall mutually determine, but in no event later than July 31, 2003, unless all parties shall agree to a further extension (the "Closing Date"). Closing shall be held at Whiteford, Taylor & Preston L.L.P., 7 St. Paul Street, Baltimore, Maryland 21202.

     1.5 Closing Obligations. At the Closing, or on the Closing Date, as applicable:

           (a) AIRNET shall file, or cause to be filed, with the Secretary of State of Delaware the AIRNET Amended Certificate.

           (b) AIRNET shall deliver or cause to be delivered to INVESTORS the following: ("AIRNET Closing Deliveries"):

               (i) Certified copies of resolutions of the Board of Directors and stockholders of AIRNET, advising, approving and adopting the AIRNET Amended Certificate, and, in the case of the resolutions of the Board of Directors of AIRNET, (A) authorizing the issuance to SCP of the Note in the form of Exhibit D, (B) authorizing the issuance to TECORE of the Note in the form of Exhibit E,
(C) authorizing the issuance to SCP of 6,369,427 shares of AIRNET Common Stock upon the surrender by SCP of its 318,471 shares of Series B Preferred Stock, (D) authorizing the issuance to SCP of 4,625,347 shares of AIRNET Common Stock in lieu of $500,000 to which SCP is entitled as a result of its conversion of its shares of Series B Preferred Stock, and (E) authorizing and/or approving the execution of such other documents or instruments, and the performance of such other acts as may be reasonably requested by TECORE and/or SCP for the purpose of carrying out and perfecting the transactions contemplated by this Agreement.

               (ii) Certificates representing the AIRNET Common Stock, duly issued to SCP, as contemplated in Section 1.2;

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               (iii)   An employment agreement (the "Employment Agreement") in
the form of Exhibit 1.5(b)(iii) executed by Mr. Glenn Ehley;

               (iv) The Allonges to the Bridge Loan Promissory Notes, duly executed by AIRNET;

               (v)     The Notes, duly executed by AIRNET;

               (vi) The First Amendment to Security Agreement, duly executed by AIRNET;

               (vii) A certificate executed by AIRNET to the effect that (A) except as otherwise stated in such certificate, AIRNET's representations and warranties in this Agreement were accurate in all respects as of the date of this Agreement and are accurate in all respects as of the Closing Date as if made on the Closing Date; (B) AIRNET has performed and complied with all covenants and conditions required to be performed or complied with by AIRNET prior to or at the Closing; and attesting to the incumbency of officers executing documents on behalf of AIRNET;

               (viii) A Good Standing Certificate of AIRNET as of a recent date from the Secretary of State of Delaware and similar certificates from all states in which AIRNET is authorized to do business;

               (ix) Documentation, in form and content satisfactory to INVESTORS, duly executed by all holders of Series B Preferred Stock of AIRNET (including SCP), converting their Series B Preferred Stock into shares of AIRNET Common Stock, and releasing, waiving and relinquishing all claims or rights in and to any accrued but unpaid dividends with respect to the Series B Preferred Stock;

               (x) The Amended Bonus Program modifying and amending that certain Amended and Restated AirNet Bonus Program, dated and effective August 12, 2002, together with the Tag Along Allocation Agreement, duly executed by AIRNET;

               (xi) The First Amendment to the Registration Rights Agreement, duly executed by AIRNET, which contains reference to the shares of Common Stock to be issued to TECORE at Closing, shares of AIRNET Common Stock underlying the Notes, shares of Common Stock to be issued to SCP at Closing, and shares of Common Stock to be issued to other Series B Preferred Stockholders at Closing upon the conversion of their Series B Preferred Stock;

               (xii) A certified copy of the Amendment to the Stock Option Plan, which increases the number of shares that may be issued under the Stock Option Plan to up to 30,742,986 shares, subject to certain conditions set forth therein; and

               (xiii) A duly executed Subordination Agreement from Force Computers, Inc., Sanmina Corporation, and Brooktrout, Inc. (the "Junior Secured Creditors"), pursuant to which the Junior Secured Creditors will subordinate their existing liens on AIRNET's assets to the lien and security interest of INVESTORS.

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           (c) TECORE shall deliver or cause to be delivered the following
("TECORE Closing Deliveries"):

               (i) To AIRNET and SCP, a certificate executed by TECORE to the effect that (A) except as otherwise stated in such certificate, TECORE's representations and warranties in this Agreement were accurate in all material respects as of the date of this Agreement and are accurate in all material respects as of the Closing Date as if made on the Closing Date; (B) TECORE has performed and complied with all covenants and conditions required to be performed or complied with by it prior to or at the Closing; (C) attesting to the incumbency of officers executing documents on behalf of TECORE;

               (ii) To AIRNET, the portion of the Note Purchase Price described in Section 1.1(b)(i);

               (iii) To AIRNET and SCP, good standing certificates for TECORE from the State of Texas and the State of Maryland;

               (iv) To AIRNET, TECORE's credit memorandum acknowledging satisfaction of the outstanding principal balance of the Bridge Loan Promissory Note payable to TECORE, and TECORE's countersignature on the Allonge to its Bridge Loan Promissory Note;

               (v) To SCP, TECORE's executed counterpart to the Voting Agreement; and

               (vi) To AIRNET and SCP, TECORE's executed counterpart of the Tag Along Allocation Agreement.

           (d) SCP shall deliver or cause to be delivered the following ("SCP Closing Deliveries"):

               (i) To AIRNET and TECORE, a certificate executed by SCP to the effect that (A) except as otherwise stated in such certificate, SCP's representations and warranties in this Agreement were accurate in all material respects as of the date of this Agreement and are accurate in all material respects as of the Closing Date as if made on the Closing Date; (B) SCP has performed and complied with all covenants and conditions required to be performed or complied with by it prior to or at the Closing; (C) attesting to the incumbency of officers executing documents on behalf of SCP;

               (ii) To AIRNET, the portion of the Note Purchase Price described in Section 1.1(a)(i);

               (iii) To AIRNET, certificates for 318,471 shares of AIRNET Series B Preferred Stock, duly endorsed for transfer;

               (iv) To AIRNET and TECORE, a good standing certificate for SCP from the State of Delaware;

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               (v)     To AIRNET, that certain Common Stock Purchase Warrant,
dated May 15, 2001, issued by AIRNET to SCP Private Equity Partners, LP, for 955,414 shares, which shall be duly endorsed for cancellation by SCP

               (vi) To AIRNET, SCP's credit memorandum acknowledging satisfaction of the outstanding principal balance of the Bridge Loan Promissory Note payable to SCP, and SCP's countersignature on the Allonge to its Bridge Loan Promissory Note; and

               (vii) To TECORE, SCP's executed counterpart of the Voting Agreement; and

               (viii) To TECORE and AIRNET, SCP's executed counterpart of the Tag Along Allocation Agreement.

           (e) INVESTORS on the one hand, and AIRNET on the other hand, shall also deliver such other documents, instruments, certificates, and opinions as may be required by this Agreement or as otherwise necessary to consummate the transactions contemplated hereby.

2.   REPRESENTATIONS AND WARRANTIES OF AIRNET

     AIRNET represents and warrants to INVESTORS that all of the following representations and warranties in this Section 2 are true and correct at the date of this Agreement and shall be true and correct at the time of the Closing Date. It is understood and agreed that such representations and warranties shall survive the Closing Date for a period of eighteen (18) months (the last day of such period being the "Expiration Date").

     2.1 Due Organization. AIRNET is a corporation duly incorporated, validly existing and in good standing under the laws of its state of its incorporation, and is duly authorized and qualified to do business under all applicable laws, regulations, ordinances and orders of public authorities to carry on its business in the places and in the manner as now conducted, to own or hold under lease the properties and assets it now owns or holds under lease, and to perform all of its obligations under the Material Contracts; AIRNET is duly qualified to do business in the jurisdictions listed in Schedule 2.1 and there are no other jurisdictions in which the conduct of AIRNET's business or activities or its ownership of assets requires any other qualification under applicable law. True, complete and correct copies of the Certificate of Incorporation and By-laws, each as amended, of AIRNET (the "Charter Documents") will be delivered to INVESTORS pursuant to Section 6.4 hereof. The minute books and stock records of AIRNET, as heretofore made available to INVESTORS, are correct and complete in all material respects.

     2.2 Authorization. AIRNET has the authority to execute and deliver this Agreement and to perform its obligations hereunder. This Agreement constitutes the valid and binding obligation of AIRNET, enforceable in accordance with its terms.

     2.3   Capital Stock of AIRNET.

           (a) The authorized capital stock of AIRNET is as set forth in
Schedule 2.3. All of the issued and outstanding shares of capital stock of AIRNET are owned as set forth in Schedule 2.3. All of

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the issued and outstanding shares of capital stock of AIRNET have been duly authorized and validly issued, are fully paid and nonassessable, are owned of record and beneficially by the stockholders set forth in Schedule 2.3, and were offered, issued, sold and delivered by AIRNET in compliance with all applicable state and federal laws concerning the issuance of securities. None of such shares were issued in violation of the preemptive rights, or other rights, of any past or present stockholders, option holders, creditors or other Persons.

           (b) AIRNET has never issued any shares of its Series A Junior Participating Preferred Stock, nor has AIRNET issued or entered into any option, warrant or other agreement or arrangement, concerning the future issuance of any shares of Series A Junior Participating Preferred Stock.

     2.4 Capital Structure of AIRNET. Except as set forth on Schedule 2.4: (i) no option, warrant, call, conversion right or commitment of any kind exists which obligates AIRNET to issue any of its authorized but unissued capital stock or its treasury stock; and (ii) AIRNET has no obligation (contingent or otherwise) to purchase, redeem or otherwise acquire any of its equity securities or any interests therein or to pay any dividend or make any distribution in respect thereof. Schedule 2.4 includes a complete listing of all stock option or stock purchase plans, including a list of all outstanding options, warrants or other rights to acquire shares of AIRNET capital stock and a description of the material terms of such outstanding options, warrants or other rights, true, correct and complete copies of which have been supplied to INVESTORS.

     2.5 Other Interests. Except as set forth on Schedule 2.5, AIRNET does not presently own, of record or beneficially, or control, directly or indirectly, any capital stock, securities convertible into capital stock or any other equity interest in any corporation, association or business entity nor is AIRNET, directly or indirectly, a participant in any joint venture, partnership or other non-corporate entity.

     2.6 Financial Statements. AIRNET has delivered to each of INVESTORS copies of the following financial statements: Balance Sheets, Income Statements and Statements of Cash Flow, at and for (A) each of the years ended December 31, 2002, 2001, and 2000 which have been audited and certified by Deloitte & Touche, and (B) and the three (3) month period ended March 31, 2003, prepared internally by AIRNET. (All of such financial statements collectively are referred to as the "Financial Statements".) Each of the Financial Statements is consistent with the books and records of AIRNET (which, in turn, are accurate and complete in all material respects) and fairly presents AIRNET's financial condition, assets and liabilities as of their respective dates and the results of operations and cash flows for the periods related thereto in compliance with GAAP, consistently applied among the periods which are the subject of the Financial Statements (except as stated in the Financial Statements or in the footnotes thereto).

     2.7 Liabilities and Obligations. AIRNET has delivered to each of INVESTORS an accurate list (which is set forth on Schedule 2.7) as of the Balance Sheet Date of (i) all liabilities of AIRNET in excess of $10,000 which are not reflected in the AIRNET Financial Statements at the Balance Sheet Date, and (ii) all loan agreements, indemnity or guaranty agreements, bonds, mortgages, liens, pledges or other security agreements to which AIRNET is a party. Except as set forth on Schedule 2.7, since the Balance Sheet Date, AIRNET has not incurred any material liabilities of any kind, character and description, whether accrued, absolute, secured or unsecured, contingent or otherwise, other than liabilities incurred in the ordinary course of business. AIRNET has also set forth on Schedule 2.7, in the case of those contingent liabilities related to pending or threatened litigation, or other liabilities which are not fixed or are being contested, the following information:

           (a) a summary description of the liability, together with: (i) copies of all relevant documentation relating thereto; (ii) amounts claimed and any other action or relief sought; and (iii) name of claimant and all other parties to the claim, suit or proceeding;

           (b) the name of each court or agency before which such claim, suit or proceeding is pending;

           (c) the date such claim, suit or proceeding was instituted; and

           (d) a good faith and reasonable estimate of the maximum amount, if any, which is likely to become payable with respect to each such liability. If no estimate is provided, the estimate shall for purposes of this Agreement be deemed to be zero.

     2.8 Accounts and Notes Receivable. AIRNET has delivered to each of INVESTORS an accurate list (which is set forth on Schedule 2.8) of the accounts and notes receivable of AIRNET as of the Balance Sheet Date, including any such amounts which are not reflected in the Financial Statements as of the Balance Sheet Date, and including receivables from and advances to employees of AIRNET. Except to the extent reflected on Schedule 2.8 the accounts, notes and other receivables shown on Schedule 2.8 are and shall be, and AIRNET have no reason to believe that any such receivable is not or shall not be, collectible in the amounts shown (in the case of the accounts and notes receivable set forth on Schedule 2.8, net of reserves reflected in the balance sheet calculated consistent with the reserves as of the Balance Sheet Date).

     2.9   Intellectual Property; Permits and Intangibles.

           (a) AIRNET has delivered to each of INVESTORS an accurate list (which is set forth on Schedule 2.9(a)) of all Intellectual Property. Without limiting the generality of the foregoing, Schedule 2.9(a) includes the following with respect to all Patents, Copyrights and Marks that are Intellectual Property: (A) a complete and accurate list of all such Patents, Copyrights and Marks, (B) an accurate description by country, type or category, and indication of status (namely, for Patents whether each is unfiled, filed and pending, or issued, and all dates of maintenance fees paid, if applicable; for Copyrights and Marks, whether each is completed or in process, registered or unregistered, and all renewal dates, if applicable), and (C) the name of the owner or licensor and each licensee and sub-licensee of each Patent, Copyright and Mark. Except as otherwise indicated in Schedule 2.9(a), no information exists indicating that any of such Patents, Copyrights or Marks is invalid or has expired.

           (b) AIRNET owns or holds the right to use all the Intellectual Property necessary to provide, produce, sell and license the services and products currently provided, produced, sold and licensed by AIRNET, and to conduct AIRNET's business as presently conducted, and to satisfy and perform the existing contracts, commitments, arrangements and understandings with customers of AIRNET.

           (c) Except as set forth on Schedule 2.9(c), AIRNET is the sole record and beneficial owner of, and holds all right, title and interest in, each item of Intellectual Property, free and clear of all Liens and any obligation to pay any license, royalty or other compensation to any Person or to obtain any approval or consent for use of any of the Intellectual Property, and AIRNET has the right to freely convey and assign such Intellectual Property in AIRNET's own name and, including the right to create derivatives. Except as set forth on
Schedule 2.9(c), each item of Intellectual Property which is licensed, sublicensed, distributed or otherwise used by AIRNET is licensed by AIRNET from the appropriate third party pursuant to the terms of a written license agreement which is valid and in full force and effect.

           (d) None of the Intellectual Property owned by AIRNET, and to AIRNET's Knowledge none of the Intellectual Property licensed, sublicensed, distributed or otherwise used by AIRNET nor any product or service offered for sale, sold, leased, licensed, sublicensed or otherwise distributed or provided by AIRNET, or any other conduct of AIRNET, infringes upon, misappropriates or otherwise violates any intellectual property rights of any other Person, and to AIRNET's Knowledge, no Intellectual Property owned by AIRNET or exclusively licensed by AIRNET from a third Person is infringed upon, misappropriated or otherwise violated by any other entity. Except as set forth on Schedule 2.9(d), AIRNET has not received any charge, complaint, claim, demand, or notice alleging that any item of Intellectual Property owned, licensed, sublicensed, distributed or otherwise used by AIRNET nor any product or service offered for sale, sold, leased, licensed, sublicensed or otherwise distributed or provided by AIRNET, or any other conduct of AIRNET, infringes upon, misappropriates or otherwise violates any intellectual property rights of any other Person.

           (e) No Intellectual Property owned by AIRNET and, to AIRNET's Knowledge, no product, process or service practiced, offered, licensed or sold or under development by AIRNET, infringes or otherwise violates any right of publicity or right of privacy of any Person, or would, except as set forth on
Schedule 2.9(e), give rise to an obligation to render an accounting to any Person as a result of co-authorship, co-invention or an express or implied contract for any use or transfer.

           (f) No breach or default (or event which with notice or lapse of time or both would result in a breach or default) by AIRNET exists or has occurred under any licenses or other contracts by which AIRNET has received from a Person a license, lease or other grant of any interest or rights to any Intellectual Property.

           (g) No current or former employees, principals, investors or independent contractors of AIRNET have any claims or rights to any of the Intellectual Property. All personnel (including employees, agents, consultants and contractors) who have contributed to or participated in the conception and/or development of the Intellectual Property on behalf of AIRNET have executed nondisclosure agreements substantially in the form set forth in
Schedule 2.9(g) and either (A) have been a party to a "work-for-hire" and/or other arrangement or agreements with AIRNET in accordance with applicable law that has accorded AIRNET full, effective, exclusive and original ownership of all tangible and intangible property and Intellectual Property rights thereby arising or relating thereto, or (B) have executed appropriate instruments of assignment in favor of AIRNET as assignee that have irrevocably conveyed to AIRNET effective and exclusive ownership of all tangible and intangible property rights thereby arising and related thereto.

           (h) To AIRNET's knowledge, the Proprietary Rights included in the Intellectual Property (A) have at all times been maintained in strict confidence, (B) have been disclosed by AIRNET only to employees, directors, board observers, and consultants who work with directors or observers representing stockholders of AIRNET who have a "need to know" the contents thereof in connection with the performance of their duties to AIRNET or to such stockholders and who have executed nondisclosure agreements or were subject to nondisclosure obligations, and (C) have not been disclosed to any third party, except those third parties specifically identified in Schedule 2.9(h) on a "need-to-know" basis who have executed nondisclosure agreements with AIRNET. Neither AIRNET nor any other third party has taken any action nor, to the Knowledge of AIRNET failed to take any action that directly or indirectly caused any of such Proprietary Rights to enter the public domain or in any way adversely affect its value to AIRNET or its ownership thereof.

           (i) Except as specifically provided in Schedules 2.9(a) or 2.9(c), the transactions contemplated by this Agreement will not (i) to AIRNET's Knowledge, result in the infringement, misappropriation or other violation by AIRNET of any intellectual property rights of any other Person, (ii) infringe, misappropriate or otherwise violate any intellectual property rights listed on
Schedule 2.9(j), (iii) alter or impair any of AIRNET's rights in any Intellectual Property, or (iv) result in a default under or a breach or violation of, or adversely affect the rights and benefits afforded to AIRNET by, any license, sublicense, nondisclosure agreement or other agreement or instrument relating to the Intellectual Property, or any licenses, franchises, permits or government authorizations listed on Schedule 2.9(b). Except with respect to any Intellectual Property identified on Schedule 2.9(a) as having been "abandoned", AIRNET has taken all necessary and desirable action to maintain and protect each item of Intellectual Property set forth on Schedule 2.9(a).

           (j) AIRNET holds all licenses, franchises, permits and other governmental authorizations, including (without limitation) all export and FCC licenses, which are required for the conduct of any aspect of AIRNET's business, as presently conducted and as conducted at any time since January 1, 1999. AIRNET has delivered to each of INVESTORS an accurate list and description (which is set forth on Schedule 2.9(j)) of all such licenses, franchises, permits and other governmental authorizations, including permits, titles, licenses, franchises and certificates. The licenses, franchises, permits and other governmental authorizations listed on Schedule 2.9(j) are valid and current, and AIRNET has not received any notice that any Governmental Authority intends to cancel, terminate or not renew any such license, franchise, permit or other governmental authorization. AIRNET has conducted and is conducting its business in compliance with the requirements, standards, criteria and conditions set forth in the licenses, franchises, permits and other governmental authorizations listed on Schedule 2.9(j), and all laws and regulations applicable thereto, and is not in violation of any of the foregoing. Except as set forth on Schedule 2.9(j), the consummation of the transactions contemplated hereunder will not alter or impair or require changes to any such license, franchise, permit or other governmental authorization.

     2.10 Environmental Matters. To AIRNET's Knowledge, AIRNET is, and its operations and activities are, and have at all times been, in compliance in all material respects with all applicable Environmental Laws and all Environmental Permits. To AIRNET's Knowledge, all past noncompliance of AIRNET with Environmental Laws or Environmental Permits (if any) has been completely resolved without any pending, ongoing or future obligation, cost or liability. To AIRNET's Knowledge, AIRNET has not released a Hazardous Material at, or transported a Hazardous Material to or from, any real property currently or formerly owned, leased or occupied by AIRNET in amounts that violate, or would require remediation under, any Environmental Law. To AIRNET's Knowledge, AIRNET has not received any notice, demand, suit or information request pursuant to any Environmental Law, and has no reason to believe any such notice, demand, suit or information request will be forthcoming. To AIRNET's Knowledge, no property to which AIRNET or any Person on behalf of AIRNET sent waste is listed on any regulatory list of contaminated properties, including but not limited to the National Priorities List promulgated pursuant to CERCLA, the Comprehensive Environmental Response, Compensation and Liability Information System or CERCLIS or any federal, state or local counterpart.

     2.11 Personal Property. AIRNET has delivered to each of INVESTORS an accurate list (which is set forth on Schedule 2.11) of (a) all personal property with a net book market value individually in excess of $50,000 which is included (or that will be included) in "depreciable plant, property and equipment" (or similarly named line item) on the balance sheet of AIRNET as of the Balance Sheet Date, (b) all other personal property owned by AIRNET with a value individually in excess of $50,000 (i) as of the Balance Sheet Date and (ii) acquired since the Balance Sheet Date and (c) all leases and agreements in respect of personal property with a value individually in excess of $50,000, including, in the case of each of (a), (b) and (c), (1) true, complete and correct copies of all such leases which have been provided to each of INVESTORS' respective legal counsel and (2) a listing of the capital costs of all such assets which are subject to capital leases. Except as set forth on Schedule 2.11, (i) all personal property with a value individually in excess of $50,000 used by AIRNET in its business is either owned by AIRNET or leased by AIRNET pursuant to a lease included on Schedule 2.11, (ii) all of the personal property listed on Schedule 2.11 is in good working order and condition, ordinary wear and tear excepted, and (iii) all leases and agreements included on Schedule 2.11 are in full force and effect and constitute valid and binding agreements of AIRNET, and to AIRNET's Knowledge, of the other parties (and their successors) thereto in accordance with their respective terms.

     2.12 Significant Customers; Material Contracts and Commitments. AIRNET has delivered to each of INVESTORS an accurate list (which is set forth on Schedule 2.12) of all significant customers, it being understood and agreed that a "significant customer," for purposes of this Section 2.12, means a customer (or Person or entity) representing 5% or more of AIRNET's annual revenues as of the Balance Sheet Date. Except to the extent set forth on Schedule 2.12, none of AIRNET's significant customers has canceled or substantially reduced or, to the knowledge of AIRNET, is currently attempting or threatening to cancel, a contract or substantially reduce utilization of the services provided by AIRNET.
Schedule 2.12 also contains a list of all significant suppliers of AIRNET, it being understood and agreed that a "significant supplier," for purposes of this
Section 2.12, means a supplier that provides materials, products, or Intellectual Property to AIRNET that are essential to the production, manufacture, assembly, sale, or distribution by AIRNET of any products, goods or services sold or performed by AIRNET in the ordinary course of its business.

     Except as listed or described on Schedule 2.12, as of or on the date hereof, AIRNET is not a party to or bound by, nor do there exist any, contracts relating to or in any way affecting the operation or ownership of AIRNET's business that are of a type described below:

           (a) any collective bargaining arrangement with any labor union or any such agreement currently in negotiation or proposed;

           (b) any contract for capital expenditures or the acquisition or construction of fixed assets for or in respect of real property other than in AIRNET's ordinary course of business in excess of $50,000;

           (c) any contract with a term in excess of one year for the purchase, maintenance, acquisition, sale or furnishing of materials, supplies, merchandise, machinery, equipment, parts or other property or services (except that AIRNET need not list any such contract made in the ordinary course of business which requires aggregate future payments of less than $50,000);

           (d) any contract relating to the borrowing of money, or the guaranty of another person's borrowing of money, including, without limitation, all notes, mortgages, indentures and other obligations, agreements and other instruments for or relating to any lending or borrowing, including assumed indebtedness;

           (e) any contract granting any person a lien on any of the assets of AIRNET, in whole or in part;

           (f) any contract for the cleanup, abatement or other actions in connection with Hazardous Materials, the remediation of any existing environmental liabilities or relating to the performance of any environmental audit or study;

           (g) any contract granting to any person a first-refusal, first-offer or similar preferential right to purchase or acquire any of the assets of AIRNET's business other than in the ordinary course of business;

           (h) any contract under which AIRNET is

               (i) a lessee or sublessee of any machinery, equipment, vehicle or other tangible personal property or real property, or

               (ii) a lessor of any real property or tangible personal property owned by AIRNET, in either case having an original value in excess of $50,000;

           (i) any contract providing for the indemnification of any officer, director, employee or other person, where such indemnification may exceed the sum of $50,000;

           (j) any joint venture or partnership contract; and

           (k) any other contract with a term in excess of one year, whether or not made in the ordinary course of business, which involves payments to or from AIRNET in excess of $50,000.

AIRNET has provided to each of INVESTORS a true and complete copy of each written Material Contract, including all amendments or other modifications thereto. Except as set forth on Schedule 2.12, each Material Contract is a valid and binding obligation of AIRNET, enforceable against AIRNET in accordance with its terms (subject to defenses that may be available to AIRNET), and is in full force and effect. Except as set forth on Schedule 2.12, AIRNET has performed all obligations required to be performed by it under each Material Contract and neither AIRNET nor, to the knowledge of AIRNET, any other party to any Contract, is (with or without the lapse of time or the giving of notice or both) in breach or default in any material respect thereunder; and there exists no condition which, to the knowledge of AIRNET, would constitute a breach or default thereunder. AIRNET has not been notified that any party to any Material Contract intends to cancel, terminate, not renew or exercise an option under any Material Contract, whether in connection with the transactions contemplated hereby or otherwise.

     2.13  Real Property.

           (a) AIRNET owns no real property.

           (b) Schedule 2.13(b) includes an accurate list of real property leases to which AIRNET is a party and an indication as to which such properties, if any, are currently owned, or were formerly owned, by Affiliates of AIRNET. Counsel to each of INVESTORS has been provided with true, complete and correct copies of all leases and agreements in respect of such real property leased by AIRNET. Except as set forth on Schedule 2.13(b), all of such leases included on
Schedule 2.13(b) are in full force and effect and constitute valid and binding agreements of AIRNET and, to AIRNET's knowledge, of the parties (and their successors) thereto in accordance with their respective terms.

     2.14  Insurance.

           (a) AIRNET has delivered to each of INVESTORS:

               (i) true and complete copies of all policies of insurance to which AIRNET is a party or under which AIRNET, or any director of AIRNET, is or has been covered at any time within two years preceding the date of this Agreement;

               (ii) true and complete copies of all pending applications for policies of insurance; and

               (iii) any statement by the auditor of AIRNET's financial statements with regard to the adequacy of such entity's coverage or of the reserves for claims.

*          (b) Schedule 2.14(b) describes:

               (i) any self-insurance arrangement by or affecting AIRNET, including any reserves established thereunder; any contract or arrangement, other than a policy of insurance, for the transfer or sharing of any risk by AIRNET; and

               (ii) all obligations of AIRNET to third parties with respect to insurance (including such obligations under leases and service agreements), and identifies the policy under which such coverage is provided.

           (c) Schedule 2.14(c) sets forth, by year, for the current policy year and each of the preceding two policy years:

               (i)     a summary of the loss experience under each policy;

               (ii) a statement describing each claim under an insurance policy for an amount in excess of $5,000, which sets forth:

                       (A)  the name of the claimant;
                       (B) a description of the policy by insurer, type of insurance and period of coverage; and
                       (C) the amount and a brief description of the claim (excluding any confidential information relating to the medical or dental condition of any claimant); and

               (iii) a statement describing the loss experience for all claims that were self-insured, including the number and aggregate cost of such claims.

           (d) Except as set forth on Schedule 2.14(d):

               (i) All policies to which AIRNET is a party or that provide coverage to AIRNET:
                       (A)  are valid, outstanding and enforceable;
                       (B) are sufficient for compliance with all legal requirements and Material Contracts to which AIRNET is a party or by which it is bound; and
                       (C) will be in full force and effect upon the Closing in accordance with their respective terms;

               (ii)    AIRNET has not received:

                       (A) any refusal of coverage or any notice that a defense will be afforded with reservation of rights, or

                       (B) any notice of cancellation or any other indication that any insurance policy is no longer in full force or effect or will not be renewed or that the issuer of any policy is not willing or able to perform its obligations thereunder;

               (iii) AIRNET has paid all premiums due, and has otherwise performed all of its obligations, under each policy to which it is a party or that provides coverage to it or any director thereof

               (iv) AIRNET has given notice to the insurer of all claims known by it to be insured thereby.

     2.15  Compensation; Employment Agreements; Organized Labor Matters.

           (a) AIRNET has delivered to each of INVESTORS an accurate list (which is set forth on Schedule 2.15) showing all officers, directors and key employees of AIRNET, listing all employment agreements with such officers, directors and key employees and the rate of compensation (and the portions thereof attributable to salary, bonus and other compensation, respectively) of each of such Persons as of (i) the Balance Sheet Date, and (ii) if different, the date hereof. AIRNET has provided to each of INVESTORS true, complete and correct copies of any employment agreements for persons listed on Schedule 2.15. Since the Balance Sheet Date, there have been no increases in the compensation payable or any special bonuses to any officer, director, key employee or other employee, except ordinary salary increases implemented on a basis consistent with past practices.

           (b) Except as set forth on Schedule 2.15, there is no, and within the last three (3) years AIRNET has not experienced any, strike, picketing, boycott, work stoppage or slowdown, other labor dispute, union organizational activity, allegation, charge or complaint of unfair labor practice, employment discrimination or other matters relating to the employment of labor, pending or, to AIRNET's knowledge, threatened against AIRNET; nor is there, to the knowledge of AIRNET, any basis for any such allegation, charge or complaint. There is no request directed to AIRNET for union or similar representation pending and, to AIRNET's knowledge, no question concerning representation has been raised. To AIRNET's knowledge, no key employee and no group of employees has any plans to terminate employment with AIRNET. AIRNET has complied in all material respects with all applicable laws relating to the employment of labor, including provisions thereof relating to wages, hours, equal opportunity, collective bargaining and the payment of social security and other taxes. AIRNET is not liable for any arrearages of wages or any taxes or penalties for failure to comply with any such laws, ordinances or regulation.

     2.16 Employee Plans. AIRNET has delivered to each of INVESTORS an accurate listing (which is set forth on Schedule 2.16) showing all Benefit Plans of AIRNET, together with true, complete and correct copies of such Benefit Plans, agreements and any trusts related thereto, and classifications of employees covered thereby as of the Balance Sheet Date. AIRNET is not required to contribute to any Benefit Plan pursuant to the provisions of any collective bargaining agreement establishing the terms and conditions of employment of any of AIRNET's employees.

     2.17 Compliance with ERISA. All Benefit Plans that are intended to qualify under Section 401(a) of the Code are and have been so qualified and have been determined by the Internal Revenue Service to be qualified in form, and copies of such determination letters have been delivered to INVESTOR's counsel. All reports and other documents required to be filed with any Governmental Authority or distributed to plan participants or beneficiaries (including, without limitation, Form 5500) have been timely filed or distributed, and copies thereof have been provided to INVESTORS. To AIRNET's Knowledge, neither AIRNET, any such Benefit Plan, nor any "disqualified person" or "party in interest" as such terms are defined in Section 4975 of the Code or Section 3(14) of ERISA has engaged in any material transaction prohibited under the provisions of Section 4975 of the Code or Section 406 of ERISA.

No Benefit Plan has incurred an accumulated funding deficiency, as defined in
Section 412(a) of the Code and Section 302(1) of ERISA, and AIRNET has not incurred any liability for excise tax or penalty due to the Internal Revenue Service nor any liability to the PBGC. AIRNET further represent that:

           (a) There have been no terminations, partial terminations or any discontinuance of contributions to any such Benefit Plan intended to qualify under Section 401 (a) of the Code without notice to and approval by the Internal Revenue Service;

           (b) No such Benefit Plan subject to the provisions of Title IV of ERISA has been terminated;

           (c) There have been no "reportable events" (as that phrase is defined in Section 4043 of ERISA) with respect to any Benefit Plan;

           (d) AIRNET has not incurred liability under Section 4062 of ERISA;

           (e) No circumstances exist pursuant to which AIRNET could have any material direct or indirect liability whatsoever (including, but not limited to, any liability to any multi-employer plan or the PBGC under Title IV of ERISA or to the Internal Revenue Service for any excise tax or penalty, or being subject to any statutory lien to secure payment of any such liability) with respect to any Benefit Plan now or heretofore maintained or contributed to by any entity other than AIRNET that is, or at any time was, a member of a "controlled group" (as defined in Section 412(n)(6)(B) of the Code) that includes AIRNET;

           (f) AIRNET is not now, nor can it as a result of its past activities become, liable to the PBGC or to any multi-employer employee pension benefit plan under the provisions of Title IV of ERISA;

           (g) All Benefit Plans and the administration thereof are in substantial compliance with their terms and all applicable provisions of ERISA and the regulations issued thereunder, as well as with all other applicable federal, state and local statutes, ordinances and regulations;

           (h) All accrued contribution obligations of AIRNET with respect to any Benefit Plan have either been fulfilled in their entirety or are fully reflected on the balance sheet of AIRNET as of the Balance Sheet Date.

           (i) No claim, lawsuit, arbitration or other action has been threatened, asserted, or instituted against any Benefit Plan or related trust, any trustee or fiduciaries thereof, AIRNET, or any director, officer or employee thereof;

           (j) No Benefit Plan is under audit or investigation by any Governmental Authority and no such completed audit, if any, has resulted in the imposition of any tax or penalty;

           (k) Each Benefit Plan intended to meet requirements for tax-favored treatment under Sections 79, 106, 117, 120, 125, 127, 129 or 132 of the Code satisfies the applicable requirements under the Code;

           (l) With respect to each Benefit Plan that is funded fully or partially through an insurance policy, AIRNET has no material liability in the nature of retroactive rate adjustment, loss sharing arrangement or other actual or contingent liability arising wholly or partially out of events occurring on or before the Balance Sheet Date;

           (m) The consummation of the transactions contemplated by this Agreement will not give rise to any liability, including, without limitation, liability for severance pay, unemployment compensation or termination pay, or accelerate the time of payment or vesting or increase the amount of compensation or benefits due to any current, former, or retired employee or their beneficiaries solely by reason of such transactions;

           (n) Except as set forth on Schedule 2.17(n), neither AIRNET nor any member of a "controlled group" which includes AIRNET maintains, contributes to, or in any way provides for any benefits of any kind whatsoever (other than under Section 4980B of the Code or Title I, Subtitle B, Part 6 of ERISA, the federal Social Security Act or a plan qualified under Section 401(a) of the Code) to any current or future retiree or terminated employee;

           (o) Neither AIRNET nor any officer or employee thereof, has made any promises or commitments, whether legally binding or not, to create any additional plan, agreement or arrangement, or to modify or change any existing Benefit Plan; and

           (p) AIRNET has complied in all material respects with the requirements of Section 4980B of the Code and Title I, Subtitle B, Part 6 of ERISA.

     2.18 Conformity with Law; Litigation. Except as set forth on Schedule 2.18, AIRNET has complied with all laws, rules, regulations, writs, injunctions, decrees, and orders applicable to it or to the operation of its business (collectively, "Laws") and has not received any notice of any alleged claim or threatened claim, violation of, liability or potential responsibility under, any such Law which has not heretofore been cured and for which there is no remaining liability. Without limiting the generality of the foregoing, AIRNET has complied with all applicable federal, state and local Laws relating to the sale, distribution or registration of securities, or to any Laws relating to antitrust and trade regulation.

     Except to the extent set forth on Schedule 2.7 or as set forth on Schedule
2.18 (which shall disclose the parties to, nature of, and relief sought for each matter to be disclosed on Schedule 2.18):

           (a) There is no suit, action, proceeding, claim, order or, to AIRNET's Knowledge, investigation pending or, to AIRNET's Knowledge, threatened against either AIRNET or any Benefit Plan, or any fiduciary of any such Benefit Plan or, to the Knowledge of AIRNET, pending or threatened against any of the officers, directors or employees of AIRNET with respect to its business or proposed business activities or to which AIRNET is otherwise a party, which would have a Material Adverse Effect on AIRNET, before any court, or before any Governmental Authority (collectively, "Claims"); nor, to AIRNET's Knowledge, is there any basis for any such Claims.

           (b) AIRNET is not subject to any judgment, order or decree of any court or Governmental Authority; AIRNET has not received any opinion or memorandum from legal counsel to the effect that it is exposed, from a legal standpoint, to any liability or disadvantage which may be material to its business. AIRNET is not engaged in any legal action to recover monies due it or for damages sustained by it.

           (c) AIRNET's current insurance is adequate to cover all pending or threatened Claims, AIRNET has given all required notice of such Claims to its appropriate insurance carrier(s) and/or all such claims have been fully reserved for on the Financial Statements. Schedule 2.18 lists the insurer for each Claim covered by insurance or designates each Claim, or portion of each Claim, as uninsured and the individual and aggregate policy limits for the insurance covering each insured Claim and the applicable policy deductibles for each insured Claim.

Schedule 2.18 sets forth all closed litigation matters to which AIRNET was a party during the three (3) years preceding the Closing, the date such litigation was commenced and concluded, and the nature of the resolution thereof (including amounts paid in settlement or judgment).

     2.19  Taxes. Except as set forth on Schedule 2.19:

           (a) To AIRNET's Knowledge, all Returns required to have been filed by or with respect to AIRNET have been duly filed, and each such Return correctly and completely reflects the Tax liability and all other information required to be reported thereon. All Taxes with respect to items or periods covered by all such Returns (whether or not shown on any Return) owed by AIRNET have been paid.

           (b) To AIRNET's Knowledge, the provisions for Taxes due by AIRNET in the Financial Statements are sufficient for all unpaid Taxes, being current taxes not yet due and payable, of AIRNET.

           (c) AIRNET is not a party to any agreement extending the time within which to file any Return. No claim has ever been made by any Taxing Authority in a jurisdiction in which AIRNET does not file Returns that it is or may be subject to taxation by that jurisdiction that is unresolved or if adversely determined would have a Material Adverse Effect on AIRNET.

           (d) AIRNET has withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, creditor, independent contractor or other third party.

           (e) There is no dispute or claim concerning any Tax liability of AIRNET either (i) claimed or raised by any Taxing Authority or (ii) otherwise known to AIRNET. No issues have been raised in any examination by any Taxing Authority with respect to AIRNET which, by application of similar principles, reasonably could be expected to result in a proposed deficiency for any other period not so examined. Schedule 2.19(e) lists all federal, state, local and foreign income Tax Returns filed by AIRNET for all taxable periods ended on or after January 1, 1999, indicates those Returns, if any, that have been audited, and indicates those Returns that currently are the subject of audit. AIRNET has delivered to INVESTORS complete and correct copies of all federal, state, local and foreign income Tax Returns filed by, and all Tax examination reports and statements of deficiencies assessed against or agreed to by, AIRNET since January 1, 1999.

           (f) AIRNET has not waived any statute of limitations, the waiver of which remains in effect on the date hereof, in respect of Taxes or agreed to any extension of time with respect to any Tax assessment or deficiency.

           (g) AIRNET has not made any payments, and, except for certain payments that might be made pursuant to the terms of AIRNET's employment agreement with Glenn Ehley, is not obligated to make any payments, and is not a party to any agreement that under certain circumstances could require it to make any payments, that are not deductible (i) under Section 280G of the Code or (ii) as compensation under Section 162(m) of the Code or any similar provision under state and/or local law.

           (h) AIRNET is not a party to any Tax allocation or sharing agreement.

           (i) AIRNET is not a party to any joint venture, partnership or other arrangement that is treated as a partnership for federal income Tax purposes.

           (j) To AIRNET's Knowledge, the Internal Revenue Service has not proposed or threatened accounting method changes of AIRNET that could give rise to an adjustment under Section 481 of the Code for periods after the Closing Date.

           (k) AIRNET has not received any written ruling of a Taxing Authority related to Taxes or entered into any written and legally binding agreement with a Taxing Authority relating to Taxes.

           (l) AIRNET has disclosed (in accordance with Section
6662(d)(2)(B)(ii) of the Code) on its federal income Tax Returns all positions taken therein that could give rise to a substantial understatement of federal income Tax within the meaning of Section 6662(d) of the Code.

           For purposes of this Section 2.19, the following definitions shall apply:

           "Returns" means any returns, reports or statements (including any information returns) required to be filed for purposes of a particular Tax with any Taxing Authority or Governmental Authority.

           "Tax" or "Taxes" means all federal, state, local or foreign net or gross income, gross receipts, net proceeds, sales, use, ad valorem, value added, franchise, bank shares, withholding, payroll, employment, excise, property, deed, stamp, alternative or add-on minimum, environmental or other taxes, assessments, duties, fees, levies or other governmental charges similar to taxes, whether disputed or not, together with any interest, penalties, additions to tax or additional amounts with respect thereto.

           "Taxing Authority" means any Governmental Authority, board, bureau, body, department or authority of any United States federal, state or local jurisdiction or any foreign jurisdiction, having jurisdiction with respect to any Tax.

     2.20 No Violations. AIRNET is not in violation of any AIRNET Charter Document nor is AIRNET in default under any Material Contract; and, except as set forth on Schedule 2.20, (a) the rights and benefits of AIRNET under the Material Contracts will not be adversely affected by the transactions contemplated hereby, and (b) the execution of this Agreement and the performance by AIRNET of their obligations hereunder and the consummation by AIRNET of the transactions contemplated hereby will not (i) result in any violation or breach of, or constitute a default under, any of the terms or provisions of the Material Contracts or the AIRNET Charter Documents, or (ii) require the consent, approval, waiver of any acceleration, termination or other right or remedy or action of or by, or make any filing with or give any notice to, any other party. Except as set forth on Schedule 2.20, none of the Material Contracts requires notice to, or consent or approval of, any Governmental Authority or other third party with respect to any of the transactions contemplated hereby in order to remain in full force and effect and consummation of the transactions contemplated hereby will not give rise to any right to termination, cancellation or acceleration or loss of any material right or benefit. None of AIRNET's Material Contracts with customers prohibits the use or publication by AIRNET or INVESTORS of the name of any other party to such Material Contracts. Except as set forth on Schedule 2.20, none of the Material Contracts prohibits or restricts AIRNET from freely providing services to any other customer or potential customer of AIRNET.

     2.21 Business Conduct. Except as set forth on Schedule 2.21, since January 1, 2002, AIRNET has conducted its business only in the ordinary course consistent with past custom and practices and has incurred no liabilities other than in the ordinary course of business consistent with past custom and practices. Except as forth on Schedule 2.21, since January 1, 2002, there has not been any:

           (a) Material adverse change in AIRNET's operations, condition (financial or otherwise), operating results, assets, liabilities, employee, customer or supplier relations or business prospects;

           (b) Damage, destruction or loss of any property owned by AIRNET or used in the operation of the business, whether or not covered by insurance, having a replacement cost or fair market value in excess of $10,000 affecting AIRNET's property, financial status or the business;

           (c) Voluntary or involuntary sale, transfer, surrender, abandonment or other disposition of any kind by AIRNET of any assets or property rights (tangible or intangible), having a replacement cost or fair market value in excess of $10,000, except in each case the sale of inventory and collection of accounts in the ordinary course of business consistent with past custom and practices;

           (d) Loan or advance by AIRNET to any party other than sales to customers on credit in the ordinary course of business consistent with past custom and practices;

           (e) Declaration, setting aside, or payment of any dividend or other distribution in respect to AIRNET's capital stock, any direct or indirect redemption, purchase, or other acquisition of such stock, or the payment of principal or interest on any note, bond, debt instrument or debt to any Affiliate;

           (f) Incurrence of debts, liabilities or obligations except current liabilities incurred in connection with or for services rendered or goods supplied in the ordinary course of business consistent with past custom and practices, liabilities on account of taxes and governmental charges but not penalties, interest or fines in respect thereof, and obligations or liabilities incurred by virtue of the execution of this Agreement;

           (g) Issuance by AIRNET of any notes, bonds, or other debt securities or any equity securities or securities convertible into or exchangeable for any equity securities;

           (h) Cancellation, waiver or release by AIRNET of any debts, rights or claims, except in each case in the ordinary course of business consistent with past custom and practices;

           (i) Amendment of AIRNET's Certificate of Incorporation or By-Laws;

           (j) Amendment or termination of any Material Contract, other than expiration of such contract in accordance with its terms;

           (k) Change in accounting principles, methods or practices (including, without limitation, any change in depreciation or amortization policies or rates) utilized by AIRNET;

           (l) Discharge or satisfaction of any material liability, encumbrance or payment of any material obligation or liability, other than current liabilities paid in the ordinary course of business consistent with past custom and practices or cancellation of any debts or claims;

           (m) Sale or assignment by AIRNET of any tangible assets other than in the ordinary course of business;

           (n) Capital expenditures or commitments therefor by AIRNET other than in the ordinary course of business in excess of $10,000 in the aggregate;

           (o) Charitable contributions or pledges by AIRNET in excess of $5,000 in the aggregate;

           (p) Mortgage, pledge or other encumbrance of any asset of AIRNET other than in the ordinary course of business;

           (q) Adoption, amendment or termination of any Benefit Plan;

           (r) Increase in the benefits provided under any Benefit Plan; or

           (s) An occurrence or event not included in clauses (a) through (r) that has resulted or might be expected to have a Material Adverse Effect on AIRNET.

     2.22 Deposit Accounts; Powers of Attorney. AIRNET has delivered to each of INVESTORS an accurate schedule (which is set forth on Schedule 2.22) as of the date of this Agreement of:

           (a) the name of each financial institution in which AIRNET has accounts or safe deposit boxes;

           (b) the names in which the accounts or boxes are held;

           (c) the type of account and account number; and

           (d) the name of each person authorized to draw thereon or have access thereto.

Schedule 2.24 also sets forth the name of each person, corporation, firm or other entity holding a general or special power of attorney from AIRNET and a description of the terms of such power of attorney.

     2.23 Relations with Governments. AIRNET has not made, offered or agreed to offer anything of value to any governmental official, political party or candidate for government office nor has it otherwise taken any action which would cause AIRNET to be in violation of the Foreign Corrupt Practices Act of 1977, as amended, or any law of similar effect.

     2.24 Disclosure. The representations and warranties of AIRNET contained in this Agreement, the schedules to this Agreement provided by AIRNET, the certificates and the other documents furnished by AIRNET to INVESTORS pursuant hereto, taken as a whole, present fairly the business and operations of AIRNET for the time periods with respect to which such information was requested. AIRNET's rights under the documents delivered pursuant hereto would not be materially adversely affected by, and no statement made herein would be rendered untrue in any material respect by, any other document to which AIRNET is a party, or to which its properties are subject, or to AIRNET's Knowledge, by any other fact or circumstance regarding AIRNET (which fact or circumstance was, or should reasonably, after due inquiry, have been known to AIRNET) that is not disclosed pursuant hereto or thereto.

     2.25 Prohibited Activities. Except as set forth on Schedule 2.25, AIRNET has not, between the Balance Sheet Date and the date hereof, taken any of the actions set forth in Section 5.3.

     2.26 Affiliate Transactions. Schedule 2.26 sets forth the parties to and the date, nature and amount of (a) each transaction or series of similar transactions (other than payments of salary and bonus which are reflected as line items in the Financial Statements) involving the transfer of any cash, property or rights in which the amount involved individually or collectively exceeded $5,000 to or from AIRNET from, to, or for the benefit of any stockholder, former stockholder, Affiliate or former Affiliate of AIRNET ("Affiliate Transactions") during the period commencing December 6, 1999 through the date hereof, and (b) any existing commitments of AIRNET to engage in the future in any Affiliate Transactions. Each Affiliate Transaction was effected on terms equivalent to those which would have been established in an arm's-length negotiation, except as disclosed on Schedule 2.26 or as disclosed in SEC filings.

     2.27 HSR Compliance. The Company has fully complied with the requirements of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act") and no additional step are required to be taken under the HSR Act in connection this Agreement or the transactions contemplated by this Agreement.

     2.28 Misrepresentation. None of the representations and warranties set forth in this Agreement, the certificates and the other documents furnished to INVESTORS pursuant hereto, taken as a whole, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements contained herein or therein not misleading.

     2.29 Delivery of Documents; Securities Law Matters. AIRNET has made available to each of INVESTORS its (a) 2001 Annual Report on Form 10-K, and (b) Quarterly Report on Form 10-Q for the quarter ended September 30, 2002 (collectively, the "AIRNET SEC Reports"). As of their respective dates, the AIRNET SEC Reports did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. Since November 29, 1999, AIRNET has filed all forms, reports and documents with the SEC required to be filed by it pursuant to the 1933 Act and the 1934 Act and the rules and regulations promulgated thereunder, each of which complied as to form, at the time such form, document or report was filed, in all material respects with the applicable requirements of the 1933 Act and the 1934 Act and the applicable rules and regulations promulgated thereunder.

     2.30 The Nasdaq Stock Market Listing. Except as set forth on Schedule 2.30, All necessary filings have been made as required, all listing requirements have been met and all filing fees have been paid to effect the continued listing of the AIRNET Common Stock on The Nasdaq Stock Market prior to and after the Closing Date.

     2.31 Business Plan. AIRNET has provided to INVESTORS an updated business plan, dated January 18, 2003 (the "Business Plan"). Except as disclosed on
Schedule 2.31, to AIRNET's Knowledge, the factual assumptions underlying the Business Plan are correct, and the assumptions in the Business Plan with respect to future operations are reasonable.

3.   REPRESENTATIONS OF TECORE

     TECORE represents and warrants to AIRNET that all of the following representations and warranties in this Section 3 are true and correct at the date of this Agreement and shall be true and correct on the Closing Date, and that such representations and warranties shall survive the Closing Date for a period of twenty-four (24) months.

     3.1 Due Organization. TECORE is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Texas, and is duly authorized and qualified to do business under all applicable laws, regulations, ordinances and orders of public authorities to carry on its business in the places and in the manner as now conducted, to own or hold under lease the properties and assets it now owns or holds under lease, and to perform all of its obligations under any material agreement to which it is a party or by which its properties are bound.

     3.2 Authorization. The representatives of TECORE executing this Agreement have the authority to execute and deliver this Agreement and to bind TECORE to perform its obligations hereunder. The execution and delivery of this Agreement by TECORE and the performance by TECORE of its obligations under this Agreement and the consummation by TECORE of the transactions contemplated hereby have been, or will have been on or before the date of the Closing, duly authorized by all necessary corporate action in accordance with applicable law and the Certificate of Incorporation and By-Laws of TECORE. This Agreement constitutes the valid and binding obligation of TECORE, enforceable in accordance with its terms.

     3.3   Securities Laws.

           (a) This Agreement is made with AIRNET's reliance upon TECORE's representations to AIRNET, which by the acceptance hereof TECORE hereby confirms, that the Warrants, the Notes and the shares of Common Stock underlying the Notes (the "Note Shares", and together with the Warrants and Notes, the "Securities") will be acquired for investment for its own account, not as a nominee or agent, and not with a view to the sale or distribution of all or any part thereof absent the registration of such Securities under the 1933 Act or pursuant to a valid exemption from such registration requirements, and each Investor has no present intention of selling, granting participation in, or otherwise distributing the same. By executing this Agreement, TECORE further represents that it does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participation to such person, or to any third person, with respect to any of the Securities.

           (b) TECORE understands that the Securities are not registered under the 1933 Act on the ground that the sale provided for in this Agreement and the issuance of the Securities hereunder are being made in reliance upon an exemption from the registration requirements of the Act pursuant to Section 4(2) thereof as a transaction by an issuer not involving a public offering, and is similarly exempt under any other applicable securities laws, and that AIRNET's reliance on such exemptions is predicated on TECORE's representations set forth herein.

           (c) TECORE represents that it has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of its investment, and has the ability to bear the economic risks of its investment. TECORE further represents that it has had access, during the course of the transaction and prior to the purchase of the Securities, to information concerning AIRNET and that it has had during the course of the transaction and prior to the purchase of the Securities, the opportunity to ask questions of, and receive answers from, AIRNET concerning the terms and conditions of the offering and AIRNET's business, management and financial affairs, and to obtain additional information (to the extent AIRNET possessed such information or could acquire it without unreasonable effort or expense) necessary to verify the accuracy of any information furnished to it or to which it had access.

           (d) TECORE represents that it is an "accredited investor" as defined in Rule 501 of Regulation D promulgated under the Act.

           (e) TECORE understands that the Securities may not be sold, transferred or otherwise disposed of without registration under the 1933 Act and any applicable state securities laws absent an exemption therefrom, and that in the absence of an effective registration statement covering the Securities, or an available exemption from registration under the 1933 Act and any applicable state securities laws, the Securities must be held indefinitely. In particular, TECORE is aware that the Securities may not be sold pursuant to SEC Rule 144 unless all the conditions of that Rule are met. Among the conditions for use of Rule 144 may be the availability of current and adequate information to the public about AIRNET. TECORE represents that, in the absence of an effective registration statement covering the Securities, it shall not sell, transfer or otherwise dispose of the Securities except in a manner consistent with the representations set forth herein and pursuant to an available exemption.

           (f) TECORE agrees that in no event will it sell, transfer or otherwise dispose of any of the Securities (other than pursuant to an effective registration statement under the 1933 Act and any applicable state securities laws), unless and until TECORE or its proposed transferee has complied with any restrictions on transfer in the Registration Rights Agreement. TECORE acknowledges that it will be subject to AIRNET's Insider Trading Policy.

4.   REPRESENTATIONS OF SCP

     SCP represents and warrants to AIRNET that all of the following representations and warranties in this Section 4 are true and correct at the date of this Agreement and shall be true and correct on the Closing Date, and that such representations and warranties shall survive the Closing Date for a period of twenty-four (24) months.

     4.1 Due Organization. SCP is a limited partnership duly formed and validly existing under the laws of the State of Delaware, and is duly authorized and qualified to do business under all applicable laws, regulations, ordinances and orders of public authorities to carry on its business in the places and in the manner as now conducted, to own or hold under lease the properties and assets it now owns or holds under lease, and to perform all of its obligations under any material agreement to which it is a party or by which its properties are bound.

     4.2 Authorization. The representatives of SCP executing this Agreement have the authority to execute and deliver this Agreement and to bind SCP to perform its obligations hereunder. The execution and delivery of this Agreement by SCP and the performance by SCP of its obligations under this Agreement and the consummation by SCP of the transactions contemplated hereby have been, or will have been on or before the date of the Closing, duly authorized by all necessary action in accordance with applicable law and the limited partnership agreement of SCP. This Agreement constitutes the valid and binding obligation of SCP, enforceable in accordance with its terms.

     4.3   Securities Laws.

           (a) This Agreement is made with AIRNET's reliance upon SCP's representations to AIRNET, which by the acceptance hereof of SCP hereby confirms, that the Notes and Note Shares to be acquired by SCP and all shares of AIRNET's Common Stock to be acquired by SCP pursuant to the terms of this Agreement will be acquired for investment for its own account, not as a nominee or agent, and not with a view to the sale or distribution of all or any part thereof absent the registration of such Notes and Note Shares under the 1933 Act or pursuant to a valid exemption from such registration requirements, and each Investor has no present intention of selling, granting participation in, or otherwise distributing the same. By executing this Agreement, SCP further represents that it does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participation to such person, or to any third person, with respect to any of the Notes or Note Shares.

           (b) SCP understands that the Notes and Note Shares may not be registered under the 1933 Act on the ground that the sale provided for in this Agreement and the issuance of the Notes and Note Shares hereunder are being made in reliance upon an exemption from the registration requirements of the Act pursuant to Section 4(2) thereof as a transaction by an issuer not involving a public offering, and is similarly exempt under any other applicable securities laws, and that AIRNET's reliance on such exemptions is predicated on SCP's representations set forth herein.

           (c) SCP represents that it is experienced in evaluating and investing in companies such as AIRNET, is able to fend for itself in the transactions contemplated by this Agreement, has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of its investment, and has the ability to bear the economic risks of its investment. SCP further represents that it has had access, during the course of the transaction and prior to the purchase of the Notes and Note Shares, to information concerning AIRNET and that it has had during the course of the transaction and prior to the purchase of the Notes, the opportunity to ask questions of, and receive answers from, AIRNET concerning the terms and conditions of the offering and AIRNET's business, management and financial affairs, and to obtain additional information (to the extent AIRNET possessed such information or could acquire it without unreasonable effort or expense) necessary to verify the accuracy of any information furnished to it or to which it had access.

           (d) SCP represents that it is an "accredited investor" as defined in Rule 501 of Regulation D promulgated under the Act.

           (e) SCP understands that the Notes and Note Shares may not be sold, transferred or otherwise disposed of without registration under the 1933 Act and any applicable state securities laws absent an exemption therefrom, and that in the absence of an effective registration statement covering the Notes and Note Shares, or an available exemption from registration under the 1933 Act and any applicable state securities laws, the Notes and Note Shares must be held indefinitely. In particular, SCP is aware that the Notes and Note Shares may not be sold pursuant to SEC Rule 144 promulgated under the 1933 Act unless all the conditions of that Rule are met. Among the conditions for use of Rule 144 may be the availability of current and adequate information to the public about AIRNET. SCP represents that, in the absence of an effective registration statement covering the Notes and Note Shares, it shall not sell, transfer or otherwise dispose of the Notes and Note Shares except in a manner consistent with the representations set forth herein and pursuant to an available exemption.

           (f) SCP agrees that in no event will it sell, transfer or otherwise dispose of any of the Notes and Note Shares (other than pursuant to an effective registration statement under the 1933 Act and any applicable state securities laws), unless and until SCP or its proposed transferee has complied with any restrictions on transfer in the Registration Rights Agreement. SCP acknowledges that it will be subject o AIRNET's Insider Trading Policy.

5.   COVENANTS PRIOR TO CLOSING

     5.1   Access and Cooperation; Due Diligence.

           (a) Between the date of this Agreement and the Closing Date, AIRNET will afford to the officers and authorized representatives of each of INVESTORS access during business hours to all of AIRNET's sites, properties, books and records and will furnish each of INVESTORS with such additional financial and operating data and other information as to the business and properties of AIRNET as either of INVESTORS may from time to time reasonably request. AIRNET will cooperate with each of

INVESTORS and their representatives, including each INVESTOR'S auditors and counsel, in the preparation of any documents or other materials which may be required in connection with the transactions contemplated by this Agreement. INVESTORS and AIRNET will treat all information obtained in connection with the negotiation and performance of this Agreement as confidential in accordance with the provisions of Section 14.

           (b) INVESTORS will cooperate with AIRNET, its representatives, auditors and counsel in the preparation of any documents or other material which may be required in connection with the transactions contemplated by this Agreement. AIRNET will cause all information obtained in connection with the negotiation and performance of this Agreement to be treated as confidential in accordance with the provisions of Section 14.

     5.2 Conduct of Business Pending Closing. Between the date of this Agreement and the Closing Date, AIRNET will:

           (a) carry on its business in the ordinary course substantially as conducted heretofore and not introduce any new method of management, operation or accounting;

           (b) maintain its properties and facilities, including those held under leases, in as good working order and condition as at present, ordinary wear and tear excepted;

           (c) perform in all material respects its obligations under agreements relating to or affecting its assets, properties or rights;

           (d) keep in full force and effect present insurance policies or other comparable insurance coverage;

           (e) maintain and preserve its business organization intact and use its best efforts to retain its present key employees and relationships with suppliers, customers and others having business relations with AIRNET;

           (f) maintain compliance with all permits, laws, rules and regulations, consent orders, and all other orders of applicable courts, regulatory agencies and similar Governmental Authorities; and

           (g) maintain present debt and lease instruments in accordance with their respective terms and not enter into new or amended debt or lease instruments, provided that debt and/or lease instruments may be replaced if such replacement instruments are on terms at least as favorable to AIRNET as the instruments being replaced.

           (h) exercise its best efforts to ensure AIRNET's continued inclusion in, and the continued eligibility of the AIRNET Common Stock for listing on, The Nasdaq Stock Market under all applicable listing requirements prior to and after the Closing Date.

           (i) file an additional shares notification with The Nasdaq Stock Market to approve for listing, subject to official notice of its issuance, all the shares of AIRNET Common Stock issuable upon the

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

conversion of the Series B Preferred Stock, the purchase of shares by SCP, and the conversion of the Notes and Warrants issued in connection herewith; and AIRNET shall cause the shares of AIRNET Common Stock issuable upon the conversion of the Series B Preferred Stock, the purchase of shares by SCP, and the conversion of the Notes and Warrants to be approved for listing on The Nasdaq Stock Market, subject to official notice of issuance, prior to the Closing Date.

     5.3 Prohibited Activities. Between the date hereof and the Closing Date, except as specifically contemplated hereby, including but not limited to,
Section 5.4, AIRNET will not, without the prior written consent of INVESTORS:

           (a) make any change in its Certificate or Articles of Incorporation or By-laws;

           (b) grant or issue any securities, options, warrants, calls, conversion rights or commitments of any kind relating to its securities of any kind, other than as provided for, or contemplated by, this Agreement;

           (c) declare or pay any dividend, or make any distribution in respect of its stock whether now or hereafter outstanding, or purchase, redeem or otherwise acquire or retire for value any shares of its stock;

           (d) enter into any contract or commitment or incur or agree to incur any liability or make any capital expenditure, except if it is in the ordinary course of business (consistent with past practice) and involves an amount not in excess of $50,000;

           (e) create, assume or permit to exist any mortgage, pledge or other lien or encumbrance upon any assets or properties whether now owned or hereafter acquired, except with respect to the following "Permitted Liens": (i) purchase money liens incurred in connection with the acquisition of equipment with an aggregate cost not in excess of $50,000 necessary or desirable for the conduct of the business of AIRNET, (ii)(A) liens for Taxes either not yet due or being contested in good faith and by appropriate proceedings (and for which adequate reserves have been established and are being maintained) or (B) materialmen's, mechanics', workers', repairmen's, employees' or other like liens arising in the ordinary course of business (the liens set forth in clause (ii) being referred to herein as "Statutory Liens"), or (iii) liens set forth on Schedule 2.7 hereto;

           (f) sell, assign, lease or otherwise transfer or dispose of any property or equipment except in the ordinary course of business;

           (g) negotiate for the acquisition of any business or the start-up of any new business;

           (h) merge or consolidate or agree to merge or consolidate with or into any other corporation;

           (i) waive any material right or claim of AIRNET, provided that AIRNET may negotiate and adjust bills in the course of good faith disputes with customers in a manner consistent with past practice, provided, further, that such adjustments shall not be deemed to be included on Schedule 2.8 unless specifically listed thereon;

           (j) commit a material breach, materially amend or terminate any Material Contract;

           (k) enter into any other transaction outside the ordinary course of its business or prohibited hereunder; or

           (l) except in the ordinary course of business or as required by Law or contractual obligations, AIRNET will not (i) increase in any manner the base compensation of, or enter into any new bonus or incentive agreement or arrangement with, any of the employees engaged in AIRNET's business, (ii) pay or agree to pay any additional pension, retirement allowance or other employee benefit to any such employee, whether past or present, (iii) enter into any new employment, severance, consulting, or other compensation agreement with any existing employee engaged in AIRNET's business, (iv) amend or enter into a new Plan (except as required by Law) or amend or enter into a new collective bargaining agreement, or (v) engage in any Affiliate Transaction.

     5.4   No Shopping.

           (a) In consideration of the substantial expenditure of time, effort and expense undertaken by each of the INVESTORS in connection with its due diligence review and the preparation and execution of this Agreement, AIRNET agrees that, except to the extent that, pursuant to an unsolicited proposal, AIRNET's Board of Directors must honor their fiduciary responsibilities to AIRNET's stockholders to achieve the alternative for raising working capital or closing a strategic transaction for all of the assets of AIRNET, or for a controlling interest in AIRNET's equity securities, in the best interest of the AIRNET stockholders, neither they nor their representatives, agents, employees or affiliates will, after the execution of this Agreement until the earlier of
(a) the termination of this Agreement, or (b) the Closing, directly or indirectly, solicit, encourage, negotiate or discuss with any third party (including by way of furnishing any information concerning AIRNET) any acquisition proposal relating to or affecting AIRNET or any part of it, or any direct or indirect interests in AIRNET, whether by purchase of assets or stock, purchase of interests, merger or other transaction ("Acquisition Transaction"). AIRNET will (a) immediately instruct its investment bankers and financial advisors to cease all activities described in the preceding sentence, and (b) promptly advise INVESTORS of the terms of any communications AIRNET may receive or become aware of relating to any bid for all or any part of AIRNET. Notwithstanding the foregoing, if a third party interested in an Acquisition Transaction with AIRNET presents or submits a proposal after the execution of this Agreement, any discussions held between such party and AIRNET prior to execution of this Agreement shall not cause such a presentation or submission to be characterized as proposal solicited by AIRNET.

           (b) If AIRNET's Board of Directors, pursuant to its fiduciary responsibilities, authorizes AIRNET to enter into a binding agreement concerning an Acquisition Transaction with a Person other than INVESTORS, AIRNET shall provide written notice to INVESTORS (which shall contain a description of all material terms of the proposed agreement) that it intends to enter into such an agreement. Upon such notification INVESTORS shall have thirty (30) days within which to elect, in writing, to consummate the transaction described in the aforesaid written notice in the place and stead of such Person. If INVESTORS fail to make such election within the thirty (30) day period, this Agreement may be terminated by AIRNET and (A) AIRNET shall pay to each of the INVESTORS, as that INVESTOR'S exclusive remedy and from immediately available funds, a termination fee equal to INVESTOR'S documented and reasonable expenses incurred in connection with the transactions contemplated by this Agreement up to but not to exceed Two Hundred Fifty Thousand Dollars ($250,000), and (B) each INVESTOR shall have the right to demand payment from AIRNET of all amounts owing to that Investor pursuant to that certain Bridge Loan Promissory Note, dated January 24, 2003, in the original principal amount of $3,000,000, which shall become immediately due and payable upon such demand.

     5.5 Notification of Certain Matters. AIRNET shall give prompt notice to INVESTORS of (a) the occurrence or non-occurrence of any event of which AIRNET has knowledge, the occurrence or non-occurrence of which would cause any representation or warranty of AIRNET contained herein to be untrue or inaccurate in any material respect at or prior to the Closing, and (b) any material failure of AIRNET to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied hereunder. Each INVESTOR shall give prompt notice to AIRNET of (a) the occurrence or non-occurrence of any event of which that INVESTOR has knowledge, the occurrence or non-occurrence of which would cause any representation or warranty of that INVESTOR contained herein to be untrue or inaccurate in any material respect at or prior to the Closing, and (b) any material failure of that INVESTOR to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder. The delivery of any notice pursuant to this Section 5.5 shall not be deemed to (a) modify the representations or warranties hereunder of the party delivering such notice, which modification may only be made pursuant to Section 5.6, (b) modify the conditions set forth in Sections 6, 7 or 8, or (c) limit or otherwise affect the remedies available hereunder to the party receiving such notice.

     5.6 Amendment of Schedules. Each party hereto agrees that, with respect to the representations and warranties of such party contained in this Agreement, such party shall have the continuing obligation until the Closing Date to supplement or amend promptly the Schedules hereto with respect to any matter hereafter arising or discovered which, if existing or known at the date of this Agreement, would have been required to be set forth or described in the Schedules. No supplement or amendment to a Schedule shall be deemed to cure any breach of any representation and warranty by either party made in this Agreement, provided that if the party to whom a supplemental or amending disclosure was made proceeds to Closing, that party shall be deemed to have waived such breach of representation and warranty and any remedies which might have been available with respect thereto.

     5.7 Final Financial Statements. AIRNET shall provide prior to the Closing Date, and INVESTORS shall have had sufficient time prior thereto to review, the unaudited statements of income, cash flows and retained earnings of AIRNET for all months ended no earlier than 30 days prior to the Closing Date, disclosing no material adverse change in the financial condition of AIRNET or the results of its operations from the financial statements as of the Balance Sheet Date (other than any such change that results directly from the failure of either of the INVESTORS to make advances to AIRNET as contemplated by that certain Bridge Loan Agreement dated January 24, 2003 by and among AIRNET and the INVESTORS). Such financial statements shall have been prepared in accordance with GAAP applied on a consistent basis throughout the periods indicated (except as noted therein), but shall not include all of the footnotes and adjustments required by GAAP for complete financial statements. Except as noted in such financial statements, all of such financial statements will present fairly the results of operations of AIRNET for the periods indicated thereon.

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

     5.8 Shareholder Approval. AIRNET will use its best efforts to obtain the shareholder approval required by NASDAQ in connection with the transactions contemplated by this Agreement.

     5.9 The Nasdaq Stock Market Additional Shares Notification for Listing. AIRNET will file an additional shares notification with The Nasdaq Stock Market to approve for listing, subject to official notice of its issuance, all the shares of AIRNET Common Stock issuable upon the conversion of the Series B Preferred Stock, the purchase of shares by SCP, and the conversion of the Senior Secured Convertible Notes issued in connection herewith. AIRNET shall exercise reasonable good faith efforts to cause the shares of AIRNET Common Stock issuable upon the conversion of the Series B Preferred Stock, the purchase of shares by SCP, and the conversion of the Senior Secured Convertible Notes to be approved for listing on The Nasdaq Stock Market, subject to official notice of issuance, prior to the Closing Date.

     5.10 Securities Filings. AIRNET shall file all reports required to be filed by it under the Securities Act of 1933 and the Securities and Exchange Act of 1934 and the rules and regulations adopted by the SEC thereunder, and all applicable State securities laws.

     5.11 Further Assurances. The parties hereto agree to execute and deliver, or cause to be executed and delivered, such further instruments or documents or take such other action as may be reasonably necessary or convenient to carry out the transactions contemplated hereby.

6.   CONDITIONS PRECEDENT TO OBLIGATIONS OF AIRNET

     The obligations of AIRNET with respect to actions to be taken on the Closing Date are subject to the satisfaction or waiver on or prior to the Closing Date of all of the conditions set forth in this Section 6. As of the Closing Date, all conditions not satisfied shall be deemed to have been waived by AIRNET unless they have objected by notifying INVESTORS in writing of such objection on or before the consummation of the transactions on the Closing Date, except that no such waiver shall be deemed to affect the survival of the representations and warranties of INVESTORS contained in Sections 3 and 4 hereof.

     6.1 Representations and Warranties. All representations and warranties of INVESTORS contained in the Agreement shall be true and correct in all material respects as of the Closing Date as though such representations and warranties had been made on and as of that date; and a certificate to the foregoing effect dated the Closing Date and signed by the President or any Vice President of each INVESTOR shall have been delivered to AIRNET.

     6.2 Performance of Obligations. All of the terms, covenants and conditions of this Agreement to be complied with and performed by INVESTORS on or before the Closing Date shall have been duly complied with and performed in all material respects on or before the Closing Date; and certificates to the foregoing effect dated on the Closing Date and signed by the President or any Vice President of each INVESTOR shall have been delivered to AIRNET.

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

     6.3 No Litigation. No action or proceeding before a court or any other Governmental Authority or body shall have been instituted or threatened to restrain or prohibit the performance of this Agreement or the consummation of the transactions contemplated herein.

     6.4 Consents and Approvals. All necessary consents of and filings required to be obtained or made by INVESTORS with any Governmental Authority or agency relating to the consummation of the transactions contemplated herein shall have been obtained and made.

     6.5 Good Standing Certificates. INVESTORS shall have delivered to AIRNET certificates, dated as of a date no earlier than 10 days prior to the Closing Date, duly issued by the Secretaries of State of Texas, Maryland and Delaware, as applicable, showing that INVESTORS are in good standing.

     6.6 Secretary's Certificate. AIRNET shall have received a certificate or certificates, dated the Closing Date and signed by the corporate secretary (or other authorized officer or representative) of each INVESTOR, certifying the truth and correctness of attached copies of the INVESTORS' Certificate of Incorporation or Certificate of Limited Partnership, as the case may be (including amendments thereto), By-Laws, or Agreement of Limited Partnership, as the case may be (including amendments thereto), and resolutions of the boards of directors, or general partners, as the case may be, approving INVESTORS' entering into this Agreement and the consummation of the transactions contemplated hereby.

     6.7 INVESTOR'S Closing Deliveries. Each of the INVESTORS shall have delivered that INVESTOR'S Closing Deliveries.

7.   CONDITIONS PRECEDENT TO OBLIGATIONS OF INVESTORS

     The obligations of the INVESTORS with respect to actions to be taken on the Closing Date are subject to the satisfaction or waiver on or prior to the Closing Date, of all of the conditions set forth in this Section 7. As of the Closing Date all conditions not satisfied shall be deemed to have been waived by INVESTORS unless it has objected by notifying AIRNET in writing of such objection on or before the consummation of the transactions on the Closing Date, except that no such waiver shall be deemed to affect the survival of the representations and warranties of AIRNET contained in Section 2 hereof.

     7.1 Representations and Warranties. All the representations and warranties of AIRNET contained in this Agreement shall be true and correct in all material respects as of the Closing Date; and AIRNET shall have delivered to INVESTORS certificates dated the Closing Date and signed by them to such effect.

     7.2 Performance of Obligations. All of the terms, covenants and conditions of this Agreement to be complied with or performed by AIRNET on or before the Closing Date shall have been duly performed or complied with in all material respects on or before the Closing Date and AIRNET shall have delivered to INVESTORS certificates dated the Closing Date and signed by them to such effect.

     7.3 No Litigation. No action or proceeding before a court or any other Governmental Authority or body shall have been instituted or threatened to restrain or prohibit the performance of this Agreement or the consummation of the transactions contemplated herein.

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

     7.4 Certificates. INVESTORS shall have received a copy of AIRNET's Certificate or Articles of Incorporation, and all amendments thereto, certified by the Delaware Secretary of State, and a copy of AIRNET's By-Laws, and all amendments thereto, certified by AIRNET's corporate secretary.

     7.5 No Material Adverse Change. As of the Closing Date, no event or circumstance shall have occurred with respect to AIRNET which would constitute a Material Adverse Effect on AIRNET, and AIRNET shall not have suffered any material loss or damages to any of its properties or assets, whether or not covered by insurance, which change, loss or damage materially affects or impairs the ability of AIRNET to conduct its business.

     7.6 Opinion of Counsel. INVESTORS shall have received an opinion from Counsel to AIRNET, dated the Closing Date, substantially in the form attached hereto as Exhibit 7.6.

     7.7 Consents and Approvals. All necessary consents of and filings with any Governmental Authority relating to the consummation of the transactions contemplated herein shall have been obtained and made and all necessary consents and approvals of third parties, including those listed on Schedule 2.20, shall have been obtained.

     7.8   Good Standing Certificates. AIRNET shall have delivered to
INVESTORS a certificate, dated as of a date no earlier than ten (10) days prior to the Closing Date, duly issued by the appropriate Governmental Authority in AIRNET's state of incorporation and, unless waived by INVESTORS, in each state in which AIRNET is authorized to do business, showing AIRNET is in good standing and authorized to do business and that all state franchise and/or income tax returns and taxes for AIRNET for all periods prior to the Closing have been filed and paid.

     7.9 Bill of Materials. Within three (3) days after the date of this Agreement, AIRNET shall have provided INVESTORS with AIRNET's Bill of Materials, prepared as at February 12, 2003, reflecting AIRNET's detailed costs of goods, products and services with respect to all goods and services procured from its vendors in the ordinary course of its business, together with AIRNET's revised proposed Bill of Materials reflecting projected operations after the Closing Date, and INVESTORS shall have been satisfied with the accuracy and completeness, of the current Bill of Materials as well as with the reasonableness and feasibility of the revised proposed Bill of Materials.

     7.10 The Nasdaq Stock Market Listing. Except as disclosed on Schedule 7.10, all necessary filings shall have been made as required, all listing requirements shall have been met and all filing fees shall have been paid to effect the continued listing of the AIRNET Common Stock on The Nasdaq Stock Market prior to and after the Closing Date.

     7.11 AIRNET Closing Deliveries. AIRNET shall have delivered the AIRNET Closing Deliveries.

     7.12 The Nasdaq Stock Market Additional Shares Notification for Listing. All the shares of AIRNET Common Stock (A) issuable upon the conversion of the Series B Preferred Stock issued in connection herewith, (B) issuable to the INVESTORS upon the conversion of the Notes; and (C) issued to

SCP at Closing pursuant to this Agreement, shall have been approved as additional shares of AIRNET Common Stock for listing upon notice of issuance on The Nasdaq Stock Market.

     7.13 SEC/NASDAQ Compliance. AIRNET shall have complied with all applicable filing requirements of the SEC and NASDAQ.

     7.14 Product Development. AIRNET shall have made reasonably satisfactory progress, which shall be determined in INVESTORS' reasonable discretion, in the development of the following products: (A) Adaptive Array; (B) Wildfire II; and
(C) AirSite 5b.

     7.15 Stockholder Approvals. The stockholders of AIRNET at its annual meeting of stockholders shall have approved the transactions contemplated under this Agreement, the adoption of the 8th Amended and Restated Certificate of Incorporation, and the election of the directors nominated by the Board of Directors of AIRNET in June, 2003.

8.   AFFIRMATIVE COVENANTS OF AIRNET AFTER CLOSING

     AIRNET covenants and agrees with INVESTORS that, until AIRNET has satisfied all of its obligations to the INVESTORS under the terms of the Notes, AIRNET will:

     8.1   Financial Statements.

           Furnish to INVESTORS in writing:

           (a) as soon as available but in no event more than 45 days after the end of each calendar quarter, a consolidated and consolidating statement of income and retained earnings of AIRNET for the quarter, a consolidated and consolidating balance sheet of AIRNET as of the end of the quarter, and a consolidated and consolidating statement of cash flows for the quarter, all with supporting schedules, all on a consolidated and consolidating basis, including a detailed breakout of general and administrative expenses, and a schedule of long term debt and capital lease payments, and all in detail, format and scope consistent with the practices of AIRNET prior to the date of this Agreement, certified by the president or chief financial officer of AIRNET;

           (b) as soon as available but in no event more than 120 days after the end of each fiscal year of AIRNET, a consolidated and consolidating statement of income and retained earnings of AIRNET for such year, a consolidated and consolidating statement of cash flows of AIRNET for such year, and a consolidated and consolidating balance sheet of AIRNET as of the end of the year, all with supporting schedules, all on a consolidated and consolidating basis, all in detail, format and scope consistent with the practices of AIRNET prior to the date of this Agreement, prepared in accordance with GAAP consistently applied and examined and audited by Deloitte & Touche, or another firm of independent certified public accountants reasonably satisfactory to INVESTORS, accompanied by the unqualified opinion of such independent certified public accountants with respect to the financial statements;

           (c) together with each report required by Subsection (a) and (b) above, a certificate of AIRNET'S president or chief financial officer that no Default or Event of Default then exists or if a Default or Event of Default exists, the nature and duration thereof and AIRNET's intention with respect thereto, and in addition, a statement from AIRNET's independent auditors, together with the audit report described in Subsection (b) above that, in the course of such audit, the auditors discovered no circumstances which they believe would result in a Default or an Event of Default or if they discovered any such circumstances, the nature and duration thereof;

           (d) as soon as available, but in no event more than 45 days after the end of each quarter, a Covenant Compliance Certificate in the form to be agreed upon among the parties at or before Closing;

           (e) as soon as available but in no event later than 30 days after filing, AIRNET's federal and state income tax returns for the preceding fiscal year;

           (f) promptly upon transmission thereof, copies of any financial statements, proxy statements, reports and the like which AIRNET sends to its shareholders and copies of all registration statements (with exhibits) and all regular, special or periodic reports which AIRNET files with the SEC (or any governmental body or agency succeeding to the functions of the United States Securities and Exchange Commission) or with any national stock exchange on which AIRNET's securities are listed and copies of all press releases and other statements made available by AIRNET to the public concerning material developments in the business of AIRNET.

     8.2 Taxes. Pay and discharge all taxes, assessments and governmental charges upon AIRNET , its income and properties, prior to the date on which penalties attach thereto unless and to the extent only that the same are being diligently contested by AIRNET in good faith by appropriate proceedings, provided, however, that (a) INVESTORS shall have been given reasonable prior written notice of intention to contest, (b) nonpayment of the same will not, in INVESTORS' sole discretion, materially impair any of the Collateral or INVESTORS' rights or remedies with respect thereto or the prospect for full and punctual payment of all of the obligations, (c) no notice of lien with respect thereto is filed in any recording office, (d) AIRNET at all times effectively stays or prevents any official or judicial sale of or action against any of the Collateral by reason of nonpayment of the same, and (e) AIRNET establishes reasonable reserves for any liabilities being contested and for expenses arising out of such contest in accordance with GAAP.

     8.3 Corporate Existence, Continuation of Business and Compliance with Laws. Maintain its corporate existence in good standing; maintain in good standing its qualification to do business in each jurisdiction in which such qualification is required by law; continue its business operations as now being conducted; and comply with all applicable federal, State and local laws, rules, ordinances, regulations and orders (including, without limitation, ERISA and all Environmental Laws).

     8.4 Litigation. Promptly notify INVESTORS in writing of any action, suit or proceeding at law or in equity by or before any court, governmental agency or instrumentality which could result in any material adverse change in the business, operations, prospects, properties or assets or in the condition, financial or otherwise, of AIRNET.

     8.5 Extraordinary Loss; Change in Condition. Promptly notify INVESTORS in writing of (a) any event causing extraordinary loss or depreciation of the value of AIRNET's assets (whether or not insured) and the facts with respect thereto, and (b) the occurrence of any Material Adverse Change in AIRNET's business, assets, operations, business prospects or financial condition.

     8.6 Books and Records. Keep and maintain proper and current books and records in accordance with GAAP consistently applied and permit access by INVESTORS to, reproduction by INVESTORS, copying by INVESTORS from, and verification (by such means, including audits, as INVESTORS may determine) by INVESTORS of any information contained in, such books and records.

     8.7 Maintenance of Properties. Maintain all properties and improvements necessary to the conduct of its business in good working order and condition, ordinary wear and tear excepted, and cause replacements and repairs to be made when necessary for the proper conduct of its business.

     8.8 Intellectual Property. Maintain, preserve and protect all Intellectual Property, and rights thereto, which are necessary and material to the conduct of the business of AIRNET as now conducted and as conducted in the future, free of any conflict with the rights of any other person, except to the extent that the reasonably anticipated costs of such activities would significantly outweigh the reasonably anticipated benefits of such activities to the business of AIRNET.

     8.9   Insurance.

           (a) Maintain or cause to be maintained comprehensive casualty insurance policies insuring the Collateral and all other property of AIRNET against loss by fire, theft, explosion, collision and such other risks, in such amounts, subject to such loss deductible amounts and with such responsible insurance companies as may be satisfactory to INVESTORS, in INVESTORS' reasonable discretion exercised in good faith, and, in all events, against such risks, in such amounts and subject to such loss deductible amounts as are customary in AIRNET's industry, and in such minimum amounts that AIRNET will not be deemed a coinsurer under applicable insurance laws, regulations, policies or practices, and (ii) endorsements to such insurance policies satisfactory to INVESTORS, in INVESTORS' reasonable discretion exercised in good faith, naming INVESTORS as loss payees with respect to all Collateral insured thereunder.

           (b) Maintain or cause to be maintained (i) in the maximum amount available, flood insurance policies insuring all property of the AIRNET which is located in an area that has been, or subsequently is, identified as having special flood or mudslide hazards and in which the sale of flood insurance has been made available under the National Flood Insurance Act of 1968, as amended from time to time, and (ii) endorsements to such insurance policies satisfactory to INVESTORS, in the INVESTORS' discretion exercised in good faith, naming the INVESTORS as loss payee with respect to all Collateral insured thereunder;

           (c) Maintain in amounts and with responsible insurance companies satisfactory to INVESTORS, in INVESTORS' discretion exercised reasonably and in good faith, such additional insurance against such risks and subject to such loss deductible amounts as may be satisfactory to INVESTORS, in

INVESTORS' discretion exercised reasonably and in good faith, including, without limitation, personal injury and property damage liability insurance, automobile liability insurance, product liability insurance, worker's compensation insurance, business interruption insurance, employee dishonesty insurance, and directors' and officers' liability insurance, all such insurance in all events to insure against such risks, in such amounts and subject to such loss deductible amounts as are customary in AIRNET's industry, as applicable;

           (d) Maintain endorsements to all insurance policies of AIRNET naming INVESTORS as additional insureds, and endorsements to such policies, providing that such policies may not be canceled or materially altered, and that INVESTORS may not be removed as loss payee or additional insured, without at least 30 days prior written notice to INVESTORS; and

           (e) Deliver to INVESTORS from time to time, and periodically if INVESTORS shall reasonably so require, evidence satisfactory to INVESTORS that all insurance and policy endorsements required pursuant to this Agreement are in full force and effect.

     8.10  Information.

           (a) Deliver to INVESTORS promptly upon INVESTORS' reasonable request, and periodically if INVESTORS shall so require, such written statements, schedules or reports (which shall be certified if required by INVESTORS) in such form, containing such information and accompanied by such documents as may be reasonably satisfactory to INVESTORS from time to time concerning the Collateral, AIRNET's business, assets, operations, business products or financial condition or any other matter or matters, including, without limitation, an independent auditor's management letter (if prepared) and a compliance certificate signed by AIRNET's chief executive officer or chief financial officer, and permit INVESTORS, their agents and designees, to discuss AIRNET's business, assets, operations, business prospects or financial condition with AIRNET's directors, officers, employees or agents; and

           (b) Promptly notify INVESTORS in writing if any financial statement, schedule, report, certificate or information previously or hereafter supplied to INVESTORS by or on behalf of AIRNET, including, without limitation, any of the same previously or hereafter supplied to INVESTORS pursuant to or in connection with this Agreement or any transaction involving or affecting, AIRNET, shall, to AIRNET's knowledge, subsequently become inaccurate or misleading in any material respect.

     8.11 Notice of Event of Default. Immediately notify INVESTORS of the occurrence of any Default or any Event of Default and the facts with respect thereto.

     8.12  Employee Benefit Plans.

           (a) At all times administer, maintain and operate, each of its Benefit Plans in conformity with all applicable provisions of ERISA and other federal and state statutes relating to employee benefit plans (including the continuation coverage requirements of ERISA and the Code for group health plans under the Code under ERISA;

           (b) At all times make all required contributions and premium payments under each Benefit Plan for all periods after the date hereof;

           (c) Comply with all applicable reporting, disclosure and other requirements of ERISA and the Code as they relate to Benefit Plans, and, if requested in writing by INVESTORS, furnish INVESTORS with copies of all reports filed in connection therewith promptly after the filing thereof.

     8.13  Hazardous Substances; Contamination.

           (a) Give notice to INVESTORS immediately upon AIRNET's acquiring knowledge of the release of any Hazardous Materials on any property owned, leased, occupied or controlled by AIRNET or of any contamination by Hazardous Materials;

           (b) Promptly comply with any laws requiring the removal, treatment or disposal of Hazardous Materials or Hazardous Materials contamination and provide INVESTORS with reasonably satisfactory evidence of such compliance; provided, however, that nothing contained herein shall prohibit AIRNET from contesting liability for any such release or contamination prior to undertaking any removal.

           (c) Provide INVESTORS, within thirty (30) days after a demand by INVESTORS, with financial assurance evidencing to INVESTORS' reasonable satisfaction that the necessary funds are available to pay the cost of removing, treating, and disposing of such Hazardous Materials or Hazardous Materials contamination and discharging any Lien which may be established as a result thereof on any property owned or controlled by AIRNET or for which AIRNET is responsible; and

           (d) Defend, indemnify and hold harmless INVESTORS and their agents, employees, trustees, successors and assigns from any and all claims which may now or in the future (whether before or after the termination of this Agreement) be asserted as a result of the presence of any Hazardous Materials on any property owned or controlled by AIRNET or for which AIRNET is responsible for any Hazardous Materials contamination. AIRNET acknowledges and agrees that this indemnification shall survive the termination of this Agreement and the payment and performance of all of the other obligations hereunder.

     8.14 Securities Filings. AIRNET shall file all reports required to be filed by it under the Securities Act of 1933 and the Securities and Exchange Act of 1934 and the rules and regulations adopted by the SEC thereunder, and all applicable State securities laws.

9.   NEGATIVE COVENANTS

     AIRNET covenants and agrees with INVESTORS that, until satisfaction by AIRNET of all of its obligations under the Notes, AIRNET will not, directly or indirectly, without INVESTORS' prior written consent:

     9.1   Indebtedness.

     Create, incur, assume or permit to exist any Indebtedness except:

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

           (a) Indebtedness to INVESTORS;

           (b) Current indebtedness incurred in the ordinary course of business;

           (c) Existing indebtedness disclosed herein or previously disclosed by AIRNET to INVESTORS in writing; or

           (d) Purchase money indebtedness secured by purchase money liens on the Collateral incurred in the ordinary course of business.

     9.2 Liens. Create, incur, assume or permit to exist, directly or indirectly, any Lien upon AIRNET's property or assets, now owned or hereafter acquired by AIRNET, except for Permitted Liens, as defined in Section 5.3(e), and except as permitted under Section 9.1(d), above.

     9.3   Merger, Sale of Assets.

           (a) Dissolve or liquidate, or become a party to any merger or consolidation,

           (b) Sell, assign, pledge, or otherwise transfer in a single transaction or a series of transactions, all, or substantially all of AIRNET's property, assets or business, or a material portion (10% or more) thereof if the sale is outside AIRNET's ordinary course of business; or

           (c) Acquire by purchase, lease or otherwise substantially all of the property, assets or business of or more than 50% of the outstanding stock or voting power of any other entity;

     9.4 Guaranty. Except as otherwise permitted under this Section 9.04, guarantee or otherwise in any way become or be responsible for obligations or indebtedness of any other person, whether by agreement to purchase the indebtedness of any other person, by agreement for the furnishing of funds to any other person for the purchase of goods, supplies or services, or by way of stock purchase, capital contribution, advance or loan for the purpose of paying or discharging Indebtedness of any other person, or otherwise, except that AIRNET may endorse negotiable drafts for collection in the ordinary course of business.

     9.5 Dividends, Bonuses or Shareholder Distributions. During any fiscal year, declare or pay dividends, or shareholder distributions, or, except as approved by the Board of Directors, declare or pay bonuses to employees.

     9.6   Fiscal Year. Change AIRNET's fiscal year.

     9.7 Advances for Employee Expenses. Make any loan or advance to any employee for any reason other than to cover anticipated travel or other business expenses in the ordinary course of business.

     9.8   Change of Name. Change the name of AIRNET.

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

     10.9 Trade Names. Use any trade name other than AIRNET's true corporate name.

     9.10  Subsidiaries. Form, acquire or invest in any subsidiary.

     9.11 Issuance of Capital Stock, Etc. Except in connection with the issuance of stock pursuant to the exercise of stock options or warrants outstanding on the date hereof or contemplated by this Agreement, issue, or agree or commit to issue, any shares of capital stock, or issue or grant any option, warrant, security or other rights (contingent or otherwise) to purchase or acquire shares of its capital stock, or any bond, debenture, note or other instrument or obligation which has the power to vote in respect to the corporate affairs and management of AIRNET; provided, however, that with respect to the 30,742,986 shares of Common Stock authorized for issuance under AIRNET's Stock Option Plan: (a) AIRNET may grant options to purchase 21,766,212 shares at any time after the Closing; (b) AIRNET may grant options to purchase up to 6,327,475 shares as and when the INVESTORS elect to convert accrued interest under the Notes into shares of Common Stock, which grants may not exceed 10% of the number of shares issued to the INVESTORS upon conversion of such interest; and (c) AIRNET may grant options to purchase up to 379,700 shares as and when any of the warrants outstanding on the date hereof are exercised, which grants may not exceed 10% of the number of shares issued upon the exercise of such warrants, with all of the foregoing numbers subject to appropriate adjustment in the event of stock splits or combinations and the like.

     9.12  Employee Benefit Plans.

     With respect to any Benefit Plan:

           (a) Engage, or knowingly permit any party in interest (as defined in Section 3(14) of ERISA) or any disqualified person (as defined in Section 4975(e)(2) of the Code) to engage, in any prohibited transaction;

           (b) Incur any accumulated funding deficiency under Section 302 of ERISA or Section 412 of the Code, whether or not waived;

           (c) Take any action which would adversely affect the qualification of any Benefit Plan.

     9.13 Stock Redemptions. Purchase, redeem, retire or otherwise acquire for value any shares of AIRNET's capital stock or any other equity interest in AIRNET.

     9.14 Investments. Except pursuant to normal cash management and treasury policies and functions, make any capital contribution to, make any loan or advance to, purchase or acquire a beneficial interest in any stock, securities or evidences of Indebtedness of, or make any investment or acquire any interest in, any Person, in excess of $50,000 in the aggregate.

     9.15 Change in Compensation or Workforce. Except with the approval of the Board of Directors of AIRNET, increase the rate or amount of compensation payable to management-level employees (except to reflect cost of living adjustments); increase the level of benefits provided under any Employee Benefit Plan or otherwise modify or amend any Employee Benefit Plan in a manner that would increase the costs to AIRNET thereunder; adopt any new Employee Benefit Plan or bonus program, or other compensation plan; or hire any new employee whose rate of compensation exceeds $100,000 per annum, except to replace a former employee performing in a comparable position for comparable compensation.

10.  DEFAULTS AND REMEDIES

     10.1  An "Event of Default" occurs if:

           (a) AIRNET defaults in the payment of any principal or interest under either of the Notes when the same shall become due, either by the terms thereof or otherwise as herein provided and the default continues for a period of five
(5) business days after notice of such default is given to AIRNET; or

           (b) AIRNET defaults in the performance or observance of any other material agreement, term or condition contained in the Notes, the Security Agreement, the Escrow Agreement, or the Collateral Assignment Agreement, relating to the perfection of the security interest granted to INVESTORS or preservation of the secured assets of AIRNET and such default shall not have been remedied within five (5) days after written notice of such default shall have been received by AIRNET (regardless of the source of such notice); or

           (c) AIRNET shall default in the payment of any principal of, or premium, if any, or interest on, any other indebtedness in excess of $250,000 or obligation with respect to borrowed money after expiration of any grace or cure period or shall default in the performance of any material term of any instrument evidencing such Indebtedness or of any mortgage, indenture or agreement relating thereto after expiration of any grace or cure period, and the effect of such default is to cause or to permit the holder or holders of such obligation to cause, such Indebtedness or obligation to become due and payable prior to its stated maturity; or

           (d) AIRNET, pursuant to or within the meaning of any Bankruptcy Law:

               (i)   commences a voluntary case,

               (ii) consents to the entry of an order for relief against it in an involuntary case,

               (iii) consents to the appointment of a Custodian of it or for all or substantially all of its property,

               (iv) makes a general assignment for the benefit of its creditors, or

               (v) is the debtor in an involuntary case (initiated by parties other than the INVESTORS) which is not dismissed within thirty (30) days of the commencement thereof, or

           (e) A court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

               (i)   provides for relief against AIRNET in an involuntary case,

               (ii) appoints a Custodian of AIRNET for all or substantially all of its property, or

               (iii) orders the liquidation of AIRNET,

           (f) A final judgment for the payment of money in an amount in excess of $50,000 shall be rendered against AIRNET (other than any judgment as to which a reputable insurance company shall have accepted full liability in writing) and shall remain undischarged for a period (during which execution shall not be effectively stayed) of 20 days after the date on which the right to appeal has expired;

           (g) Any representation or warranty made by AIRNET in this Agreement, the Security Agreement or in any other document or instrument furnished in connection with the transactions contemplated hereby shall prove to be materially false or incorrect on the date as of which made and such misrepresentation or inaccuracy results, or is likely to result, in a Material Adverse Effect;

           (h) AIRNET breaches any covenant in this Agreement (i) and that breach results, or is likely to result, in a Material Adverse Effect, and (ii) if such breach is capable of being cured or remedied, AIRNET fails to cure or remedy such breach to the reasonable satisfaction of INVESTORS within fifteen
(15) business days after written notice from an INVESTOR, provided that for purposes of this paragraph (h), a breach of any of Sections 8.5, 8.8, 9.1, 9.2, 9.3, 9.4, 9.5, 9.10. 9.11, 9.13 and 9.14 shall be deemed to be not capable of being cured or remedied; and further provided that the second breach in any calendar year of Section 8.1(d) shall be deemed to be not capable of being cured or remedied; and further provided that a breach of Section 8.2 which arises as a result of the failure to comply with any of clauses (b), (c), or (d) thereof shall be deemed to be not capable of being cured or remedied.

           (i) AIRNET shall take any action resulting, or likely to result, in or shall suffer the occurrence of an event constituting or likely to result in a Material Adverse Effect and AIRNET shall not cure the existence of such action or event within fifteen (15) business days after notice from both TECORE and SCP of the existence of such action or event.

Upon (x) the occurrence of any Event of Default described in paragraphs (c) or
(d), the unpaid principal amount of and accrued interest on the Notes shall automatically become due and payable, without presentment, demand, protest or notice of any kind, all of which are hereby waived by AIRNET, and (y) upon the occurrence of any other Event of Default, in addition to any other rights, powers and remedies permitted by law or in equity, the INVESTORS may, at their option, by notice in writing to AIRNET, declare the Notes to be, and the Notes shall thereupon be and become, immediately due and payable, together with interest accrued thereon and all other sums due hereunder, without presentment, demand, protest or other notice of any kind, all of which are waived by AIRNET. In the event that the unpaid principal amount of and accrued interest on the Notes shall have become due and payable pursuant to clause (x) or clause

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

(y), then the INVESTORS shall have no further obligation to make the payments on account of the purchase price of the Notes set forth in Section 1.1.

     Upon the occurrence of any Event of Default, the holders of the Notes may proceed to protect and enforce their rights by an action at law, suit in equity or other appropriate proceeding, whether for the specific performance of any agreement contained herein or in the Note held by them, for an injunction against a violation of any of the terms hereof or thereof, or for the pursuit of any other remedy which it may have by virtue of this Agreement, the Security Agreement or pursuant to applicable law. AIRNET shall pay to the holders of the Notes upon demand the reasonable costs and expenses of collection and of any other actions referred to in this Article, including without limitation reasonable attorneys' fees, expenses and disbursements.

     No course of dealing and no delay on the part of the holders of the Notes in exercising any of their rights shall operate as a waiver thereof or otherwise prejudice the rights of such holders, nor shall any single or partial exercise of any right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy hereunder. No right, power or remedy conferred hereby or by the Notes on the holders thereof shall be exclusive of any other right, power or remedy referred to herein or therein or now or hereafter available at law, in equity, by statute or otherwise.

     10.2  For purposes of this Article, the following definitions shall apply:

           "Bankruptcy Law" means Title 11, U.S. Code or any similar federal or state law for the relief of debtors.

           "Custodian" means any receiver, trustee, assignee, liquidator or similar official under any Bankruptcy Law.

11.  INDEMNIFICATION

     AIRNET and INVESTORS agree as follows:

     11.1 General Indemnification by AIRNET. AIRNET covenants and agrees that, in addition to, and not in lieu of, any remedies provided to INVESTORS in
Section 10, AIRNET will indemnify, defend, protect and hold harmless INVESTORS at all times, from and after the date of this Agreement until the Expiration Date, from and against all claims, damages, actions, suits, proceedings, demands, assessments, adjustments, costs and expenses (including specifically, but without limitation, reasonable attorneys' fees and reasonable expenses of investigation) (collectively, "Losses") incurred by INVESTORS as a result of or arising from:

           (a) Any breach of the representations and warranties of AIRNET set forth herein or on the schedules or certificates delivered in connection herewith;

           (b) Any breach of any covenant or agreement on the part of AIRNET under this Agreement;

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

     11.2 Indemnification by INVESTORS. Each of the INVESTORS, severally and not jointly, covenants and agrees that it will indemnify, defend, protect and hold harmless AIRNET at all times from and after the date of this Agreement until the Expiration Date, from and against all claims, damages, actions, suits, proceedings, demands, assessments, adjustments, costs and expenses (including specifically, but without limitation, reasonable attorneys' fees and expenses of investigation) incurred by AIRNET as a result of or arising from (a) any breach by that INVESTOR of its representations and warranties set forth herein or on the schedules or certificates delivered in connection herewith, or (b) any breach of any agreement on the part of that INVESTOR under this Agreement.

     11.3 Third Person Claims. Promptly after any party hereto (hereinafter the "Indemnified Party") has received notice of or has knowledge of any claim by a Third Person or of the commencement of any action or proceeding by a Person not a party to this Agreement (a "Third Person"), the Indemnified Party shall, as a condition precedent to a claim with respect thereto being made against any party obligated to provide indemnification pursuant to Section 11.1 or 11.2 hereof (hereinafter the "Indemnifying Party"), give the Indemnifying Party written notice of such claim or the commencement of such action or proceeding. Such notice shall state the nature and the basis of such claim and a reasonable estimate of the amount thereof. The Indemnifying Party shall have the right to defend and settle, at its own expense and by its own counsel, any such matter so long as the Indemnifying Party pursues the same in good faith and diligently, provided that the Indemnifying Party shall not settle any criminal proceeding without the written consent of the Indemnified Party, such consent not to be unreasonably withheld or delayed. If the Indemnifying Party undertakes to defend or settle, it shall promptly notify the Indemnified Party of its intention to do so, and the Indemnified Party shall cooperate, at the Indemnifying Party's expense, with the Indemnifying Party and its counsel in the defense thereof and in any settlement thereof. Such cooperation shall include, but shall not be limited to, furnishing the Indemnifying Party with any books, records or information reasonably requested by the Indemnifying Party that are in the Indemnified Party's possession or control. All Indemnified Parties shall endeavor to use the same counsel, which shall be the counsel selected by the Indemnifying Party, provided that if counsel to the Indemnifying Party shall have a conflict of interest in the opinion of such counsel that prevents counsel for the Indemnifying Party from representing the Indemnified Party, the Indemnified Party shall have the right to participate in such matter through counsel of its own choosing and the Indemnifying Party will reimburse the Indemnified Party for the reasonable expenses of its counsel and experts. After the Indemnifying Party has notified the Indemnified Party of its intention to undertake to defend or settle any such asserted liability, and for so long as the Indemnifying Party diligently pursues such defense, the Indemnifying Party shall not be liable for any additional legal expenses incurred by the Indemnified Party in connection with any defense or settlement of such asserted liability, except (i) as set forth in the preceding sentence and (ii) to the extent such participation is requested by the Indemnifying Party, in which event the Indemnified Party shall be reimbursed by the Indemnifying Party for reasonable additional legal expenses and out-of-pocket expenses. If the Indemnifying Party desires to accept a final and complete settlement of any such Third Person claim and the Indemnified Party refuses to consent to such settlement, then the Indemnifying Party's liability under this Section with respect to such Third Person claim shall be limited to the amount so offered in settlement to said Third Person, plus all indemnifiable costs and expenses incurred to date, the Indemnifying Party shall be relieved of its duty to defend and shall tender the Third Person claim back to the Indemnified Party, who shall thereafter, at its own expense, be responsible for the defense and negotiation of such Third Person claim. If the Indemnifying Party does not undertake to defend such matter to which the Indemnified Party is entitled to indemnification hereunder, or fails diligently to pursue such

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

defense, the Indemnified Party may undertake such defense through counsel of its choice, at the cost and expense of the Indemnifying Party, and the Indemnified Party may settle such matter, and the Indemnifying Party shall reimburse the Indemnified Party for the amount paid in such settlement and any other liabilities or expenses incurred by the Indemnified Party in connection therewith, provided, however, that under no circumstances shall the Indemnified Party settle any Third Person claim without the written consent of the Indemnifying Party, which consent shall not be unreasonably withheld or delayed. All settlements hereunder shall effect a complete release of the Indemnified Party, unless the Indemnified Party otherwise agrees in writing. The parties hereto will make appropriate adjustments for any Tax benefits, Tax detriments or insurance proceeds in determining the amount of any indemnification obligation under this Section, provided that no Indemnifying Party shall be obligated to seek any payment pursuant to the terms of any insurance policy.

     11.4 Limitations on Indemnification. INVESTORS and the other Persons or entities indemnified pursuant to Section 11.1 shall not assert any claim other than a Third Person claim for indemnification hereunder against AIRNET until such time as, and with respect to any individual claim, unless and until such claim or claims, individually or in the aggregate, exceed Twenty Five Thousand Dollars ($25,000). AIRNET shall not assert any claim for indemnification hereunder against either of the INVESTORS until such time as, and solely to the extent that, the aggregate of all claims which AIRNET may have against that INVESTOR exceeds Twenty Five Thousand Dollars ($25,000).

12.  TERMINATION OF AGREEMENT

     12.1 Termination. This Agreement may be terminated at any time prior to the Closing Date solely:

           (a) by mutual written consent of INVESTORS and AIRNET;

           (b) by either of the INVESTORS, or by AIRNET, if the transactions contemplated by this Agreement to take place at the Closing shall not have been consummated by July 31, 2003, unless the failure of such transactions to be consummated is due to the willful failure of the party seeking to terminate this Agreement to perform any of its obligations under this Agreement to the extent required to be performed by it prior to or on the Closing Date; or

           (c) by AIRNET, if a material breach or default shall be made by either of the INVESTORS in the observance or in the due and timely performance of any of the covenants, agreements or conditions contained herein, and the curing of such default shall not have been made on or before the Closing Date; or

           (d) by either of the INVESTORS, if a material breach or default shall be made by AIRNET in the observance or in the due and timely performance of any of the covenants, agreements or conditions contained herein, and the curing of such default shall not have been made on or before the Closing Date; or

           (e) by either of the INVESTORS, in the event of the delisting of the AIRNET Common Stock from the NASDAQ Stock Market, except for the potential delisting from NMS and transfer to

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

NASDAQ's Small Cap as a result of AIRNET's failure to maintain the minimum bid price criteria of $1.00, or in the event that AIRNET shall have failed to satisfy one or more other conditions to continued listing of such Common Stock on NASDAQ's Small Cap pursuant to written notice from NASDAQ dated after the date of this Agreement, such that, with the passage of time, the Common Stock may be delisted at any time after the Closing Date, except with respect to the minimum bid price criteria of $1.00, which could be cured by a reverse stock split and except with respect to the minimum net equity condition.

           (f) by AIRNET, pursuant to Section 5.4 of this Agreement.

     12.2 Liabilities in Event of Termination. The termination of this Agreement will in no way limit any obligation or liability of any party based on or arising from a breach or default by such party with respect to any of its representations, warranties, covenants or agreements contained in this Agreement, including, but not limited to, legal and audit costs and out of pocket expenses.

13.  GENERAL

     13.1 Cooperation. AIRNET and INVESTORS shall each deliver or cause to be delivered to the other on the Closing Date, and at such other times and places as shall be reasonably agreed to, such additional instruments as the other may reasonably request for the purpose of carrying out this Agreement. AIRNET will cooperate and use its reasonable efforts to have the present officers, directors and employees of AIRNET cooperate with INVESTORS on and after the Closing Date in furnishing information, evidence, testimony and other assistance in connection with any Tax Return filing obligations, actions, proceedings, arrangements or disputes of any nature with respect to matters pertaining to all periods prior to the Closing Date.

     13.2 Successors and Assigns. This Agreement and the rights of the parties hereunder may not be assigned (including by operation of law) without the consent of the other parties and shall be binding upon and shall inure to the benefit of the parties hereto, and the successors of INVESTORS and AIRNET.

     13.3 Entire Agreement. This Agreement (including the Schedules, exhibits and annexes attached hereto) and the documents delivered pursuant hereto constitute the entire agreement and understanding among AIRNET and INVESTORS and supersede any prior agreement and understanding relating to the subject matter of this Agreement. This Agreement, upon execution, constitutes a valid and binding agreement of the parties hereto enforceable in accordance with its terms and may be modified or amended only by a written instrument executed by AIRNET and INVESTORS.

     13.4 Counterparts; Facsimile Signatures. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute but one and the same instrument. Signatures may be exchanged by telecopy, and each party agrees that it will be bound by its telecopied signature and that it accepts the telecopied signatures of the other parties to this Agreement.

     13.5 Brokers and Agents. Each party represents and warrants that it employed no broker or agent in connection with this transaction and agrees to indemnify the other parties hereto against all loss,

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

cost, damages or expense arising out of claims for fees or commissions of brokers employed or alleged to have been employed by such indemnifying party.

     13.6 Expenses. Upon request from INVESTORS, AIRNET shall promptly reimburse INVESTORS: (a) for all reasonable legal fees and expenses related to the transaction contemplated herein incurred after December 1, 2002; and (b) up to Twenty-Five Thousand Dollars ($25,000) for each INVESTOR, for financial consulting fees related to the transaction contemplated herein; up to a maximum of $200,000 in the aggregate for (a) and (b) above to both INVESTORS, allocated between the INVESTORS in proportion to the amount of each Note. INVESTORS may elect to deduct such expenses from the amount to be paid to AIRNET at Closing or any future payments on account of the purchase price of the Notes. AIRNET shall be permitted to pay its legal fees relating to this Agreement and the transactions contemplated hereby at the Closing.

     13.7 Notices. All notices or communications required or permitted hereunder shall be in writing and shall be deemed to have been given when personally delivered or upon receipt if sent by first class certified mail, return receipt requested or the next business day if sent by telex (receipt confirmed and followed up by one of the other delivery methods discussed herein as well), or upon delivery if sent by express mail, in each case postage prepaid and addressed as follows:

           (a) If to TECORE:

               TECORE, Inc.
               7165 Columbia Gateway Drive
               Columbia, Maryland 21046
               Attention: Mr. Jay Salkini

               with copies to:

               Whiteford, Taylor & Preston L.L.P.
               Seven Saint Paul Street
               Baltimore, Maryland 21202
               Attn: Robert B. Curran, Esq.

           (b) If to SCP:

               SCP Private Equity Partners II, LP
               300 Building
               435 Devon Park Drive
               Wayne, Pennsylvania 19087
               Attn: James W. Brown

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

               with copies to:

               Saul Ewing, LLP
               1200 Liberty Ridge Drive
               Wayne, Pennsylvania 19087
               Attn: Spencer W. Franck, Jr., Esq.

           (c) If to AIRNET:

               AirNet Communications Corporation
               3950 Dow Road
               Melbourne, Florida 32934
               Attn: Mr. Glenn Ehley

               with copies to:

               Edwards & Angell, LLP
               One North Clematis Street
               Suite 400 West
               Palm Beach, Florida 33401
               Attn: John G. Igoe, Esq.

or to such other address or counsel as any party hereto shall specify pursuant to this Section 11.7 from time to time.

     13.8 Governing Law. This Agreement shall be construed in accordance with the laws of the State of Delaware, except that matters herein within the purview of the matters covered by the General Corporation Law of the State of Delaware shall be governed by such General Corporation Law, in each case without reference to conflicts of laws principles.

     13.9 Exercise of Rights and Remedies. Except as otherwise provided herein, no delay of or omission in the exercise of any right, power or remedy accruing to any party as a result of any breach or default by any other party under this Agreement shall impair any such right, power or remedy, nor shall it be construed as a waiver of or acquiescence in any such breach or default, or of any similar breach or default occurring later; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default occurring before or after that waiver.

     13.10 Time. Time is of the essence with respect to this Agreement.

     13.11 Reformation and Severability. In case any provision of this Agreement shall be invalid, illegal or unenforceable, it shall, to the extent possible, be modified in such manner as to be valid, legal and enforceable but so as to most nearly retain the intent of the parties, and if such modification is not possible, such provision shall be severed from this Agreement, and in either case the validity, legality and enforceability of the remaining provisions of this Agreement shall not in any way be affected or impaired thereby.

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     13.12 Remedies Cumulative. No right, remedy or election given by any term of this Agreement shall be deemed exclusive but each shall be cumulative with all other rights, remedies and elections available at law or in equity.

     13.13.Captions. The headings of this Agreement are inserted for convenience only, shall not constitute a part of this Agreement or be used to construe or interpret any provision hereof.

     13.14 Amendments and Waivers. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived only with the written consent of all of the parties. Any amendment or waiver effected in accordance with this Section 13.14 shall be binding upon each of the parties hereto and their successors or assigns.

     IN WITNESS WHEREOF, the parties hereto have executed this Stock Purchase Agreement as of the day and year first above written.

                                        TECORE:

                                        TECORE, INC.


                                        By:        /s/ Jay Salkini
                                            -----------------------------------


                                        SCP:

                                        SCP PRIVATE EQUITY PARTNERS II, LP


                                        By: SCP Private Equity II,
                                            General Partner, L.P.,
                                            its General Partner


                                        By:        /s/ James W. Brown
                                            -----------------------------------
                                                        a Manager

                                        AIRNET:

                                        AIRNET COMMUNICATIONS CORPORATION


                                        By:          /s/ Glenn Ehley
                                            -----------------------------------
                                                  as its President and CEO

                                   Exhibit A

                           EIGHTH AMENDED AND RESTATED

                          CERTIFICATE OF INCORPORATION

                                       OF

                        AIRNET COMMUNICATIONS CORPORATION

                                TABLE OF CONTENTS

ARTICLE I..................................................................1

ARTICLE II.................................................................1

ARTICLE III................................................................1

ARTICLE IV.................................................................1

A.     CLASSES OF STOCK.................................................. .1
B.     RIGHTS, PREFERENCES, PRIVILEGES AND RESTRICTIONS OF COMMON
       STOCK...............................................................2
   1.  Dividends...........................................................2
   2.  Stock Split, Reclassification, etc..................................2
   3.  Liquidation.........................................................2
   4.  Voting..............................................................3
   5.  No Pre-emptive or Subscription Rights...............................3
C.     RIGHTS, PREFERENCES, PRIVILEGES AND RESTRICTIONS OF PREFERRED
       STOCK...............................................................3
D.     RIGHTS, PREFERENCES, PRIVILEGES AND RESTRICTIONS OF SENIOR
       SECURED CONVERTIBLE NOTES...........................................3

ARTICLE V..................................................................4

ARTICLE VI.................................................................4

ARTICLE VII................................................................5

ARTICLE VIII...............................................................5

ARTICLE IX.................................................................6

ARTICLE X..................................................................6

                           EIGHTH AMENDED AND RESTATED
                          CERTIFICATE OF INCORPORATION
                                       OF
                        AIRNET COMMUNICATIONS CORPORATION

Pursuant to the provisions of Sections 242 and 245 of the General Corporation Law of Delaware, the undersigned Corporation adopts the following Eighth Amended and Restated Certificate of Incorporation:

     FIRST: The name of the Corporation is AirNet Communications Corporation (the "Corporation").

     SECOND: The following Eighth Amended and Restated Certificate of Incorporation was adopted by the Board of Directors and the stockholders of the Corporation in accordance with Sections 242 and 245 of the General Corporation Law of Delaware.

The Restated Certificate of Incorporation of the Corporation (originally filed under the name of Overture Systems, Inc. incorporated on January 11, 1994), as previously amended, is hereby deleted in its entirety and is amended and restated as follows:

                                    ARTICLE I
                                    ---------

     The name of the Corporation is AirNet Communications Corporation.

                                   ARTICLE II
                                   ----------

     The registered office of the Corporation in the State of Delaware is located at The Prentice-Hall Corporation System, Inc., 1013 Centre Road, in the City of Wilmington, County of New Castle. The name of the registered agent at such address is The Prentice-Hall Corporation System, Inc.

                                   ARTICLE III
                                   -----------

     The purpose of the Corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of Delaware.

                                   ARTICLE IV
                                   ----------

     A. CLASSES OF STOCK. The aggregate number of shares of capital stock which the Corporation shall have authority to issue is 403,184,713 shares, consisting of two classes of capital stock:

         (a) 400,000,000 shares of Common Stock, par value $.001 per share ("Common Stock");

         (b) 3,184,713 shares of Preferred Stock, par value $.01 per share ("Preferred Stock").

     B. RIGHTS, PREFERENCES, PRIVILEGES AND RESTRICTIONS OF COMMON STOCK. Notwithstanding any provision to the contrary contained herein, the rights, preferences, privileges and restrictions granted to and imposed upon Common Stock are set forth in this Article IV.B. Except as otherwise expressly provided in this Article IV.B., all shares of Common Stock shall be identical and shall entitle the holders thereof to the same rights and privileges.

     1. Dividends. When, as and if dividends on Common Stock are declared by the Corporation's Board of Directors, whether payable in cash, in property or in securities of the Corporation, the holders of Common Stock shall be entitled to share equally in and to receive, in accordance with the number of shares of Common Stock held by each such holder, all such dividends.

     Dividends payable under this Article IV.B. shall be paid to the holders of record of the outstanding Common Stock as their names shall appear on the stock register of the Corporation on the record date fixed by the Board of Directors of the Corporation in advance of declaration and payment of each dividend. Any Common Stock issued as a dividend pursuant to this Article IV.B. shall, when so issued, be duly authorized, validly issued, fully paid and non-assessable and free of all liens and charges. The Corporation shall not issue fractions of Common Stock on payment of such dividend but shall issue a whole number of shares to such holder of Common Stock rounded up or down in the Corporation's sole discretion to the nearest whole number, without compensation to the stockholder whose fractional share has been rounded down or from any stockholder whose fractional share has been rounded up.

     Notwithstanding anything contained herein to the contrary, no dividends on Common Stock shall be declared by the Corporation's Board of Directors or paid or set apart for payment by the Corporation at any time that such declaration, payment, or setting apart is prohibited by applicable law.

     2. Stock Split, Reclassification, etc. The Corporation shall not in any manner subdivide (by any stock split, reclassification, stock dividend, recapitalization or otherwise) or combine the outstanding shares of one class of Common Stock unless the outstanding shares of all classes of Common Stock shall be proportionately subdivided or combined.

     3. Liquidation. Upon any voluntary or involuntary liquidation, dissolution or winding-up of the affairs of the Corporation, after payment shall have been made to holders of outstanding Preferred Stock, if any, of the full amount of which they are entitled pursuant to this Certificate of Incorporation and any resolutions that may be adopted from time to time by the Corporation's Board of Directors, in accordance with Article IV.C. below (for the purpose of fixing the voting rights, designations, preferences and relative participating, optional or other special rights of any class or series of Preferred Stock), the holders of Common Stock shall be entitled, to the exclusion of the holders of Preferred Stock, if any, to share ratably, in accordance with the number of shares of Common Stock held by each such holder, in all remaining assets of the Corporation available for distribution among the holders of Common Stock, whether such assets are capital, surplus, or earnings. For the purposes of this
Article IV.B., neither the consolidation or merger of the Corporation with or into any other corporation or corporations in which the stockholders of the Corporation receive capital stock and/or other securities (including debt securities) of the acquiring corporation (or of the direct or indirect parent corporation of the acquiring corporation), nor the sale, lease or transfer by the Corporation of all or any part of its assets, nor the reduction of the capital stock of the Corporation, shall be deemed to be a voluntary or involuntary liquidation, dissolution, or winding-up of the Corporation as those terms are used in this Article IV.B.

     4. Voting. Each holder of Common Stock shall be entitled to one vote for each share of such stock issued and outstanding and registered in such holder's name and shall be entitled to vote upon such matters and in such manner as may be provided by Delaware law and this Certificate of Incorporation.

     5. No Pre-emptive or Subscription Rights. No holder of Common Stock shall be entitled to pre-emptive or subscription rights.

     C. RIGHTS, PREFERENCES, PRIVILEGES AND RESTRICTIONS OF PREFERRED STOCK. Pursuant to authority conferred by this Article IV.C. upon the Board of Directors of the Corporation under the Seventh Amended and Restated Certificate of Incorporation, in effect at the relevant time, the Board of Directors created a series of 3,184,713 shares of preferred stock designated as Series B Convertible Preferred Stock by filing a Certificate of Designation of the Corporation with the Secretary of State of the State of Delaware on May 14, 2001, and the voting powers, designations, preferences and relative participating and other special rights, and the qualifications, limitations and restrictions, of the Series B Convertible Preferred Stock of the Corporation are as set forth in Annex I hereto and are incorporated herein by reference. Any shares of Series B Convertible Preferred Stock converted into Common Stock of the Corporation pursuant to Section 6 of such Certificate of Designation shall be canceled and shall not under any circumstances be reissued; and the Corporation may from time to time take such appropriate corporate action as may be necessary to reduce accordingly the number of authorized shares of Series B Convertible Preferred Stock. The Board of Directors of the Corporation shall not issue any additional authorized but unissued shares of Series B Preferred Stock of the Corporation without the approval of stockholders of the Corporation holding at least 90% of the voting stock of the Corporation.

     Subject to the provisions of this Certificate of Incorporation and this
Article IV.C., the Board of Directors of the Corporation is authorized to decrease the number of shares of any series of preferred stock (but not below the number of shares of such series then outstanding) subsequent to the issue of shares of that series. Any and all Preferred Stock issued and for which full consideration has been paid or delivered shall be deemed fully paid stock and the holder thereof shall not be liable for any further payment thereon.

     D. RIGHTS, PREFERENCES, PRIVILEGES AND RESTRICTIONS OF SENIOR SECURED CONVERTIBLE NOTES. Reference is made to (i) the Senior Secured Convertible Note of the Corporation issued to SCP Private Equity Partners II, LP ("SCP") (the "SCP Note") and (ii) the Senior Secured Convertible Note of the Corporation issued to TECORE, Inc.

("Tecore") (the "Tecore Note," and together with the SCP Note, the "Notes") pursuant to the Securities Purchase Agreement by and among the Corporation, SCP and Tecore dated on or about ., 2003 (the "Purchase Agreement"). Pursuant to the provisions of Section 221 of the General Corporation Law of Delaware, SCP and Tecore as holders of the Notes of the Corporation (the "Noteholders") are granted the power to vote in respect to the corporate affairs and management of the Corporation as follows:

     Except as otherwise required by law or as provided herein, each Noteholder shall be entitled to vote on all matters submitted to the stockholders of the Corporation for a vote, and shall be entitled to that number of votes equal to the number of shares of Common Stock into which such holder's then outstanding Note, and all or any portion of accrued and unpaid interest, is convertible pursuant to the terms thereof on the record date for the determination of stockholders entitled to vote on such matter or, if no such record date is established, on the date such vote is taken or any written consent of stockholders is solicited, provided, however, that, solely for purposes of determining the number of votes to which a Noteholder is entitled pursuant to this Article IV.D., the price per share at which the Note, and all or any portion of accrued and unpaid interest, may be converted shall be deemed to be $.; provided further, that if the Corporation at any time subdivides (by any stock split, stock dividend, recapitalization or otherwise) its outstanding shares of Common Stock into a greater number of shares, the deemed conversion price in effect immediately prior to such subdivision shall be proportionately reduced, and conversely, in the event the outstanding shares of Common Stock shall be combined (by reverse stock split or otherwise) into a smaller number of shares, the deemed conversion price in effect immediately prior to such combination shall be proportionately increased. The holders of the Notes shall be deemed to be stockholders, and their Notes shall be deemed to be shares of stock, for the purpose of any provision of the Delaware General Corporation Law which requires the vote of stockholders as a prerequisite to any corporate action. Except as expressly otherwise provided herein or as required by law, the Noteholders shall vote together with the holders of shares of the Corporation's Common Stock as a single class on all matters. The Noteholders shall be entitled to notice of all stockholders' meetings in accordance with the Corporation's by-laws and the General Corporation Law of the State of Delaware.

                                    ARTICLE V
                                    ---------

     The Board of Directors shall have the power, in addition to the stockholders, to make, repeal, alter, amend and rescind any or all of the bylaws of the Corporation.

                                   ARTICLE VI
                                   ----------

     The Board of Directors shall be constituted as follows:

     (i) The number of directors which will constitute the whole Board of Directors of the Corporation shall be fixed at ten (10) until such time as the Tecore Note (referenced in Article IV.D. above) is fully converted into Common Stock of the Corporation, when the number of directors which will constitute the whole Board of Directors of the Corporation shall be fixed at eleven (11).

     (ii) The term of each director shall be the period from the effective date of such director's election to the next annual meeting of stockholders. The term of each director who is serving as a director on [date of amendment to Charter] shall expire at the next annual meeting of stockholders after such date, or upon such director's earlier resignation or removal, notwithstanding that such director may have been elected for a term that extended beyond the date of such next annual meeting of stockholders.

     (iii) Notwithstanding the foregoing provisions of this Article VI, each director shall serve until his successor is duly elected and qualified or until his death, resignation or removal. Directors may be removed from office with or without cause by the holders of a majority of the shares then entitled to vote at an election of directors. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.

     (iv) In furtherance and not in limitation of the powers conferred by statute, the Board of Directors shall have the power to make, adopt, amend or repeal the Bylaws, or adopt new Bylaws for this Corporation, by a resolution adopted by a majority of the directors.

     (v) Vacancies in the Board of Directors may be filled by a majority of the remaining directors, though less than a quorum, or by a sole remaining director.

     (vi) Elections of directors need not be by written ballot unless the bylaws of the Corporation shall so provide.

                                   ARTICLE VII
                                   -----------

     Meetings of stockholders may be held within or without the State of Delaware, as the bylaws may provide. The books of the Corporation may be kept (subject to any provision contained in the General Corporation Law of Delaware) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the bylaws of the Corporation.

                                  ARTICLE VIII
                                  ------------

     A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of Title 8 of the General Corporation Law of Delaware, or (iv) for any transaction from which the director derived any improper personal benefit. The foregoing sentence notwithstanding, if the General Corporation Law of Delaware is hereafter amended to authorize further limitations of the liability of a director of a corporation, then a director of the Corporation, in addition to the circumstances in which a director is not personally liable set forth in the preceding sentence, shall not be liable to the fullest extent permitted by the General Corporation Law of Delaware as so amended. Any repeal or modification of the foregoing provisions of this Article VIII by the stockholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification.

                                   ARTICLE IX
                                   ----------

     The Corporation shall indemnify and hold harmless any director and officer of the Corporation from and against any and all expenses and liabilities that may be imposed upon or incurred by such person in connection with, or as a result of, any proceeding in which such person may become involved, as a party or otherwise, by reason of the fact that such person is or was such a director or officer of the Corporation, whether or not such person continues to be such at the time such expenses and liabilities shall have been imposed or incurred. It is the intention of this Article IX to provide indemnification to the fullest extent permitted by the laws of the State of Delaware, as they may be amended from time to time.

                                    ARTICLE X
                                    ---------

     Subject to the provisions contained herein, the Corporation reserves the right to amend, alter, change or repeal any provision contained in this Eighth Amended and Restated Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

     This Eighth Amended and Restated Certificate of Incorporation was duly adopted in accordance with the provisions of Sections 242 and 245 of the General Corporation Law of the State of Delaware by the Board of Directors and the stockholders of the Corporation.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

     I, THE UNDERSIGNED, being the President and Chief Executive Officer of the Corporation, hereby declare, under penalties of perjury, that this is the act and deed of the Corporation and the facts herein stated are true, and accordingly, I have executed this Eighth Amended and Restated Certificate of Incorporation as of the ____ day of ., 2003.

                                        AIRNET COMMUNICATIONS CORPORATION


                                        By:     /s/   Glenn A. Ehley
                                           -------------------------------------
                                                  Glenn A. Ehley
                                                President and Chief
                                                 Executive Officer

ATTESTED:

-------------------------
Stuart P. Dawley
Corporate Secretary

                                                                         Annex I
                                                                         -------

                        AIRNET COMMUNICATIONS CORPORATION

                      SERIES B CONVERTIBLE PREFERRED STOCK
                           CERTIFICATE OF DESIGNATION

                            -------------------------

                         Pursuant to Section 151 of the
                General Corporation Law of the State of Delaware

                            -------------------------

     AirNet Communications Corporation (the "Corporation"), a corporation organized and existing under the General Corporation Law of the State of Delaware, does hereby certify that pursuant to the authority vested in the Board of Directors of the Corporation by its Certificate of Incorporation, as amended, and pursuant to the provisions of Section 151 of the General Corporation Law of the State of Delaware, said Board of Directors, adopted the following resolution at a meeting duly called and held on April 2, 2001, which resolution remains in full force and effect as of the date hereof:

     RESOLVED, that pursuant to the authority vested in the Board of Directors of the Corporation (the "Board of Directors") by its Certificate of Incorporation, as amended (hereinafter referred to as the "Certificate of Incorporation"), the Board of Directors does hereby create, authorize and provide for the issuance of Series B Convertible Preferred Stock, par value $.01 per share, consisting of 3,184,713 shares, having the following designations, preferences and relative and other special rights, qualifications, limitations and restrictions:

     1. DESIGNATION AND AMOUNT. The designation of such series is "Series B Convertible Preferred Stock" (hereinafter in this Certificate of Designation called the "Series B Preferred Stock") and the number of shares constituting such series shall be 3,184,713, which number may be decreased (but not increased) by the Board of Directors without a vote of stockholders; provided, however, that such number may not be decreased below the number of then currently outstanding shares of Series B Preferred Stock, plus shares issuable upon the exercise of any then outstanding options, warrants or rights to acquire Series B Preferred Stock, including dividends payable pursuant to the terms of the Series B Preferred Stock. All capitalized terms used in this Certificate of Designation and not otherwise defined shall have the meaning given to such terms in Section 13 hereof.

     2. DIVIDENDS. (a) The Holders of shares of the Series B Preferred Stock, in preference to the holders of all Junior Capital Stock and on a pari passu basis with holders of

Parity Capital Stock, will be entitled to receive, when, as and if dividends are declared by the Board of Directors, out of funds of the Corporation legally available therefor, cumulative dividends as provided in this Section 2. Dividends on each outstanding share of Series B Preferred Stock shall be payable in cash, or at the option of the Corporation, in such number of shares of Series B Preferred Stock as is set forth in Section 2(d) below, and accrue (whether or not earned or declared) at the rate of 8% per annum on the sum of (i) the Purchase Price and (ii) all accumulated and unpaid dividends accrued thereon from the date of issuance thereof (the "Series B Dividends"). Such dividends will be calculated and accrued on a quarterly basis on the last day of each fiscal quarter of the Corporation in respect of the prior three month period prorated on a daily basis for partial periods.

         (b) If the Corporation at any time pays less than the total amount of Series B Dividends then accrued with respect to the Series B Preferred Stock, such payment shall be distributed ratably among the Holders based upon the aggregate accrued but unpaid Series B Dividends on the Series B Preferred Stock held by each such Holder.

         (c) In the event that the Corporation declares or pays any dividends upon the Common Stock (whether payable in cash, securities or other property) other than dividends payable solely in shares of Common Stock, the Corporation shall also declare and pay to the Holders at the same time that it declares and pays such dividends to the holders of the Common Stock, the dividends which would have been declared and paid with respect to the Series B Preferred Stock had all of the outstanding Series B Preferred Stock been converted in accordance with Section 6(a) immediately prior to the record date for such dividend, or if no record date is fixed, the date as of which the record holders of Common Stock entitled to such dividends are to be determined.

         (d) The Corporation may pay the Series B Dividends to each Holder by the issuance of such number of shares of Series B Preferred Stock as equals the quotient of (i) the accrued and unpaid Series B Dividends with respect to the shares of Series B Preferred Stock held such Holder and (ii) the Purchase Price.

     3. LIQUIDATION PREFERENCE. (a) In the event of any (each a "Liquidation Event") liquidation, dissolution or winding up of the affairs of the Corporation, either voluntarily or involuntarily, each Holder shall be entitled, after payment of the Corporation's debts and other liabilities and any preferential amounts due to the holders of Senior Capital Stock, to be paid in full, before any distribution is made on any Junior Capital Stock but on a pari passu basis with any distribution on Parity Capital Stock, an amount (the "Liquidation Amount") with respect to each share of Series B Preferred Stock held by such Holder equal to the sum of (i) the product of (x) the Purchase Price and (y) two and (ii) the Series B Dividends accrued on such share of Series B Preferred Stock. After payment of the preferences to all holders of preferred stock of the Corporation, all remaining assets of the Corporation legally available for distribution, if any, shall be distributed ratably to the holders of the Common Stock, Series B Preferred Stock (on an as-if converted to Common Stock basis) and any other Capital Stock of the Corporation entitled to share in such distribution.

         (b) Deemed Liquidation. The Majority Holders may elect in writing by notice delivered to the Corporation, prior to the closing of a Sale of the Corporation, to treat a specific proposed Sale of the Corporation (other than a Qualified Sale of the Corporation) as a Liquidation Event for purposes of Section 3(a).

         (c) Partial Payment. The Corporation shall, not later than 20 days prior to the earlier of the record date for the taking of a vote of stockholders with respect to any Liquidation Event or the date set for the consummation of a Liquidation Event, provide to the Holders such information concerning the terms of the Liquidation Event and the value of the assets of the Corporation or such other relevant information as may be reasonably requested by the Holders. If, upon a Liquidation Event, the net assets of the Corporation available for payment to the Holders of Series B Preferred Stock and the holders of Parity Capital Stock are not sufficient to pay in full the Liquidation Amount to the Holders of Series B Preferred Stock and the preferential amounts due to the holders of Parity Capital Stock, the Holders of Series B Preferred Stock and the holders of Parity Capital Stock shall share equally and ratably in any distribution of assets of the Corporation in proportion to the full liquidation preference to which each is entitled.

         (d) No Additional Distributions. Holders of Series B Preferred Stock shall not be entitled to any additional distribution in the event of any Liquidation Event in excess of the amount set forth in Section 3(a) hereof.

     4. VOTING RIGHTS OF SERIES B PREFERRED STOCK. (a) Except as otherwise required by law or as provided herein, each Holder of Series B Preferred Stock shall be entitled to vote on all matters and shall be entitled to that number of votes equal to the number of shares of Common Stock into which such Holder's shares could be converted pursuant to the provisions of Section 6(a) hereof on the record date for the determination of stockholders entitled to vote on such matter or, if no such record date is established, on the date such vote is taken or any written consent of stockholders is solicited, provided, however, that, solely for purposes of determining the number of votes a Holder of Series B Preferred Stock is entitled to pursuant to this Section 4, the Conversion Price (as defined in Section 6(d) hereof), if then less than $2.8438, shall be deemed to be $2.8438 (the shares deemed convertible for purposes of such determination shall be hereinafter referred to as the "Holders' Voting Shares"). Except as otherwise expressly provided herein or as required by law, the Holders of shares of the Series B Preferred Stock shall vote together with the holders of shares of the Corporation's Common Stock as a single class on all matters. The Holders shall be entitled to notice of all stockholders meetings in accordance with the Corporation's by-laws and General Corporation Law of the State of Delaware.

     (b) Notwithstanding the above paragraph or any provision to the contrary contained herein, the Holders of Series B Preferred Stock shall be entitled, voting together as a separate single class, to nominate, and upon amendment of the Corporation's Certificate of Incorporation as described below to elect, two
(2) members of the Board of Directors in accordance with the terms set forth in this Section 4(b) and subject to the limitations set forth in Section 4(c) below. Until such time as the Corporation's stockholders have approved an amendment to the Corporation's Certificate of Incorporation (the "Charter Amendment") providing for the right of the Holders of Series B Preferred Stock to elect two (2) members of the Board of Directors and such Charter Amendment is filed with the Delaware Secretary of State and effective (the "Charter Amendment Effective Date") and subject to the limitations set forth in Section 4(c) below, the Holders of Series B Preferred Stock, voting together as a separate single class, are entitled to designate two (2) nominees for election to the class of the Board of Directors whose term expires at the Corporation's 2001 Annual Stockholders Meeting ("Class III") and at each subsequent election of Class III directors prior to the Charter Amendment Effective Date, and the Board of Directors shall nominate such designees and recommend to the Corporation's stockholders that such designees be elected as members of Class III of the Board of Directors.

     With respect to the two (2) directors to be designated for nomination by the Holders of Series B Preferred Stock, one individual shall be designated by SCP Private Equity Partners II, L.P. ("SCP") so long as SCP holds any Series B Preferred Stock (the "SCP Designee for Nomination") and one individual shall be designated by Tandem PCS Investments, L.P. ("Tandem") so long as Tandem holds any Series B Preferred Stock (the "Tandem Designee for Nomination"). For nominees for election at the Corporation's 2001 Annual Stockholders Meeting, each of SCP and Tandem shall notify the Corporation in writing of the identity of its designee no later than ten (10) days following the date on which they become Holders of Series B Preferred Stock. For all subsequent elections of Class III directors, each of SCP and Tandem shall notify the Corporation in writing of the identity of its designee for nomination to Class III of the Board of Directors no later than the last date (the "Designee Notice Due Date") on which shareholder proposals may be submitted for an election year when they have such a right, which notice shall be conclusive evidence of the consent of such designee to serve as a director of the Corporation. In the event either SCP or Tandem fails to provide such notice, the SCP Designee for Nomination and Tandem Designee for Nomination (or the SCP representative and Tandem representative in the case of the notice for the Corporation's 2001 Annual Stockholders' Meeting) serving on the Board of Directors on the Designee Notice Due Date shall be deemed to be renominated. In the event SCP or Tandem has no designee serving (or otherwise designated to serve in the event of the resignation, death, removal or inability to serve of a designee, as provided in the last sentence of this paragraph) on the Board of Directors on the Designee Notice Due Date, the Board of Directors shall be entitled to make the nomination for which such notice was required. In the event either SCP or Tandem fails to hold any Series B Preferred Stock, the Holders of Series B Preferred Stock, voting together as a separate single class, shall be entitled to the director nomination rights previously held by SCP or Tandem, as the case may be. If neither SCP nor Tandem holds any Series B Preferred Stock, the Holders of Series B Preferred Stock, voting together as a separate single class, shall be entitled to the director nomination rights previously held by SCP and Tandem. The notice shall include all information with respect to such designee as is required to be included in a proxy statement soliciting proxies for the election of directors pursuant to Regulation 14A of the Exchange Act. In the event of any vacancy arising by reason of the resignation, death, removal (which may include a removal by the Holders of Series B Preferred Stock, with or without cause, at the written request of SCP or Tandem, as applicable, as the party designating such director) or inability to serve of the SCP Designee for Nomination or the Tandem Designee for Nomination, SCP or Tandem, as applicable, shall notify the Corporation of its choice to fill such vacancy, and the Board of Directors shall appoint such person to fill such vacancy and serve until the next meeting of the Corporation's stockholders for the election of Class III directors.

     At all times after the Charter Amendment Effective Date and subject to the limitations set forth in Section 4(c) below, the Holders of Series B Preferred Stock, voting together as a separate single class, shall be entitled to elect two (2) members of Class III of the Board of Directors at each election of Class III directors. With respect to the two (2) directors to be designated for election by the Holders of Series B Preferred Stock, one individual shall be designated by SCP so long as SCP holds any Series B Preferred Stock (the "SCP Designee for Election") and one individual shall be designated by Tandem so long as Tandem holds any Series B Preferred Stock (the "Tandem Designee for Election"). Each of SCP and Tandem shall notify the Corporation in writing of the identity of its designee for election to Class III of the Board of Directors no later than the Designee Notice Due Date, which notice shall be conclusive evidence of the consent of such designee to serve as a director of the Corporation. In the event either SCP or Tandem fails to provide such notice, the SCP designee and Tandem designee serving on the Board of Directors on the Designee Notice Due Date shall be deemed to be the applicable designee. In the event either SCP or Tandem has no designee serving (or otherwise designated to serve in the event of the resignation, death, removal or inability to serve of a designee, as provided in the last sentence of this paragraph) on the Board of Directors on the Designee Notice Due Date, the Board of Directors shall be entitled to make the nomination for which such notice was required. In the event SCP or Tandem fails to hold any Series B Preferred Stock, the Holders of Series B Preferred Stock, voting together as a separate single class, shall be entitled to the director election rights previously held by SCP or Tandem, as the case may be. If neither SCP nor Tandem holds any Series B Preferred Stock, the Holders of Series B Preferred Stock, voting together as a separate single class, shall be entitled to the director election rights previously held by SCP and Tandem. The notice shall include all information with respect to such designee as is required to be included in a proxy statement soliciting proxies for the election of directors pursuant to Regulation 14A of the Exchange Act. In the event of any vacancy arising by reason of the resignation, death, removal (which may include a removal by the Holders of Series B Preferred Stock, with or without cause, at the written request of SCP or Tandem, as applicable, as the party designating such director) or inability to serve of the SCP Designee for Election or the Tandem Designee for Election, SCP or Tandem, as applicable (provided SCP or Tandem, as applicable, then holds Series B Preferred Stock) shall notify the Corporation of its choice to fill such vacancy, and the Board of Directors shall appoint such person to fill such vacancy and serve until the next meeting of the Corporation's stockholders for the election of Class III directors.

     The class voting rights granted to the Holders of Series B Preferred Stock pursuant to this Section 4(b) shall be in addition to, and not in lieu of, the voting rights granted to such Holders under Section 4(a) hereof. Accordingly, the Holders of Series B Preferred Stock shall be entitled to vote together with the holders of shares of the Corporation's Common Stock as a single class with respect to the election of those directors for which the Holders do not have class voting rights.

     (c) Notwithstanding the provisions of Section 4(b) above, the class voting rights to which the Holders of Series B Preferred Stock are entitled pursuant to such section shall be limited, and in certain cases eliminated, in the event the Holders of Series B Preferred Stock fail to maintain certain threshold levels of ownership of the Corporation's voting securities, as set forth below. In the event the sum of (i) the Holders' Voting Shares, plus (ii) the shares of Common Stock issued and outstanding and owned by the Holders (the total of such shares from time to time is hereinafter referred to as the "Holders' Share Total" and with respect to a specific

Holder, a "Share Total") constitutes less than 15% of the sum of (i) the Corporation's outstanding shares of Common Stock plus (ii) the Holders' Voting Shares (the total of such shares is hereinafter referred to as the "Deemed Outstanding Shares") on a Designee Notice Due Date, the Holders of Series B Preferred Stock shall be entitled to only one designee for nomination or election, as the case may be, with respect to such election. In such case, SCP or Tandem, whichever entity has a higher Share Total, shall be entitled to make such designation. In the event, SCP and Tandem have equal Share Totals on a Designee Notice Due Date on which the Holders are entitled to only one designee, SCP and Tandem shall agree on a mutually acceptable designee. In the event the Holders' Share Total constitutes less than 10% of the Deemed Outstanding Shares on a Designee Notice Due Date, the Holders of Series B Preferred Stock shall not be entitled to designate a director for such election and the Holders shall be entitled to voting rights in accordance with Section 4(a) above with respect to such election.

     5. RESTRICTED ACTIONS. (a) The affirmative vote of the Majority Holders, acting by written consent as a separate class or voting separately as a separate class, shall be necessary to authorize the Corporation or any Subsidiary of the Corporation to take any of the following actions:

               (i) authorize, create, issue, modify the material terms of, or change the amount of authorized or issued shares of, any Senior Capital Stock (or any securities convertible into or exchangeable for any Senior Capital Stock) or Indebtedness that by its terms is convertible or exchangeable into Senior Capital Stock (or any securities convertible into or exchangeable for Senior Capital Stock;

               (ii) effect (x) any Sale of the Corporation other than a Qualified Sale of the Corporation or a Qualified Public Offering or (y) any Reorganization of the Corporation;

               (iii) alter the rights, preferences or privileges of the Series B Preferred Stock;

               (iv) increase the authorized number of shares of Series B Preferred Stock;

               (v) redeem, purchase or otherwise acquire any shares of Common Stock or Preferred Stock (or pay into a sinking fund for such purpose); provided, however, that this restriction shall not apply to any redemption specifically permitted pursuant to this Certificate of Designation or to the repurchase of shares of Common Stock at the original purchase price from employees, officers, directors or other persons performing services for the Corporation.

         (b) Notwithstanding the foregoing provisions of this Section 5 and except as otherwise required by law, the creation, authorization or issuance of any shares of any Junior Capital Stock or Parity Capital Stock, or the increase or decrease in the amount of authorized Junior Capital Stock or Parity Capital Stock of any class shall not require the affirmative vote or consent of the Majority Holders and shall not be deemed to materially affect adversely the rights, preferences, privileges or voting rights of shares of Series B Preferred Stock.

         (c) In any case in which the Holders of Series B Preferred Stock shall be entitled to vote (as Holders of Series B Preferred Stock rather than on an as-if-converted basis) pursuant hereto or pursuant to the General Corporation Law of the State of Delaware, each Holder of Series B Preferred Stock entitled to vote with respect to such matters shall be entitled to one vote for each share of Series B Preferred Stock held.

     6.  CONVERSION RIGHTS.

         (a) Optional Conversion. At any time and from time to time, any Holder shall have the right, at its option, to convert all or any portion of the shares of Series B Preferred Stock (including all accrued dividends paid or payable in shares of Series B Preferred Stock and any fraction of a share) held by such Holder into such number of shares of fully paid and nonassessable Common Stock as equals the product of (i) the number of shares of Series B Preferred Stock to be converted by such Holder and (ii) the quotient of (x) the Purchase Price and
(y) the Conversion Price in effect on the Conversion Date. Each optional conversion of Series B Preferred Stock shall be deemed to have been effected as of the close of business on the effective date of such conversion specified in a written notice by such Holder to the Corporation (the "Conversion Date"); provided, however, that the Conversion Date shall not be a date earlier than the date such notice is so given, and if such notice does not specify a conversion date, the Conversion Date shall be deemed to be the date such notice is given to the Corporation. On the Conversion Date, the rights of the holder of such Series B Preferred Stock as such Holder shall cease and the Person or Persons in whose name or names any certificate or certificates for shares of Common Stock are to be issued upon such conversion shall be deemed to have become the holder or holders of record of the shares of Common Stock represented thereby. Notwithstanding any other provision hereof, if a voluntary conversion of Series B Preferred Stock is to be made in connection with a public offering other than a Qualified Public Offering or a Sale of the Corporation other than a Qualified Sale of the Corporation, such conversion may, at the election of the Holder, be conditioned upon the consummation of the respective public offering or Sale of the Corporation, in which case such conversion shall not be deemed to be effective until the closing of such public offering or Sale of the Corporation, as the case may be.

         (b) Mandatory Conversion. Immediately upon any Mandatory Conversion Event, all shares of Series B Preferred Stock held by each Holder (including all accrued dividends paid or payable in shares of Series B Preferred Stock and any fraction of a share of Series B Preferred Stock) shall automatically be converted into the number of fully paid and nonassessable shares of Common Stock of the Corporation as equals the product of (i) the number of shares of Series B Preferred Stock held by such Holder and (ii) the quotient of (x) the Purchase Price and (y) the Conversion Price in effect on the Conversion Date. A "Mandatory Conversion Event" shall mean (A) the closing of a Qualified Public Offering; (B) the closing of a Qualified Sale of the Corporation or (C) the written election of the Majority Holders, including each Lead Investor.

         (c) Conversion Procedure.

               (i) Delivery of Certificates. As soon as practicable after any conversion of Series B Preferred Stock pursuant to this Section 6, but in any event within ten (10) business days after the holder has delivered the certificates or affidavits of loss, if applicable, evidencing the shares of Series B Preferred Stock converted into shares of Common Stock in accordance herewith, the Corporation shall deliver to the converting holder:

               (x) a certificate or certificates representing, in the aggregate, the number of shares of Common Stock issued upon such conversion in the same name or names as the certificates representing the converted shares (unless such holder shall have provided written notice to the Corporation to issue some or all of such converted shares in another name or names, in which case the Corporation shall deliver such certificates for such converted shares in such other name or names provided such holder delivers to the Corporation an opinion of counsel acceptable to the Corporation specifying that such issuance of converted shares to other parties is permissible under an available exemption from the registration requirements of the Securities Act of 1933, as amended, and the securities laws of any applicable state) and in such denomination or denominations as the converting holder shall specify and a check for cash with respect to any fractional interest in a share of Common Stock; and

               (y) with respect to an optional conversion pursuant to Section 6(a) above, a certificate representing any shares of Series B Preferred Stock that were represented by the certificate or certificates delivered to the Corporation in connection with such conversion but that were not converted.

     From the Conversion Date and until such time as a holder of shares of Series B Preferred Stock shall surrender its certificate or certificates therefor as provided above, such certificates shall be deemed to represent the shares of Common Stock to which such holder shall be entitled upon the surrender thereof.

               (ii) Fully Paid Shares. The issuance of certificates for shares of Common Stock upon conversion of Series B Preferred Stock shall be made without charge to the Holders of such Series B Preferred Stock for any issuance tax in respect thereof or other cost incurred by the Corporation in connection with such conversion and the related issuance of shares of Common Stock. Upon conversion of any shares of Series B Preferred Stock, the Corporation shall take all such actions as are necessary in order to insure that the Common Stock so issued upon such conversion shall be validly issued, fully paid and nonassessable.

               (iii) Timely Conversion. The Corporation shall not close its books against the transfer of Series B Preferred Stock or of Common Stock issued or issuable upon conversion of Series B Preferred Stock in any manner that interferes with the timely conversion of Series B Preferred Stock. The Corporation shall assist and cooperate with any holder of shares of Series B Preferred Stock required to make any governmental filings or obtain any governmental approval prior to or in connection with any conversion of shares of Series B Preferred Stock hereunder (including, without limitation, making any filings required to be made by the Corporation). The Corporation shall take all such actions as may be necessary to assure that all such shares of Common Stock may be so issued without violation of any applicable law or governmental regulation or any requirements of any domestic securities exchange upon which shares of Common Stock may be listed (except for official notice of issuance which shall be immediately delivered by the Corporation upon each such issuance).

               (iv) Reservation of Common Stock. The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of issuance upon the conversion of or otherwise pursuant to the terms of the Series B Preferred Stock, such number of shares of Common Stock as are issuable upon the conversion of or otherwise pursuant to the terms of all outstanding Series B Preferred Stock.

               (v) Fractional Shares. No fractional shares of Common Stock or scrip shall be issued upon conversion of shares of the Series B Preferred Stock. If more than one share of Series B Preferred Stock shall be surrendered for conversion at any one time by the same Holder, the number of full shares of Common Stock issuable upon conversion thereof shall be computed on the basis of the aggregate number of shares of Series B Preferred Stock so surrendered. Instead of any fractional shares of Common Stock which would otherwise be issuable upon conversion of any shares of Series B Preferred Stock, the Corporation shall pay a cash adjustment in respect of such fractional interest equal to the fair market value of such fractional interest as determined by the Corporation's Board of Directors.

         (d) Conversion Price. The initial conversion price shall be three and 14/100 dollars ($3.14), which may be adjusted from time to time hereafter (as so adjusted, the "Conversion Price"). If and whenever on or after the original date of issuance of the Series B Preferred Stock the Corporation issues or sells, or in accordance with Section 6(e) below is deemed to have issued or sold, any shares of its Common Stock or Convertible Securities (other than Excluded Securities) for a consideration per share less than the Conversion Price in effect immediately prior to the time of such issue or sale, then upon such issue or sale, the Conversion Price in effect immediately prior to the time of such issue or sale shall be reduced to an amount equal to the consideration per share applicable to the Common Stock or Convertible Securities so issued or sold or deemed issued or sold in accordance with Section 6(e) below.

         (e) Effect on Conversion Price of Certain Events. For purposes of determining the adjusted Conversion Price under Section 6(d), the following shall be applicable:

               (i) Issuance of Convertible Securities. If the Corporation in any manner issues or sells any Convertible Securities, whether or not the rights to exercise, exchange or convert any such Convertible Securities are immediately exercisable, and the price per share for which Common Stock is issuable upon such exercise, conversion or exchange is less than the Conversion Price in effect immediately prior to the time of such issue or sale, then the maximum number of shares of Common Stock issuable upon exercise, conversion or exchange of such Convertible Securities shall be deemed to be outstanding and to have been issued and sold by the Corporation at the time of the issuance or sale of such Convertible Securities for such price per share. For the purposes of this paragraph, the "price per share for which Common Stock is issuable" shall be determined by dividing (x) the total amount received or receivable by the Corporation as consideration for the issue or sale of such Convertible Securities, plus the cumulative minimum aggregate amount of additional consideration, if any, payable to the Corporation upon the exercise, conversion or exchange thereof and, if applicable, the exercise, conversion and exchange of any other Convertible Securities that such Convertible Securities may be converted into or exchanged for, by (y) the total maximum number of shares of Common Stock issuable upon the exercise, conversion or exchange of all such Convertible Securities. No further adjustment of the Conversion Price shall be made when Common Stock and, if applicable, any other Convertible Securities, are actually issued upon the exercise, conversion or exchange of such Convertible Securities.

               (ii) Change in Exercise, Price or Conversion Rate. If the additional consideration payable to the Corporation upon the exercise, conversion or exchange of any Convertible Securities, or the rate at which any Convertible Securities are convertible into or exercisable or exchangeable for Common Stock, changes at any time, the Conversion Price in effect at the time of such change shall be readjusted to the Conversion Price that would have been in effect at such time had such Convertible Securities that are still outstanding provided for such changed additional consideration or changed conversion rate, as the case may be, at the time such Convertible Securities were initially granted, issued or sold.

               (iii) Exceptions for Excluded Securities. Notwithstanding the foregoing, no adjustments shall be made under this Section 6(e) with respect to the issuance of any Excluded Securities.

         (f) Subdivision or Combination of Common Stock. If the Corporation at any time subdivides (by any stock split, stock dividend, recapitalization or otherwise) its outstanding shares of Common Stock into a greater number of shares, the Conversion Price in effect immediately prior to such subdivision shall be proportionately reduced, and conversely, in the event the outstanding shares of Common Stock shall be combined (by reverse stock split or otherwise) into a smaller number of shares, the Conversion Price in effect immediately prior to such combination shall be proportionately increased.

         (g) Certain Events. If an event not specified in this Section 6 occurs that has substantially the same economic effect on the Series B Preferred Stock as those specifically enumerated, then this Section 6 shall be construed liberally, mutatis mutandis, in order to give the Series B Preferred Stock the intended benefit of the protections provided under this Section 6. In such event, the Corporation's Board of Directors shall make an appropriate adjustment in the Conversion Price so as to protect the rights of the Holders.

         (h) Notices.

               (i) Immediately upon any adjustment of the Conversion Price, the Corporation shall give written notice thereof to all Holders, setting forth in reasonable detail and certifying the calculation of such adjustment and the facts upon which such adjustment is based.

               (ii) The Corporation shall give written notice to all Holders at least twenty (20) days prior to the date on which the Corporation closes its books or takes a record (x) with respect to any pro rata subscription offer to Holders of Common Stock, (y) with respect to any Liquidation Event or (z) with respect to any other right afforded to any holder of Common Stock.

         (i) Determination of Consideration. For purposes of this Section 6, consideration received by the Corporation for the issue or sale of Convertible Securities in the form of property other than cash shall be computed at the fair value thereof at the time of such issue, as determined in good faith by the Board of Directors of the Corporation.

     7.  REDEMPTION.

         (a) Unless the following rights are waived or deferred in writing by the Majority Holders (including each Lead Investor), at any time after May 31, 2006, any Holder may elect to have all shares of Series B Preferred Stock held by such Holder redeemed by the Corporation (an "Optional Redemption"). In any such case, any Holder desiring to exercise its Optional Redemption right (a "Redeeming Holder") shall notify the Corporation in writing of its intent to exercise the rights afforded by this Section 7(a) and specify a date not less than ten (10) nor more than sixty (60) days from the date of such notice on which all of such Holder's shares of Series B Preferred Stock shall be redeemed (an "Optional Redemption Date"). Within three (3) Trading Days after receipt by the Corporation of any such notice, the Corporation shall promptly notify each of the other Holders in writing of such Optional Redemption and provide a copy of the notice from such Redeeming Holder with such notice, whereupon each of the other Holders shall have an option for a period of fifteen (15) days to notify the Corporation in writing of its intent to exercise its Optional Redemption right on the Optional Redemption Date. On such Optional Redemption Date, the Corporation shall redeem all shares of Series B Preferred Stock held by such Redeeming Holder as well as all other Holders exercising such Optional Redemption right, as aforesaid, in cash by wire transfer of immediately available funds at a redemption price (the "Redemption Price") equal to the sum of (i) the product of (x) the number of shares of Series B Preferred Stock held by such Redeeming Holder and each other Holder, respectively, and (y) the Purchase Price and (ii) all accrued but unpaid dividends thereon calculated to the Optional Redemption Date.

         (b) If the funds of the Corporation legally available for redemption of shares of Series B Preferred Stock on an Optional Redemption Date are insufficient to redeem the total number of shares of Series B Preferred Stock requested to be redeemed by Redeeming Holders on such Optional Redemption Date, the Redeeming Holders requesting redemption on such Optional Redemption Date shall share ratably in any funds legally available for redemption of such shares according to the respective amounts that would be payable with respect to the full number of shares owned by them if all such shares were redeemed in full. At any time, and from time to time, thereafter when additional funds of the Corporation are legally available for the redemption of such shares of Series B Preferred Stock, such funds will be used at the earliest permissible time to redeem the balance of such shares, or such portion thereof for which funds are then legally available. Such funds shall not be used by the Corporation for any other purpose, including the redemption by the Corporation of any shares of Convertible Securities which the Corporation is obligated to redeem on any subsequent date. The Corporation shall be obligated to use its reasonable efforts to take such actions as may be necessary in order to permit the full and timely redemption of the shares of Series B Preferred Stock entitled to redemption.

         (c) If, for any reason, the Corporation fails to redeem all shares of Series B Preferred Stock entitled to redemption on any Optional Redemption Date, the unredeemed shares shall remain outstanding and shall continue to have all rights and preferences (including, without limitation, dividend and voting rights) provided for herein and the Holders of such unredeemed shares shall have the ongoing right to be redeemed together with such rights and remedies as may be available under applicable law.

         (d) The notices provided for in this Section 7 shall be sent, (i) if by or on behalf of the Corporation, to the Holders at their respective addresses as shall then appear on the records of the Corporation by first class mail, postage prepaid, notifying such recipient of the redemption, the date of such redemption, the number of shares of Series B Preferred Stock to be redeemed, and the Redemption Price therefor and stating the place or places at which the shares that have been requested to be redeemed shall, upon presentation and surrender of such certificates representing such shares, be redeemed, and (ii) if by or on behalf of a Holder, to the Corporation at its executive office, currently located in Melbourne, Florida.

         (e) Any shares of Series B Preferred Stock redeemed pursuant to this
Section 7 or otherwise acquired by the Corporation in any manner whatsoever shall be canceled and shall not under any circumstances be reissued; and the Corporation may from time to time take such appropriate corporate action as may be necessary to reduce accordingly the number of authorized shares of Series B Preferred Stock.

     8. EXCLUSION OF OTHER RIGHTS. Except as may otherwise be required by law, the shares of Series B Preferred Stock shall not have any preferences or relative, participating, optional or other special rights, other than those specifically set forth in this Certificate of Designation.

     9. RANK. The Series B Preferred Stock shall, with respect to redemption, dividend distributions and distributions upon liquidation, winding-up and dissolution of the Corporation, rank (i) senior to all classes of Common Stock of the Corporation, and to each other class of Capital Stock or series of Preferred Stock (including Series A Preferred Stock) now outstanding or hereafter created by the Board of Directors other than Parity Capital Stock or Senior Capital Stock (collectively referred to herein, together with all classes of Common Stock of the Corporation, as the "Junior Capital Stock"), (ii) equally with any class of Capital Stock or series of Preferred Stock hereafter created by the Board of Directors and which expressly provide that such class or series will rank on a parity with the Series B Preferred Stock as to redemption, dividend distributions and distributions upon liquidation, winding-up and dissolution of the Corporation (collectively referred to as "Parity Capital Stock"); and (iii) junior to each class of Capital Stock or series of Preferred Stock hereafter created by the Board of Directors the terms of which have been approved by the Majority Holders in accordance with Section 5(a)(i) hereof and which expressly provide that such class or series will rank senior to the Series B Preferred

Stock as to redemption, dividend distributions and distributions upon liquidation, winding-up and dissolution of the Corporation (collectively referred to as "Senior Capital Stock").

     10. IDENTICAL RIGHTS. Each share of the Series B Preferred Stock shall have the same relative rights and preferences as, and shall be identical in all respects with, all other shares of the Series B Preferred Stock.

     11. CERTIFICATES. So long as any shares of the Series B Preferred Stock are outstanding, there shall be set forth on the face or back of each stock certificate issued by the Corporation a statement that the Corporation shall furnish without charge to each shareholder who so requests, a full statement of the designation and relative rights, preferences and limitations of each class of stock or series thereof that the Corporation is authorized to issue and of the authority of the Board of Directors to designate and fix the relative rights, preferences and limitations of each series.

     12. AMENDMENTS; WAIVERS. Any provision of these terms of the Series B Preferred Stock may be amended, modified or waived if and only if the Majority Holders (including each Lead Investor) have consented in writing or by an affirmative vote to such amendment, modification or waiver of any such provision of this Certificate of Designation.

     13. DEFINITIONS.

     "Acquirer Stock" has the meaning set forth within the definition of Qualified Sale of the Corporation.

     "Capital Stock" means (a) as to any Person that is a corporation (i) the authorized shares of such Person's capital stock, including all classes of common, preferred, voting and nonvoting capital stock of such Person, (ii) any rights, options or warrants to purchase any capital stock (including all classes of common, preferred, voting and nonvoting capital stock of such Person) of such Person, and (iii) securities of any type whatsoever that are, or may become, convertible into or exercisable or exchangeable for, or that carry or may carry rights to subscribe for, any capital stock (including all classes of common, preferred, voting and nonvoting capital stock of such Person) of such Person; and (b) as to any Person that is not a corporation or an individual (i) the ownership interests in such Person (however evidenced), including, without limitation, the right to share in profits and losses, the right to receive distributions of cash and property, and the right to receive allocations of items of income, gain, loss, deduction and credit and similar items from such Person, whether or not such interests include voting or similar rights entitling the holder thereof to exercise control over such Person, and (ii) any rights, options, warrants or securities of any type whatsoever that are, or may become, convertible into or exercisable or exchangeable for, or that carry or may carry rights to subscribe for, any such ownership interests in such Person.

     "Certificate of Designation" means this Certificate of Designation of the Series B Preferred Stock.

     "Certificate of Incorporation" means the Certificate of Incorporation of the Corporation, as amended and/or restated from time to time.

     "Closing Price" means on any day the reported last sale price on such day, or in case no sale takes place on such day, the average of the reported closing bid and ask prices on the principal national securities exchange (which shall include NASDAQ) on which such stock is listed or admitted to trading (and if the Common Stock is listed or admitted to trading on more than one U.S. national or non-U.S. securities exchange, the Corporation shall determine, in its reasonable discretion, the principal securities exchange on which such Common Stock is listed or admitted to trading), as reported by Bloomberg Financial Markets (or a comparable reporting service of national reputation selected by the Corporation and reasonably acceptable to the Majority Holders if Bloomberg Financial Markets is not then reporting the last sale price of such security) ("Bloomberg"), or if not listed or admitted to trading on any securities exchange, the last reported sale price of such security in the over-the-counter market on the electronic bulletin board for such security as reported by Bloomberg, or, if no last sale price is reported for such security by Bloomberg, the average of the reported closing and bid prices of all market makers for such security as reported in the "pink sheets" by the National Quotation Bureau, Inc., in each case for such date or, if such date was not a trading date for such security, on the next preceding date which was a trading date. If the Closing Price cannot be calculated for such security as of either of such dates on any of the foregoing bases, the Closing Price of such security on such date shall be the fair market value as reasonably determined by an investment banking firm selected by the Corporation and reasonably acceptable to the Majority Holders, with the costs of such appraisal to be borne by the Corporation.

     "Common Stock" means the Corporation's Common Stock, $.001 par value.

     "Common Stock Deemed Outstanding" means, at any given time, the number of shares of Common Stock actually outstanding at such time, plus the number of shares of Common Stock issuable upon the exercise, conversion or exchange in full of all Convertible Securities whether or not the Convertible Securities are exercisable for, convertible into or exchangeable for, Common Stock at such time.

     "Conversion Date" has the meaning set forth in Section 6(a) hereof.

     "Conversion Price" has the meaning set forth in Section 6(d) hereof.

     "Convertible Securities" means securities or obligations that are exercisable for, convertible into or exchangeable for shares of Common Stock. The term includes options, warrants or other rights to subscribe for or purchase Common Stock or to subscribe for or purchase other securities that are convertible into or exercisable or exchanged for Common Stock.

     "Excluded Securities" means any (a) shares of Common Stock or options to purchase Common Stock, including shares of Common Stock issuable upon exercise of such options, (as the same may be adjusted in connection with any stock split, stock dividend, combination or recapitalization) issued or granted pursuant to employee stock option or executive incentive ownership plans approved by the Board of Directors and the stockholders of the Corporation; (b) the shares of Common Stock issuable upon conversion of any Convertible Securities outstanding on March 30, 2001 (c) the shares of Common Stock issuable upon the conversion of the Series B

Preferred Stock; and (d) any shares of Capital Stock issued to the Corporation's stockholders in connection with any stock split, stock dividend or recapitalization.

     "Holders" means the Holders from time to time of shares of Series B Preferred Stock, and the term "Holder" means any one of them.

     "Junior Capital Stock" has the meaning given such term in Section 9 above.

     "Lead Investor" shall mean any of SCP Private Equity Partners, II, L.P., Tandem PCS Investments, L.P., and Mellon Ventures, L.P. so long as such party holds shares of Series B Preferred Stock.

     "Liquidation Amount" has the meaning set forth in Section 3(a) hereof.

     "Liquidation Event" has the meaning set forth in Section 3(a) hereof.

     "Low Trading Volume" means that the total number of shares of Acquirer Stock (or any Capital Stock into which the Acquirer Stock is convertible into, exercisable or exchangeable for) received or receivable by all holders of Capital Stock of the Corporation in connection with a Sale of the Corporation is greater than the average daily reported volume of Capital Stock of the same class as the Acquirer Stock (or any Capital Stock into which the Acquirer Stock is convertible into, exercisable or exchangeable for) calculated based upon the average daily trading volume of Acquirer Stock on all national securities exchanges and/or the automated quotation system of a registered securities association (as such terms are used in Rule 144 promulgated under the Securities Act of 1933) during the 12 week period immediately preceding the date of the closing of the Sale of the Corporation.

     "Majority Holders" means the Holders of a majority of the outstanding shares of Series B Preferred Stock.

     "Mandatory Conversion Event" has the meaning set forth in Section 6(b) hereof.

     "NASDAQ" means the National Association of Securities Dealers Automated Quotation System.

     "Optional Redemption" has the meaning set forth in Section 7(a) hereof.

     "Optional Redemption Date" has the meaning set forth in Section 7(a) hereof.

     "Parity Capital Stock" has the meaning set forth in Section 9 hereof.

     "Person" means an individual, partnership, corporation, association, trust, joint venture, unincorporated organization and any government, governmental department or agency or political subdivision thereof.

     "Purchase Price" of any share of Series B Preferred Stock shall be thirty one and 40/100 dollars ($31.40), such price to be equitably adjusted in the event of any stock dividend, stock split, combination, recapitalization or other similar event with respect to the Series B Preferred Stock.

     "Qualified Sale of the Corporation" means any Sale of the Corporation at a price per share in cash or other securities not less than three times the Conversion Price other than a Sale of the Corporation in which the Holders or any other holders of Capital Stock of the Corporation receive Capital Stock of a Person (the "Acquirer Stock") that is subject to a Significant Restriction.

     "Qualified Public Offering" means any public offering by the Corporation of its Common Stock consummated pursuant to an effective registration statement under the Securities Act of 1933 or any similar federal statute then in force and yielding the Corporation gross proceeds of at least $70,000,000, and at a public offering price per share of not less than three times the then applicable Conversion Price, other than an offering of shares being issued as consideration in a business acquisition or combination or an offering in connection with an employee benefit plan.

     "Reorganization" means any merger, reorganization, recapitalization or consolidation, which affects any Capital Stock of the Corporation, other than a Sale of the Corporation.

     "Sale of the Corporation" means a single transaction or a series of transactions to which the Corporation is a party pursuant to which a Person or Persons acquire (i) Capital Stock of the Corporation possessing the voting power to elect a majority of the Corporation's board of directors or more than fifty percent (50%) of the voting power of the Corporation (whether by merger, consolidation or sale or transfer of the Corporation's Capital Stock), provided, however, that a Qualified Public Offering or the sale of Series B Preferred Stock that results in an acquisition of voting power shall not be a Sale of the Corporation; or (ii) all or substantially all of the Corporation's assets determined on a consolidated basis.

     "Senior Capital Stock" has the meaning set forth in Section 9 hereof.

     "Series A Preferred Stock" means the Corporation's Series A Junior Participating Preferred Stock.

     "Series B Dividends" has the meaning set forth in Section 2(a) hereof.

     "Series B Preferred Stock" means the Corporation's Series B Convertible Redeemable Preferred Stock, $.01 par value per share.

     "Significant Restriction" shall mean (a) Low Trading Volume, with respect to any Acquirer Stock that is publicly traded and (b) any shares of a privately-held company or shares of a publicly-traded company that are not registered, or will not be registered within 45 days following an applicable Sale of the Corporation, pursuant to an effective registration statement for resale under the Securities Act of 1933, as amended.

     "Subsidiary" means, with respect to any Person, any corporation, partnership, association or other business entity of which (i) if a corporation, a majority of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof, or (ii) if a partnership, association or other business entity, a majority of the partnership or other similar ownership interest thereof is at the time owned or controlled, directly or indirectly, by any Person or one or more Subsidiaries of that person or a combination thereof. For purposes hereof, a Person or Persons shall be deemed to have a majority ownership interest in a partnership, association or other business entity if such Person or Persons shall be allocated a majority of partnership, association or other business entity gains or losses or shall be or control the managing general partner of such partnership, association or other business entity.

     "Trading Day" means, in respect of any securities exchange or securities market, each Monday, Tuesday, Wednesday, Thursday and Friday, other than any day on which securities are not traded on the applicable securities exchange or in the applicable securities market.

     14. SEVERABILITY OF PROVISIONS. If any right, preference or limitation of the Series B Preferred Stock set forth in this Certificate of Designation (as such Certificate of Designation may be amended from time to time) is invalid, unlawful or incapable of being enforced by reason of any rule, law or public policy, all other rights preferences and limitations set forth in this Resolution (as so amended) which can be given effect without implicating the invalid, unlawful or unenforceable right preference or limitation shall, nevertheless, remain in full force and effect, and no right, preference or limitation herein set forth shall be deemed dependent upon any other right, preference or limitation unless so expressed herein.

     IN WITNESS WHEREOF, this Certificate of Designation is executed on behalf of the Corporation by its President and Chief Executive Officer on May 14, 2001.


                                        By:     /s/ R. Lee Hamilton, Jr.
                                           -------------------------------------
                                                  R. Lee Hamilton, Jr.
                                           President and Chief Executive Officer

                                   Exhibit B

                              AMENDED AND RESTATED
                              AIRNET BONUS PROGRAM
                      DATED AND EFFECTIVE _______ __, 2003

The Amended and Restated AirNet Bonus Program (the "BONUS PROGRAM") shall consist of an Acquisition Bonus Program for Employees and a Management Bonus Program, each described below. This BONUS PROGRAM replaces the Amended and Restated AirNet Bonus Program dated and effective August 12, 2002.

I. BONUS PROGRAM FOR EMPLOYEES TIED TO SALE OF CONVERTIBLE NOTES OTHER THAN IN CONNECTION WITH THE SALE OF THE COMPANY.

AirNet Communications Corporation has issued secured convertible promissory notes in the aggregate amount of $16,000,000 ("Convertible Notes") to TECORE, Inc. ("Tecore") and to SCP Private Equity Partners II, LLP ("SCP") (SCP and Tecore, and any of their affiliates who acquire an interest in the respective Convertible Notes each referred to as a "Noteholder" and together referred to as "Noteholders"). The employee share under this Bonus Program tied to the sale of Convertible Notes ("CNBP") shall be ten percent (10%) ("Allocation Amount") calculated as a percentage of the aggregate proceeds in excess of the principal balance and related accrued and unpaid interest then outstanding under the Convertible Note (or portion of a Convertible Note sold) and paid to any Noteholder in connection with the sale by such Noteholder to any party of all or any portion of the Convertible Notes, other than in connection with a Sale of the Company (as defined below). By way of illustration: (a) if the principal balance under a Convertible Note is $9,000,000 and the amount of accrued and unpaid interest is $1,000,000 and a Noteholders sells 100% of the Convertible Note for $20,000,000, the Sale of Note Proceeds (defined below) available for distribution to the Noteholder in connection with their sale of all of the Convertible Note would be $10,000,000, and $1,000,000 would be allocated to the CNBP; and (b) if the principal balance then outstanding under a Convertible Note is $9,000,000 and the amount of accrued and unpaid interest is $1,000,000 and a Noteholder sells one half of the Convertible Note for $7,000,000, the Sale of Note Proceeds available for distribution to the Noteholder would be $2,000,000 (the amount in excess of one half of the principal balance or $4,500,000 plus one half of the related accrued and unpaid interest, or the amount in excess of $5,000,000) and the Allocation Amount to be allocated to the CNBP would be 10% of $2,000,000 or $200,000.

The obligation of the Noteholders to fund the CNBP is contained in the Tag Along Allocation Agreement dated as of _____ __, 2003 by and among the Company and the Noteholders (the "Tag Along Allocation Agreement"). If either or both of the Noteholders receive consideration other than cash for the sale of the Convertible Notes other than in connection with the Sale of the Company then the CNBP may be funded in-kind in the same proportion the Noteholders receive in-kind consideration. Whether in cash or in-kind the Company shall withhold payroll taxes at the time of the distribution of the Allocation Amount available for distribution under this CNBP in the minimum amount required by law (unless an Eligible Employee requests additional withholding) in compliance with all applicable Internal Revenue Service ("IRS") and other regulations. If the distribution is other than in cash then the Company shall withhold stock or property equal to the withholding amount at the transaction value in compliance with IRS regulations or other regulations. The Company shall remit payment to the IRS and applicable taxing authorities in accordance with applicable IRS and other regulations.

II. MANAGEMENT AND EMPLOYEE BONUS PROGRAM IN CONNECTION WITH THE SALE OF THE COMPANY.

In the event of the Sale of the Company (as defined below), ten percent (10%) of the Net Proceeds to Securityholders (as defined below) will be allocated by the Company to the Management and Employee Bonus Program ("MBP").

If the Securityholders of the Company receive consideration other than cash in connection with the Sale of the Company then the MBP may be funded in-kind in the same proportion the Securityholders of the Company receive in-kind consideration in connection with the Sale of the Company. By way of illustration, if the Acquisition Price is $31,000,000 and the Net Proceeds to Securityholders is $29,000,000, then $2,900,000 would be allocated to the MBP.

The obligation of the Noteholders to fund the MBP is contained in the Tag Along Allocation Agreement. This obligation shall be reduced to the extent the amounts payable to Eligible Employees is reduced due to such Employees' In-the-money Options as described in Paragraph 3 below. Whether in cash or in-kind the Company shall withhold payroll taxes at the time of the distribution of the Net Proceeds to Securityholders available for distribution in the minimum amount required by law (unless an Eligible Employee requests additional withholding) in compliance with all applicable IRS and other regulations. If the distribution is other than in cash then the Company shall withhold stock or property equal to the withholding amount at the transaction value in compliance with IRS regulations or other regulations. The Company shall remit payment to the IRS and applicable taxing authorities in accordance with applicable IRS and other regulations.

III. DEFINITIONS.

"SALE OF NOTE PROCEEDS" shall mean the proceeds paid to Noteholders for the sale of all or any portion of the Convertible Notes by the Noteholders, other than in connection with the Sale of the Company, in excess of the amount of the then outstanding principal balance and related accrued unpaid interest payable under the Convertible Notes sold or such portion of the Convertible Notes so sold, if only a portion is sold.

"SECURITIES" of the Company shall mean shares of common stock, preferred stock, or securities convertible into shares of common stock or preferred stock, including options, warrants, the Convertible Notes, and any other convertible notes.

"SECURITYHOLDERS" shall mean holders of the Company's then outstanding
Securities.

"NET PROCEEDS TO SECURITYHOLDERS" shall mean the net sales proceeds available for distribution to the Company's Securityholders in connection with the Sale of the Company, after deducting from the Acquisition Price transaction expenses relating directly to the Sale of the Company including attorneys fees, accounting fees, and underwriting or brokerage commissions; provided that if a Noteholder or the Noteholders sell all or any portion of their Convertible Notes in connection with a Sale of the Company, (or if a Noteholder or the Noteholders receive sales proceeds in satisfaction of the indebtedness represented by their Convertible Notes) only the proceeds payable to such Noteholders in excess of the amount of the then outstanding principal balance and related accrued unpaid interest payable under the Convertible Notes sold or such portion of the Convertible Notes so sold shall be included in NET PROCEEDS TO SECURITYHOLDERS.

"SALE OF THE COMPANY" shall mean (i) a sale or exchange of all or substantially all of the assets of the Company (including a sale, disposition, or exchange in a liquidation but excluding any such sale or exchange to a direct or indirect subsidiary ("Successor Subsidiary") of the Company) by the Company or by a Successor Subsidiary or (ii) a sale or exchange of all or substantially all of the outstanding capital stock of the Company or Successor Subsidiary resulting in a Change of Control of the Company or Successor Subsidiary, or (iii) a merger, consolidation or other business combination (excluding any issuance of previously un-issued voting securities from the Company in connection with an investment in the Companyby a Noteholder or any third party or exercise of conversion rights by a Noteholder) resulting in a Change of Control of the Company or Successor Subsidiary, as a result of which the Company or the Successor Subsidiary is not the continuing or surviving corporation.

"CHANGE OF CONTROL" means the acquisition by any individual, entity or group of 50% or more of the outstanding voting securities of the Company or 50% or more of the combined voting power of then outstanding voting securities of the Company entitled to vote generally in the election of directors.

"ACQUISITION PRICE" means the aggregate sum of money and/or fair market value of property (valued as of the date of closing) to be paid by an acquiring party to the Company or to its Securityholders in connection with a Sale of the Company. For purposes of the Bonus Program, if the acquiring party is then a current Securityholder or an affiliate of a current Securityholder ("CURRENT SECURITYHOLDER ACQUIRING PARTY") which is (a) acquiring the assets of the Company in a transaction in which the Current Securityholder Acquiring Party receives no distribution of money or property with respect to its Securities or a distribution which is less than the per-share amount received by other Securities holding the same class or series of Securities, on an as-converted basis, (b) engaging in a merger, consolidation or other business combination with the Company in which the Company is not the continuing or surviving corporation and in which the Current Securityholder Acquiring Party receives no money or property in exchange for its Securities or an amount of money or property which is less than the per-share amount received by other Securityholders holding the same class or series of Securities, on an as-converted basis, or (c) acquiring Company Securities from Securityholders but not from itself or the current Securityholder affiliated with the Current Securityholder Acquiring Party, the amount of the Acquisition Price shall include the value of the shares of Company common stock held by such Current Securityholder Acquiring Party or underlying any Convertible Notes or other convertible Securities held by such Current Securityholder Acquiring Party based on the same value per share that will be paid or distributed to Securityholders owning the same class or series of shares, Convertible Notes or other convertible securities.

Should a Current Securityholder Acquiring Party be the purchaser in a Sale of the Company and that party does not receive, or waives its right to receive, all or any portion of the purchase price otherwise payable to Securityholders, then and only in that event, the Net Sales Proceeds to Securityholders shall include the value of the Company Securities held by such Current Securityholder Acquiring Party based on the same value per share that will be paid or distributed to Securityholders owning the same class or series of shares, Convertible Notes or other convertible securities (the "Value Adjustment"). The payment of bonuses applicable to the Value Adjustment is an obligation of the Company and shall not reduce the amount of Net Proceeds to Securityholders otherwise payable to Securityholders other than the Eligible Employees hereunder.

THE CNBP AND THE MBP SHALL BE ADMINISTERED AS FOLLOWS:

1. Only employees (the "ELIGIBLE EMPLOYEES") designated by the Company's Chief Executive Officer, with the review and approval of the Compensation Committee and the Company's Board of Directors (the "BOARD") shall be entitled to participate in the CNBP and the MBP.

2. Anything contained herein to the contrary notwithstanding, the total amount allocable to the Eligible Employees from the CNBP shall not exceed ten percent (10%) of the Sale of Note Proceeds and the total amount allocable to the Eligible Employees from the MBP shall not exceed ten percent (10%) of the Net Proceeds to Securityholders.

3. All amounts payable from the MBP to an Eligible Employee shall be reduced by an amount equal to the value of the difference between the exercise price of each Company common stock option ("IN-THE-MONEY OPTIONS") held by such Eligible Employee that is "in-the-money" and the price of an underlying share of the Company's common stock (the "PER-SHARE PRICE"); provided the shares underlying the In-the-Money Options are purchased by the acquiring party in connection with the Sale of the Company. Such Per-Share Price shall be calculated by dividing the Net Proceeds to Securityholders by the number of shares of the Company's common stock deemed to be outstanding just prior to the Sale of the Company, including shares underlying Convertible Notes, if any, and all In-The-Money Options. Options exercised from and after the effective date of this Amended and Restated Bonus Program and preceding a Sale of the Company shall be included in the calculation described in this Section 3.

4. The allocation of the Sale of Note Proceeds under the CNBP and the Net Proceeds to Securityholders under the MBP among the Eligible Employees shall be at the discretion the Company's Chief Executive Officer, with the review and approval of the Compensation Committee and the Board of Directors. Any consideration received by an Eligible Employee pursuant to the Bonus Program shall be in addition to, and shall not reduce or replace, the amount of consideration such Eligible Employee may otherwise be entitled to as a stockholder of the Company.

5. All payments due from the Company to Plan Participants under this Bonus Program, will be made within five (5) business days from the Company's receipt of the Allocation Amount with respect to the CNBP and within five (5) business days from the closing of a Sale of the Company with respect to the MBP.

                                   Exhibit C

                      FIRST AMENDMENT TO SECURITY AGREEMENT
                      -------------------------------------

     THIS FIRST AMENDMENT TO SECURITY AGREEMENT (this "Amendment") is made and entered into this ____ day of __________, 2003, by and among AIRNET COMMUNICATIONS CORPORATION (the "Borrower"), SCP PRIVATE EQUITY PARTNERS II, L.P. ("SCP"), and TECORE, INC. ("TECORE").

                                    RECITALS:
                                    ---------

     The parties are parties to that certain Security Agreement, dated January 24, 2003 (the "Security Agreement") pursuant to which the Borrower granted unto SCP and TECORE, as the Lenders, a security interest in and to certain Collateral. Capitalized terms used herein that are defined in the Security Agreement shall have the meanings defined therein.

     The Lenders have, effective as of the date hereinabove set forth, extended additional credit, and made additional loans, to Borrower. The Borrower has issued to SCP a Senior Secured Convertible Note in the principal amount of $4,000,000 (the "SCP Note"), and the Borrower has issued to TECORE a Senior Secured Convertible Note in the principal amount of $12,000,000 (the "TECORE Note") and, together with the SCP Note, the "Convertible Notes"). The parties desire to amend the Security Agreement to reflect their agreement and understanding that the rights and privileges granted to the Lenders thereunder shall apply to the indebtedness evidenced by the Convertible Notes.

     NOW, THEREFORE, for and in consideration of the credit extended to the Borrower by the Lenders, as reflected in the Convertible Notes, and in further consideration of the premises, and intending to be legally bound, the parties covenant and agree as follows:

     1. Amendments to Security Agreement. The Security Agreement is hereby amended as follows:

         a.   The following new definitions are added to Section 1:

              "Senior Secured Convertible Notes" shall mean that certain Senior Secured Convertible Note, in the principal amount of $12,000,000, issued by the Borrower and payable to the order of TECORE, dated ___________, 2003, and that certain Senior Secured Convertible Note, in the principal amount of $4,000,000, issued by the Borrower and payable to the order of SCP dated ______________, 2003.

              "Securities Purchase Agreement" shall mean that certain Securities Purchase Agreement, dated _____________, 2003, by and among Borrower and the Lenders, pursuant to which the Borrower issued the Senior Secured Convertible Notes to the Lenders."

         b. The following sentence shall be added to the end of the definition of the term "Debt" in Section 1:

         "Without limiting the generality of the foregoing, the term "Debt" shall also include all indebtedness, both principal and interest, of the Borrower to the Lenders now or hereafter due and evidenced by the Senior Secured Convertible Notes."

         c. The definition of the term "Event of Default" in Section 1 shall be revised by deleting the period at the end of the sentence, and by adding the following phrase:

         ", or (iii) any default by the Borrower in the performance of its obligations under either of the Senior Secured Convertible Notes, or under the Securities Purchase Agreement, or any of the Events of Default described therein."

         d. The definition of the term "Loan Documents" in Section 1 shall be revised to add the following at the end thereof:

         "Without limiting the generality of the foregoing, the term "Loan Documents" shall include the Senior Secured Convertible Notes and the Securities Purchase Agreement."

         e. Section 2 of the Security Agreement is hereby amended by adding the phrase ", the Senior Secured Convertible Notes" immediately after the word "Notes" in the first sentence thereof.

         f. Section 10 of the Security Agreement is hereby deleted, and the following new Section 10 is hereby substituted in lieu thereof:

         "10. Termination.

              (a) Subject to the provisions of this Section 10, upon payment and performance in full of the Debt, this Agreement shall terminate and be of no further force and effect and the Lenders shall thereupon terminate their security interest in the Collateral. Until such time, however, this Agreement shall be binding upon and shall inure to the benefit of the parties, their successors and assigns provided that, without the prior written consent of the Lenders, the Borrower may not assign this Agreement or any of its rights under this Agreement or delegate any of its duties or obligations under this Agreement and any such attempt at assignment or delegation shall be null and void. This Agreement is not intended and shall not be construed to obligate the Lenders to take any action whatsoever with respect to the Collateral or to incur expenses or perform or discharge any obligation, duty or disability of the Borrower, nor shall this Agreement be construed to abrogate any responsibility of the Lenders under the applicable provisions of the Uniform Commercial Code relating to the disposition of the Collateral.

              (b) For purposes of this Agreement, the Debt shall be deemed paid and performed in full upon both (i) the conversion into common stock of all amounts, including principal and interest, represented by the Senior Secured Convertible Notes pursuant to the terms of said Senior Secured Convertible Notes, and (ii) the payment in full of all accrued but unpaid interest under the Notes, as amended by the Allonges, dated ____________________, 2003.

              (c) If, after receipt of any payment of, or application of the proceeds of, the Collateral to the payment of all or any part of, the Debt, Lenders, or either of them, are compelled to surrender or voluntarily surrender such payment or proceeds to any person, because such payment or application of proceeds is or may be avoided, invalidated, declared fraudulent, set aside, declared to be void or voidable as a preference, fraudulent conveyance, impermissible set-off, or diversion of trust funds, or because of any settlement or compromise of such claim, this Agreement shall be reinstated and shall continue to be in full force and effect. This reinstatement and continuing effect shall exist as if such payment or proceeds had not been received by Lenders notwithstanding any revocation or termination of this Agreement, or the surrender of any instrument evidencing the Debt, or the return or cancellation of any instrument or document relating to the Debt."

     2. Acknowledgment and Ratification. The parties hereto hereby acknowledge, confirm and ratify the terms of the Security Agreement, as amended by this Amendment.

     3. Counterparts. The Amendment may be executed in several counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument.

     IN WITNESS WHEREOF, the parties hereto have executed and delivered this Amendment as of the day and year first hereinabove set forth.

                                        BORROWER:
                                        AIRNET COMMUNICATIONS CORPORATION


                                        By:
                                            ------------------------------------


                                        LENDERS:
                                        SCP PRIVATE EQUITY PARTNERS II, L.P.

                                        By:  SCP Private Equity II
                                             General Partner, L.P.,
                                             its general partner

                                        By:  SCP Private Equity II, LLC,
                                             its manager


                                        By:
                                            ------------------------------------


                                        TECORE, INC.


                                        By:
                                            ------------------------------------

                                   Exhibit D

     This Note has been acquired for investment and has not been registered under the Securities Act of 1933, as amended, or the securities laws of any other jurisdiction. This Note is subject to the terms of a Securities Purchase Agreement, dated as of June 5, 2003, among the issuer, TECORE, Inc, and SCP Private Equity Partners II, L.P. (the "Purchase Agreement"), a copy of which may be obtained by the registered holder hereof from the Secretary of the issuer. The sale and transfer of this Note is restricted under the terms of the Tag Along Allocation Agreement, dated as of the date of this Note between the issuer, TECORE, Inc, and SCP Private Equity Partners II, L.P.(the "Tag Along Agreement"). No transfer of any interest in this Note shall be effective unless permitted by and made in accordance with the Purchase Agreement and the Tag Along Agreement, and by accepting this Note the holder of this Note agrees to be bound by the Purchase Agreement and the Tag Along Agreement.

                                   $12,000,000

                        AIRNET COMMUNICATIONS CORPORATION

                         Senior Secured Convertible Note

                               __________ __, 2003

     1. General. AIRNET COMMUNICATIONS CORPORATION, a Delaware corporation (hereinafter called the "Company"), for value received, hereby promises to pay to TECORE, INC. ("TECORE"), or registered assigns, the principal amount of TWELVE MILLION DOLLARS ($12,000,000.00), or so much thereof as shall have been paid to the Company by TECORE pursuant to the terms of the Securities Purchase Agreement, dated as of June 5, 2003, among the Company, TECORE, Inc, and SCP Private Equity Partners II, L.P. (the "Purchase Agreement"), as set forth on Schedule A attached hereto and made a part hereof, on _________ __, 2007 (the "Maturity Date"), and to pay interest on the unpaid balance of the principal hereof from the date hereof at the rate of twelve percent (12%) per annum (which shall accrue on a daily basis), payable at maturity, and to pay interest at the rate of fifteen percent (15%) per annum on any overdue principal, from the due date thereof until the obligation of the Company with respect to the payment thereof shall be discharged. All payments of principal and interest on this Note shall be paid by Company check or official bank check sent first class mail, postage prepaid, to such address as the holder hereof shall notify the Company of in writing, or, absent such notice, to the last address of such holder as recorded in the Company' s books (in which case the Company may rely on such address and shall be deemed to have discharged its obligations hereunder as to any payments made to that address). At the option of the holder, the Company shall pay principal and interest on this Note by wire transfer in accordance with wire transfer instructions provided by the holder to the Company at least ten (10) days prior to the date on which the principal and interest is payable hereunder. The Company shall have no right to prepay any principal or interest due under this Note.

     2. The Notes. As used herein, the term "Note" or "Notes" refer to the Senior Secured Convertible Notes in the aggregate principal amount of $16,000,000 issued pursuant to the

Purchase Agreement and to any Note or Notes executed and delivered by the Company in exchange or replacement hereof pursuant to Section 9 hereof or pursuant to any transfer of a Note. Unless the context otherwise requires, the term "holder" is used herein to mean the person named as payee in Section 1 hereof or any other person who shall at the time be the holder or assignee of this Note. This Note is referred to in the Purchase Agreement and is entitled to the benefits of the terms and provisions of the Purchase Agreement. No reference herein to the Purchase Agreement and no provision of this Note or the Purchase Agreement shall alter the obligation of the Company, which is absolute and unconditional, to pay the principal and interest on the Note at the time and in the manner prescribed herein.

     3. Security Interest. This Note is secured by and is entitled to the benefits of (i) the Security Agreement, dated as of January 24, 2003, by and among the Company and the purchasers of the Notes (the "Original Security Agreement"), as amended by the First Amendment to Security Agreement, dated as of _________ __, 2003, by and among the Company and the purchasers of the Notes (the "Amendment to Security Agreement") (the Original Security Agreement, as so amended by the Amendment to Security Agreement is referred to as the "Amended Security Agreement"), (ii) the "Amended and Restated Technology Collateral Escrow Agreement, dated as of _______ __, 2003, by and among the Company and the purchasers of the Notes (the "Escrow Agreement"), and (iii) the Amended and Restated Collateral Assignment of Patents, Trademarks & Copyrights, dated as of _________ __, 2003, by and among the Company and the purchaser of the Notes (the "Collateral Assignment"). (The Amended Security Agreement, the Escrow Agreement, and the Collateral Assignment are sometimes referred to herein as the "Collateral Agreements.") In addition to the rights and remedies given it by this Note, the Collateral Agreements, and the Purchase Agreement, the holder shall have all those rights and remedies allowed by applicable laws, including without limitation, the Uniform Commercial Code. The rights and remedies of the holder are cumulative, and recourse to one or more right or remedy shall not constitute a waiver of the others. The Company shall be liable for all commercially reasonable costs, expenses and attorneys' fees incurred by the holder in connection with the collection of the indebtedness evidenced by the Note.

     4.  Voting Rights.

         4.1. General Rights. Except as otherwise provided herein or as required by law, the holders of the Notes:

                4.1.1. shall be entitled to vote in respect to the corporate affairs and management of the Company to the extent hereinafter provided;

                4.1.2. shall have the same right of inspection of the books, accounts and other records of the Company which the holders of Common Stock have or may have under the Delaware General Corporation Law (the "GCL") or the Company's certificate of incorporation; and

                4.1.3. shall be deemed to be stockholders of the Company, and the Notes shall be deemed to be stock, for the purpose of any provision of the GCL which requires the vote of stockholders as a prerequisite to any corporate action.

         4.2. Number of Votes. The Notes shall be voted equally with the shares of the Common Stock of the Company, and not as a separate class, at any annual or special meeting of stockholders of the Company or in connection with any solicitation of written consents in lieu of a meeting, upon the following basis: the holder of this Note shall be entitled to such number of votes as shall be equal to the whole number of shares of Common Stock into which this
Note is convertible pursuant to Section 5 hereof immediately after the close of business on the record date fixed for such meeting or the effective date of such written consent; provided, however, that in calculating the number of shares into which this Note is then convertible for purposes of calculating such number of votes, the initial Conversion Price, as hereinafter defined, shall be deemed to be $.57 representing the average closing price of the Common Stock on the date of execution of the Purchase Agreement and the four business days prior to such execution (the "Deemed Conversion Price") (which Deemed Conversion Price is subject to adjustment in the same manner that the Conversion Price is subject to adjustment as provided in Sections 5.5 and 5.6).

     5.  Conversion of Note.

         5.1. Right to Convert. Subject to and upon compliance with the provisions hereof, the holder of this Note shall have the right, at such holder's option, at any time, to convert all or any portion of the unpaid principal amount hereof and all or any portion of accrued but unpaid interest into shares of Common Stock, $.001 par value, of the Company ("Common Stock") at the price of $0.10810 per share (the "Original Conversion Price"), or, in case an adjustment of such price has taken place pursuant to the further provisions of this Section 5, then at the price as last adjusted and in effect on the date this Note or portion hereof is presented for conversion (the Original Conversion Price or the Original Conversion Price as last adjusted, as the case may be, being referred to herein as the "Conversion Price"). The minimum principal amount of this Note which may be converted at any time shall be the lesser of
(a) $100,000 or (b) the outstanding principal balance of this Note.

         5.2. Exercise of Conversion Privilege. In order to exercise the conversion privilege, the holder of this Note shall present it to the Company at the office of the Company, accompanied by written notice to the Company (with copies to the holders of any other Notes) that the holder elects to convert this Note, or, if less than the entire unpaid principal amount hereof and interest thereon is to be converted, the portion hereof to be converted. Such notice shall also state the name or names (with address) in which the certificate or certificates for shares of Common Stock which shall be issuable on such conversion shall be issued. As soon as practicable after the receipt of such notice and the presentation of this Note, the Company shall issue and shall deliver to the holder of this Note a certificate or certificates for the number of full shares of Common Stock issuable upon the conversion of this Note (or portion hereof), and provision shall be made for any fraction of a share as provided in Section 5.3 hereof. Such conversion shall be deemed to have been effected immediately prior to the close of business on the date on which such notice shall have been received by the Company and this Note shall have been presented as aforesaid, and conversion shall be at the Conversion Price in effect at such time, and at such time the rights of the holder of this Note as such holder shall cease (to the extent this Note is so converted) and the person or persons in whose name or names any certificate or certificates for shares shall be issuable upon such conversion shall be deemed to have become the holder or holders of record of the shares represented thereby. Upon conversion of less than all of the unpaid principal amount and interest of this Note, appropriate notation shall be made on this Note of the principal amount and/or interest so converted, and this Note shall be retained by the holder following such notation. Upon conversion of the balance of the principal amount and interest of this Note, this Note shall be deemed cancelled and the holder shall surrender this Note to the Company.

         5.3. Adjustment for Fractional Shares. No fractional shares or scrip shall be issued upon conversions of the Note. Any remaining principal amount shall be paid in cash.

         5.4.   Adjustment of Conversion Price.

                5.4.1. Upon Dilutive Issuances. If the Company shall issue or sell shares of its Common Stock or "Common Stock Equivalents" (as defined in Section 5.4.2 below) without consideration or at a price per share or "Net Consideration Per Share" (as defined in Section 5.4.3 below) less than the Conversion Price in effect immediately prior to such issuance or sale, then in each such case the Conversion Price, except as hereinafter provided, shall be lowered so as to be equal to the greater of (1) the net aggregate consideration, if any, received or receivable by the Company for the total number of such additional shares of Common Stock so issued or deemed to be issued divided by the number of shares of Common Stock so issued or deemed to be issued, or
         (2) $0.001.

                5.4.2.  Common Stock Equivalents.

                (a) General. For the purposes of this Section 5.4, the issuance of any warrants, options, subscription or purchase rights with respect to shares of Common Stock and the issuance of any securities convertible into or exchangeable for shares of Common Stock and the issuance of any warrants, options, subscription or purchase rights with respect to such convertible or exchangeable securities (collectively, "Common Stock Equivalents"), shall be deemed an issuance of Common Stock. Any obligation, agreement or undertaking to issue Common Stock Equivalents at any time in the future shall be deemed to be an issuance at the time such obligation, agreement or undertaking is made or arises. No adjustment of the Conversion Price shall be made under this Section 5.4 upon the issuance of any shares of Common Stock which are issued pursuant to the exercise, conversion or exchange of any Common Stock Equivalents if any adjustment shall previously have been made upon the issuance of any such Common Stock Equivalents as above provided.

                (b)     Adjustments for Adjustment, Cancellation or
                        Expiration of Common Stock Equivalents. Should the Net Consideration Per Share of any such Common Stock Equivalents be decreased or increased from time to time, then, upon the effectiveness of each such change, the Conversion Price will be that which would have been obtained (1) had the adjustments made pursuant to
                        Section 5.4.1 upon the issuance of such Common Stock Equivalents been made upon the basis of the new Net Consideration Per Share of such securities, and (2) had the adjustments made to the Conversion Price since the date of issuance of such Common Stock Equivalents been made to such Conversion Price as adjusted pursuant to clause (1) above. Any adjustment of the Conversion Price with respect to this Section which relates to any Common Stock Equivalent shall be disregarded if, as, and when such Common Stock Equivalent expires or is canceled without being exercised, or is repurchased by the Company at a price per share at or less than the original purchase price, so that the Conversion Price effective immediately upon such cancellation or expiration shall be equal to the Conversion Price that would have been in effect had the expired or canceled Common Stock Equivalent not been issued.

                5.4.3.  Net Consideration Per Share. For purposes of this
         Section 5.4, the "Net Consideration Per Share" which shall be receivable by the Company for any Common Stock Equivalents shall be determined as follows:

                (a) The "Net Consideration Per Share" shall mean the amount equal to the total amount of consideration, if any, received by the Company for the issuance of such Common Stock Equivalents, plus the minimum amount of consideration, if any, payable to the Company upon exercise, conversion or exchange thereof, divided by the aggregate number of shares of Common Stock that would be issued if all such Common Stock Equivalents were exercised, exchanged or converted.

                (b) The "Net Consideration Per Share" which shall be receivable by the Company shall be determined in each instance as of the date of issuance of Common Stock Equivalents without giving effect to any possible future upward price adjustments or rate adjustments which may be applicable with respect to such Common Stock Equivalents.

                5.4.4. Stock Dividends for Holders of Capital Stock Other Than Common Stock. In the event that the Company shall make or issue, or shall fix a record date for the determination of holders of any capital stock of the Company, other than holders of Common Stock, entitled to receive a dividend or other distribution payable in Common Stock or securities of the Company convertible into or otherwise exchangeable for shares of Common Stock of the Company, then such Common Stock or other securities issued in payment of such dividend shall be deemed to have been issued for a consideration of $0.001.

                5.4.5.  Consideration Other than Cash. For purposes of this
         Section 5.4, if a part or all of the consideration received by the Company in connection with the issuance of shares of the Common Stock or the issuance of any of the securities described in this Section 5.4 consists of property other than cash, such consideration shall be deemed to have a fair market value as is reasonably determined in good faith by the Board of Directors of the Company. In the event of any dispute between the holders of the Note and the Company regarding the determination of fair market value, at the option of the holder of the Note, the Company shall engage a consulting firm or investment banking firm, reasonably acceptable to the holder of the Note, to prepare an independent appraisal of the fair market value of such property to be distributed. The expenses of any appraisal by such consulting or investment banking firm shall be borne by the Company only if the fair market value of such property to be distributed, as determined in the independent appraisal, differs from the amount determined by the Board of Directors by at least ten percent (10%), and otherwise the expenses of any such appraisal shall be paid by the holders of the Notes.

                5.4.6.  Exercise of Outstanding Warrants or Options.

                (a) In the event that the holder of a warrant to purchase Common Stock which is outstanding on the date of original issuance of this Note (an "Outstanding Warrant") (such date referred to as the "Original Issuance Date") shall exercise such Outstanding Warrant on a date subsequent to the Original Issuance Date, then, in each such case, the Conversion Price of this Note then in effect shall be automatically adjusted downward so that the number of shares of Common Stock into which this Note is convertible (at such adjusted Conversion Price) shall represent the same Percentage Ownership (as hereinafter defined) as the Percentage Ownership which the shares into which this Note was convertible at the unadjusted Conversion Price represented immediately prior to the exercise of such Outstanding Warrant.

                (b) In the event that the holder of an option to purchase Common Stock which is outstanding on the Original Issuance Date (an "Outstanding Option") shall exercise such option on a date subsequent to the Original Issuance Date, then, in each such case, the Conversion Price of this Note then in effect shall be automatically adjusted downward so that the number of shares of Common Stock into which this Note is convertible (at such adjusted Conversion Price) shall represent the same Percentage Ownership (as hereinafter defined) as the Percentage Ownership which the shares into which this Note was convertible at the unadjusted Conversion Price represented immediately prior to the exercise of such Outstanding Option; provided that the adjustment to the Conversion Price required by this subparagraph (b) shall not apply with respect to the exercise of Outstanding Options to purchase up to 300,000 shares of Common Stock (with appropriate adjustments to such number of shares to reflect adjustments to the number of shares of Common Stock issuable under outstanding options in accordance with the anti-dilution terms of such options).

                (c) In the event that the holder of preferred stock, convertible into Common Stock, which is outstanding on the Original Issuance Date ("Outstanding Preferred") shall convert such Outstanding Preferred on a date subsequent to the Original Issuance Date, then, in each such case, the Conversion Price of this Note then in effect shall be automatically adjusted downward so that the number of shares of Common Stock into which this
                        Note is convertible (at such adjusted Conversion Price) shall represent the same Percentage Ownership (as hereinafter defined) as the Percentage Ownership which the shares into which this Note was convertible at the unadjusted Conversion Price represented immediately prior to the conversion of such Outstanding Preferred. Notwithstanding the foregoing, no adjustment to the Conversion Price shall be made as a result of the conversion of any shares of Series B Convertible Stock on the Original Issuance Date.

                (d)     For purposes of this Section 5.4.6, the term
                        "Percentage Ownership" of particular shares shall mean the number of votes such shares possess with respect to the election generally of directors, divided by the number of votes possessed by all Voting Securities at such time with respect to the election generally of directors. For this purpose, the term "Voting Securities" shall mean all outstanding securities (debt or equity) of the Company entitled to vote generally in the election of directors (excluding the Notes) plus the shares into which the Notes are then convertible plus the shares into which all other outstanding convertible securities (which term expressly excludes any Outstanding Options, Outstanding Warrants, or Outstanding Preferred) are then convertible plus the shares which are then issuable upon the exercise of options granted after the Original Issuance Date which remain unexercised on the date of determination plus the shares which are then issuable upon the exercise of up to 300,000 Outstanding Options which remain outstanding on the date of determination).

                5.4.7.  Exceptions to Anti-dilution Adjustments. This Section
         5.4 shall not apply under any of the following circumstances:

                (a) upon the occurrence of any event which would constitute an Extraordinary Common Stock Event (as described below);

                (b) except as provided in Section 5.4.6, upon the exercise or conversion of any warrants, options, or convertible securities issued and outstanding on the date of original issuance of this Note;

                (c)     upon the grant of any options to purchase Common
                        Stock under any employee benefit plan now existing or implemented in the future, provided the grant of such options is approved by the Board of Directors of the Company, and further provided the total number of shares of Common Stock subject to options granted on or after the date of original issuance of this Note is no greater than 21,766,212 plus amounts permitted pursuant to
                        Section 9.11 of the Purchase Agreement; or

                (d)     upon the exercise of any options referenced in
                        Section 5.4.7(c).

         5.5. Adjustment Upon Extraordinary Common Stock Event. Upon the happening of an Extraordinary Common Stock Event (as hereinafter defined), the Conversion Price shall, simultaneously with the happening of such Extraordinary Common Stock Event, be adjusted by multiplying the Conversion Price by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to such Extraordinary Common Stock Event and the denominator of which shall be the number of shares of Common Stock outstanding immediately after such Extraordinary Common Stock Event, and the product so obtained shall thereafter be the Conversion Price, which, as so adjusted, shall be readjusted in the same manner upon happening of any successive Extraordinary Common Stock Event Events.

         An "Extraordinary Common Stock Event" shall mean (i) the issue of additional shares of Common Stock as a dividend or other distribution on outstanding shares of Common Stock, (ii) subdivision of outstanding shares of Common Stock into a greater number of shares of Common Stock, or (iii) a combination or reverse stock split of outstanding shares of Common Stock into a smaller number of shares of the Common Stock.

         5.6. Adjustment Upon Capital Reorganization or Reclassification. If the Common Stock shall be changed into the same or different number of shares of any other class or classes of capital stock, whether by capital reorganization, recapitalization, reclassification or otherwise (other than an Extraordinary Common Stock Event), then and in each such event the holder of each Note shall have the right thereafter to convert such Note into, in lieu of the num-ber of shares of Common Stock which the holder would otherwise have been entitled to receive, the kind and amount of shares of capital stock and other securities and property receivable upon such reorganization, recapitalization, reclassification or other change by the holders of the number of shares of Common Stock into which such Note could have been converted immediately prior to such reorganization, recapitalization, reclassification or change, all subject to further adjustment as provided herein. The provision for such conversion right shall be a condition precedent to the consummation by the Company of any such transaction.

         5.7. Certificate as to Adjustments; Notice by Company. In each case of an adjustment or readjustment of the Conversion Price, the Company at its expense will furnish each holder of the Note with a certificate prepared by the Treasurer or Chief Financial Officer of the Company, showing such adjustment or readjustment, and stating in detail the facts upon which such adjustment or readjustment is based.

         5.8. Consolidation or Merger. If any consolidation or merger of the Company with another corporation shall be effected, then, as a condition of such consolidation or merger, lawful and adequate provision shall be made whereby the holder of the Note shall thereafter have the right to receive upon the basis and upon the terms and conditions specified herein and in lieu of the shares of Common Stock of the Company immediately theretofore receivable upon the conversion of the Note, such shares of stock, securities or assets as may be issued or payable with respect to or in exchange for a number of outstanding shares equal to the number of shares of Common Stock immediately theretofore so receivable by such holder had such consolidation or merger not taken place, and in any such case appropriate provision shall be made with respect to the rights and interests of such holder to the end that the provisions hereof (including without limitation provisions for adjustment of the Conversion Price) shall thereafter be applicable, as nearly as may be, in relation to any shares of stock, securities or assets thereafter deliverable upon the exercise of such conversion rights. The Company shall not effect any such consolidation or merger, unless prior to or simultaneously with the consummation thereof the successor corporation (if other than the Company) resulting from such consolidation or merger shall assume by written instrument executed and mailed or delivered to the holder hereof, the obligation to deliver to such holder such shares of stock, securities or assets as, in accordance with the foregoing provisions, such holder may be entitled to receive. Except as expressly set forth in this Section 5.8, however, nothing contained in this Section 5.8 will be deemed to restrict the Company from entering into a consolidation or merger; provided, however, that the restrictions of the Purchase Agreement shall remain applicable.

         5.9.   Notice of Certain Actions. In case at any time:

                5.9.1. the Company shall declare any dividend upon shares of its capital stock payable in securities or make any special dividend or other distribution;

                5.9.2. the Company shall offer for subscription pro rata to the holders of any class of its capital stock any additional securities of any class or other rights;

                5.9.3. there shall be any capital reorganization, or reclassification of the capital stock of the Company, or consolidation or merger of the Company with, or sale of all or substantially all its assets to, another corporation;

                5.9.4. there shall be a voluntary or involuntary dissolution, liquidation or winding-up of the Company; or

                5.9.5. the Company shall enter into an agreement or adopt a plan for the purpose of effecting a consolidation, merger, or sale of all or substantially all of its assets;

then, in any one or more of said cases, the Company shall give written notice, by first class mail, postage prepaid, to the registered holder hereof, of the date on which (a) the books of the Company shall close or a record shall be taken for such dividend, distribution or subscription rights, or (b) such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding-up shall take place, as the case may be. Such notice shall also specify the date as of which the holders of shares of record shall participate in such dividend, distribution or subscription rights, or shall be entitled to exchange their shares for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation, or winding-up, as the case may be. Such written notice shall be given at least 30 days prior to the action in question and not less than 30 days prior to the record date or the date on which the Company's transfer books are closed in respect thereto.

         5.10. Registration and Listing. If any shares required to be reserved for purposes of conversions of the Note hereunder require registration with or approval of any governmental authority under any federal (other than the Securities Act of 1933 or similar federal statute then in force) or state law, or listing on any national securities exchange, before such shares may be issued upon conversion, the Company will, at its expense, as expeditiously as possible cause such shares to be duly registered or approved, or listed on the relevant national securities exchange, as the case may be.

         5.11.  Automatic Conversion.

                5.11.1. Events Causing Conversion. Immediately (A) upon the closing of a Qualified Public Offering, as hereinafter defined, but subject to such closing, or (B) upon the closing of a Qualified Sale of the Company, but subject to such closing, this Note shall be converted automatically into the number of shares of Common Stock into which the
         Note is then convertible pursuant to Section 5.1 as of the closing and consummation of such Qualified Public Offering or the date of the event constituting the Qualified Sale of the Company, without any further action by the holder of the Note and whether or not the Note is surrendered to the Company or its transfer agent.

                5.11.2. Definitions.

                (a) A "Qualified Public Offering" shall mean an underwritten public offering on a firm commitment basis pursuant to an effective registration statement filed pursuant to the Securities Act of 1933, as amended (other than on Form S-4 or S-8 or any successor forms thereto), covering the offer and sale of Common Stock for the account of the Company in which the Company actually receives gross proceeds equal to or greater than $70,000,000 (calculated before deducting underwriters discounts and commissions and before calculation of expenses), and in which the price per share of Common Stock equals or exceeds $0.3243 (such price subject to adjustment in the same manner that the Conversion Price is subject to adjustment under this
                        Section 5).

                (b) A "Qualified Sale of the Company" shall mean a Sale of the Company which provides for minimum consideration payable with respect to each share of Common Stock (on a fully diluted basis) of at least $0.3243 in cash or in market value of "Liquid Stock" (such price subject to adjustment in the same manner that the Conversion Price is subject to adjustment under this Section 5).

                (c) The term "Sale of the Company" shall mean a merger or consolidation of the Company with another company which is not an Affiliate of the Company, the sale of all or substantially all of the assets of the Company to a company which is not an Affiliate of the Company, or the sale of all or substantially all of the outstanding Common Stock of the Company to a person or persons who are not then stockholders of the Company or an Affiliate of the Company.

                (d) "Liquid Stock" shall mean capital stock which is registered under Section 12(b) or Section 12(g) of the Securities Exchange Act of 1934, as amended, the disposition of which would not be significantly restricted by low trading volume; provided, that capital stock which is either (i) listed for trading on the NASDAQ National Market System with average daily trading volume over the past six months of at least 75,000 shares, or (ii) listed for trading on the New York Stock Exchange, Inc. shall be deemed to be Liquid Stock.

                (e) The term "Affiliate" shall mean a person who controls, is controlled by, or is under common control with, the Company.

                5.11.3. Automatic Conversion Upon Failure to Pay Purchase Price Installment. In the event that the holder shall fail to pay any installment of the pur-chase price of this Note when due pursuant to any of Sections 1.1(b)(ii)-(ix) of the Purchase Agreement, and such failure shall not be cured on or before the 20th calendar day following such due date, this Note shall immediately be converted automatically into the number of shares of Common Stock into which the Note is then convertible pursuant to Section 5.1 as of the close of business of such 20th day, without any further action by the holder of the Note and whether or not the Note is surrendered to the Company or its transfer agent.

                5.11.4. Surrender of Certificates Upon Automatic Conversion. Upon the occurrence of the conversion event specified in either Section
         5.11.1 or 5.11.3, the holder of the Note shall, upon notice from the Company, surrender the Note at the office of the Corporation or its transfer agent for the Common Stock. Thereupon, there shall be issued and delivered to such holder a certificate or certificates for the number of shares of Common Stock into which the Note so surrendered was convertible on the date on which the conversion occurred. The Company shall not be obligated to issue such certificates unless the Note is either delivered to the Company or any such transfer agent or the holder notifies the Company that the Note has been lost, stolen or destroyed and executes an agreement satisfactory to the Company to indemnify the Company from any loss incurred by it in connection therewith.

     6. Event of Default. In case an Event of Default, as defined in the Purchase Agreement, shall have occurred and be continuing, the unpaid principal of the Note and any accrued and unpaid interest thereon may be declared, and upon such declaration shall become, due and payable, in the manner, with the effect and subject to the conditions provided in the Purchase Agreement and the Collateral Agreements.

     7. Covenants. The Company covenants and agrees with the registered holder of this Note to do (or refrain from doing) all those things required of the Company pursuant to the covenants set forth in the Purchase Agreement and the Collateral Agreements.

     8.  Exchange or Replacement of Note.

         8.1. The holder of the Note, at its option, may in person or by duly authorized attorney surrender the Note for exchange at the office of the Company, and at the expense of the Company receive in exchange therefor a new
Note in the same aggregate principal amount as the aggregate unpaid principal amount of the Note so surrendered and bearing interest at the same annual rate as the Note so surrendered, each such new Note to be dated as of the date to which interest has been paid on the Note so surrendered and to be in such principal amount and, subject to the restrictions on transfer contained in the Purchase Agreement, payable to such person or persons, or order, as such holder may designate in writing; provided, however, that the Company shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of any new Note in a name other than that of the holder of the Note surrendered in exchange therefor. Five days prior written notice of the holder's intention to make such exchange shall be given to the Company.

         8.2. Upon receipt by the Company of evidence satisfactory to it of the loss, theft, destruction or mutilation of this Note and (in case of loss, theft or destruction) of indemnity satisfactory to it, and upon reimbursement to the Company of all reasonable expenses incidental thereto, and upon surrender and cancellation of this Note, if mutilated, the Company will make and deliver a new Note of like tenor in lieu of this Note. Any Note made and delivered in accordance with the provisions of this paragraph (b) shall be dated as of the date to which interest has been paid on this Note.

     9. Amendments and Waivers. The holders of more than 80% in aggregate principal amount of the Notes at the time outstanding and the Company may from time to time enter into agreements for the purpose of amending or waiving any covenant, agreement or condition of the Notes or changing in any manner the rights of the holder of the Notes or the Company; and action of the holders of more than 80% in aggregate principal amount of the Notes at the time outstanding shall bind all holders of the Notes, each future-holder of the Notes and upon the Company, whether or not such Notes shall have been marked to indicate such amendment or waiver, but any substitute Note issued thereafter shall bear a notation referring to any such amendment or continuing waiver.

     10. Communications. All communications provided for hereunder shall be made in accordance with the requirements of Section 14.7 of the Purchase Agreement.

     11. Severability. Should any part but not the whole of this Note for any reason be declared invalid, such decision shall not affect the validity of any remaining portion, which remaining portion shall remain in force and effect as if this Note had been executed with the invalid portion thereof eliminated, and it is hereby declared the intention of the parties hereto that they would have executed the remaining portion of this Note without including therein any such part which may, for any reason, be hereafter declared invalid.

     12. Captions. The descriptive headings of the various Sections or parts of this Note are for convenience only and shall not affect the meaning or construction of any of the provisions hereof.

     13. Successors and Assigns. This Note shall be binding upon the parties and their respective successors and assigns.

     14. Governing Law. This Note shall be governed by the laws of the State of Delaware.

                                        AIRNET COMMUNICATIONS CORPORATION


                                        By:  /s/
                                           -------------------------------------

                                   SCHEDULE A

     This schedule sets forth the principal amount borrowed by the Company from TECORE, up to the maximum amount set forth on the face of this Note.

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Date                Principal Amount          Signature of Authorized Officer of
                                                         the Company
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

                                   SCHEDULE B

     This schedule sets forth the principal amount and/or interest converted into Common Stock.

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Date           Principal Amount Converted         Interest Amount Converted
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

                        AIRNET COMMUNICATIONS CORPORATION

                         SENIOR SECURED CONVERTIBLE NOTE

                                CONVERSION NOTICE

AirNet Communications Corporation:

     The undersigned holder of this Note hereby irrevocably exercises the option to convert this Note, or such portion hereof as is specified below, into shares of Common Stock of AirNet Communications Corporation in accordance with the terms of this Note, and directs that the shares issuable and deliverable upon the conversion be issued in the name of and delivered to the undersigned unless a different name has been indicated below. If shares are to be issued in the name of a person other than the undersigned, the undersigned will pay transfer taxes payable with respect thereto. If this conversion involves fractional shares, please issue the related check to the same person entitled to receive the shares.

Dated: ____________________   Principal Amount to be converted (if less
                              than all):

                                       $
                                         --------------------------

                              Accrued Interest on Principal Amount to be converted:

If shares are to be issued
otherwise than to owner:

Tax Identification
Number of Transferee_______         --------------------------------------
                                              Signature of Owner

---------------------------

---------------------------

---------------------------Please print name and address of Transferee
                           (including zip code)

                                   Exhibit E

     This Note has been acquired for investment and has not been registered under the Securities Act of 1933, as amended, or the securities laws of any other jurisdiction. This Note is subject to the terms of a Securities Purchase Agreement, dated as of June 5, 2003, among the issuer, TECORE, Inc, and SCP Private Equity Partners II, L.P. (the "Purchase Agreement"), a copy of which may be obtained by the registered holder hereof from the Secretary of the issuer. The sale and transfer of this Note is restricted under the terms of the Tag Along Allocation Agreement, dated as of the date of this Note between the issuer, TECORE, Inc, and SCP Private Equity Partners II, L.P.(the "Tag Along Agreement"). No transfer of any interest in this Note shall be effective unless permitted by and made in accordance with the Purchase Agreement and the Tag Along Agreement, and by accepting this Note the holder of this Note agrees to be bound by the Purchase Agreement and the Tag Along Agreement.

                                   $4,000,000

                        AIRNET COMMUNICATIONS CORPORATION

                         Senior Secured Convertible Note

                                _______ __, 2003

     1. General. AIRNET COMMUNICATIONS CORPORATION, a Delaware corporation (hereinafter called the "Company"), for value received, hereby promises to pay to SCP PRIVATE EQUITY PARTNERS II, L.P. ("SCP"), or registered assigns, the principal amount of FOUR MILLION DOLLARS ($4,000,000.00) on _________ __, 2007 (the "Maturity Date"), and to pay interest on the unpaid balance of the principal hereof from the date hereof at the rate of twelve percent (12%) per annum (which shall accrue on a daily basis), payable at maturity, and to pay interest at the rate of fifteen percent (15%) per annum on any overdue principal, from the due date thereof until the obligation of the Company with respect to the payment thereof shall be discharged. All payments of principal and interest on this Note shall be paid by Company check or official bank check sent first class mail, postage prepaid, to such address as the holder hereof shall notify the Company of in writing, or, absent such notice, to the last address of such holder as recorded in the Company' s books (in which case the Company may rely on such address and shall be deemed to have discharged its obligations hereunder as to any payments made to that address). At the option of the holder, the Company shall pay principal and interest on this Note by wire transfer in accordance with wire transfer instructions provided by the holder to the Company at least ten (10) days prior to the date on which the principal and interest is payable hereunder. The Company shall have no right to prepay any principal or interest due under this Note.

     2. The Notes. As used herein, the term "Note" or "Notes" refer to the Senior Secured Convertible Notes in the aggregate principal amount of $16,000,000 issued pursuant to the terms of the Securities Purchase Agreement, dated as of June 5, 2003, among the Company, TECORE, Inc, and SCP Private Equity Partners II, L.P. (the "Purchase Agreement"), and to any Note or Notes executed and delivered by the Company in exchange or replacement hereof pursuant to
Section 9 hereof or pursuant to any transfer of a Note. Unless the context otherwise re-quires, the term "holder" is used herein to mean the person named as payee in
Section 1 hereof or any other person who shall at the time be the holder or assignee of this Note. This Note is referred to in the Purchase Agreement and is entitled to the benefits of the terms and provisions of the Purchase Agreement. No reference herein to the Purchase Agreement and no provision of this Note or the Purchase Agreement shall alter the obligation of the Company, which is absolute and unconditional, to pay the principal and interest on the Note at the time and in the manner prescribed herein.

     3. Security Interest. This Note is secured by and is entitled to the benefits of (i) the Security Agreement, dated as of January 24, 2003, by and among the Company and the purchasers of the Notes (the "Original Security Agreement"), as amended by the First Amendment to Security Agreement, dated as of ________ __, 2003, by and among the Company and the purchasers of the Notes (the "Amendment to Security Agreement") (the Original Security Agreement, as so amended by the Amendment to Security Agreement is referred to as the "Amended Security Agreement"), (ii) the "Amended and Restated Technology Collateral Escrow Agreement, dated as of ________ __, 2003, by and among the Company and the purchasers of the Notes (the "Escrow Agreement"), and (iii) the Amended and Restated Collateral Assignment of Patents, Trademarks & Copyrights, dated as of ____________ __, 2003, by and among the Company and the purchaser of the Notes (the "Collateral Assignment"). (The Amended Security Agreement, the Escrow Agreement, and the Collateral Assignment are sometimes referred to herein as the "Collateral Agreements.") In addition to the rights and remedies given it by this Note, the Collateral Agreements, and the Purchase Agreement, the holder shall have all those rights and remedies allowed by applicable laws, including without limitation, the Uniform Commercial Code. The rights and remedies of the holder are cumulative, and recourse to one or more right or remedy shall not constitute a waiver of the others. The Company shall be liable for all commercially reasonable costs, expenses and attorneys' fees incurred by the holder in connection with the collection of the indebtedness evidenced by the Note.

     4.  Voting Rights.

         4.1. General Rights. Except as otherwise provided herein or as required by law, the holders of the Notes:

                4.1.1. shall be entitled to vote in respect to the corporate affairs and management of the Company to the extent hereinafter provided;

                4.1.2. shall have the same right of inspection of the books, accounts and other records of the Company which the holders of Common Stock have or may have under the Delaware General Corporation Law (the "GCL") or the Company's certificate of incorporation; and

                4.1.3. shall be deemed to be stockholders of the Company, and the Notes shall be deemed to be stock, for the purpose of any provision of the GCL which requires the vote of stockholders as a prerequisite to any corporate action.

         4.2. Number of Votes. The Notes shall be voted equally with the shares of the Common Stock of the Company, and not as a separate class, at any annual or special meeting of stockholders of the Company or in connection with any solicitation of written consents in lieu of a meeting, upon the following basis: the holder of this Note shall be entitled to such number of votes as shall be equal to the whole number of shares of Common Stock into which this
Note is convertible pursuant to Section 5 hereof immediately after the close of business on the record date fixed for such meeting or the effective date of such written consent; provided, however, that in calculating the number of shares into which this Note is then convertible for purposes of calculating such number of votes, the initial Conversion Price, as hereinafter defined, shall be deemed to be $.57 representing the average closing price of the Common Stock on the date of execution of the Purchase Agreement and the four business days prior to such execution (the "Deemed Conversion Price") (which Deemed Conversion Price is subject to adjustment in the same manner that the Conversion Price is subject to adjustment as provided in Sections 5.5 and 5.6).

     5.  Conversion of Note.

         5.1. Right to Convert. Subject to and upon compliance with the provisions hereof, the holder of this Note shall have the right, at such holder's option, at any time, to convert all or any portion of the unpaid principal amount hereof and all or any portion of accrued but unpaid interest into shares of Common Stock, $.001 par value, of the Company ("Common Stock") at the price of $0.10810 per share (the "Original Conversion Price"), or, in case an adjustment of such price has taken place pursuant to the further provisions of this Section 5, then at the price as last adjusted and in effect on the date this Note or portion hereof is presented for conversion (the Original Conversion Price or the Original Conversion Price as last adjusted, as the case may be, being referred to herein as the "Conversion Price"). The minimum principal amount of this Note which may be converted at any time shall be the lesser of
(a) $100,000 or (b) the outstanding principal balance of this Note.

         5.2. Exercise of Conversion Privilege. In order to exercise the conversion privilege, the holder of this Note shall present it to the Company at the office of the Company, accompanied by written notice to the Company (with copies to the holders of any other Notes) that the holder elects to convert this Note, or, if less than the entire unpaid principal amount hereof and interest thereon is to be converted, the portion hereof to be converted. Such notice shall also state the name or names (with address) in which the certificate or certificates for shares of Common Stock which shall be issuable on such conversion shall be issued. As soon as practicable after the receipt of such notice and the presentation of this Note, the Company shall issue and shall deliver to the holder of this Note a certificate or certificates for the number of full shares of Common Stock issuable upon the conversion of this Note (or portion hereof), and provision shall be made for any fraction of a share as provided in Section 5.3 hereof. Such conversion shall be deemed to have been effected immediately prior to the close of business on the date on which such notice shall have been received by the Company and this Note shall have been presented as aforesaid, and conversion shall be at the Conversion Price in effect at such time, and at such time the rights of the holder of this Note as such holder shall cease (to the extent this Note is so converted) and the person or persons in whose name or names any certificate or certificates for shares shall be issuable upon such conversion shall be deemed to have become the holder or holders of record of the shares represented thereby. Upon conversion of less than all of the unpaid principal amount and interest of this Note, appropriate notation shall be made on this Note of the principal amount and/or interest so converted, and this Note shall be retained by the holder following such notation. Upon conversion of the balance of the principal amount and interest of this Note, this Note shall be deemed cancelled and the holder shall surrender this Note to the Company.

         5.3. Adjustment for Fractional Shares. No fractional shares or scrip shall be issued upon conversions of the Note. Any remaining principal amount shall be paid in cash.

         5.4.   Adjustment of Conversion Price.

                5.4.1. Upon Dilutive Issuances. If the Company shall issue or sell shares of its Common Stock or "Common Stock Equivalents" (as defined in Section 5.4.2 below) without consideration or at a price per share or "Net Consideration Per Share" (as defined in Section 5.4.3 below) less than the Conversion Price in effect immediately prior to such issuance or sale, then in each such case the Conversion Price, except as hereinafter provided, shall be lowered so as to be equal to the greater of (1) the net aggregate consideration, if any, received or receivable by the Company for the total number of such additional shares of Common Stock so issued or deemed to be issued divided by the number of shares of Common Stock so issued or deemed to be issued, or
         (2) $0.001.

                5.4.2.  Common Stock Equivalents.

                (a) General. For the purposes of this Section 5.4, the issuance of any warrants, options, subscription or purchase rights with respect to shares of Common Stock and the issuance of any securities convertible into or exchangeable for shares of Common Stock and the issuance of any warrants, options, subscription or purchase rights with respect to such convertible or exchangeable securities (collectively, "Common Stock Equivalents"), shall be deemed an issuance of Common Stock. Any obligation, agreement or undertaking to issue Common Stock Equivalents at any time in the future shall be deemed to be an issuance at the time such obligation, agreement or undertaking is made or arises. No adjustment of the Conversion Price shall be made under this Section 5.4 upon the issuance of any shares of Common Stock which are issued pursuant to the exercise, conversion or exchange of any Common Stock Equivalents if any adjustment shall previously have been made upon the issuance of any such Common Stock Equivalents as above provided.

                (b)     Adjustments for Adjustment, Cancellation or
                        Expiration of Common Stock Equivalents. Should the Net Consideration Per Share of any such Common Stock Equivalents be decreased or increased from time to time, then, upon the effectiveness of each such change, the Conversion Price will be that which would have been obtained (1) had the adjustments made pursuant to Section 5.4.1 upon the issuance of such Common Stock Equivalents been made upon the basis of the new Net Consideration Per Share of such securities, and
                        (2) had the adjustments made to the Conversion Price since the date of issuance of such Common Stock Equivalents been made to such Conversion Price as adjusted pursuant to clause (1) above. Any adjustment of the Conversion Price with respect to this Section which relates to any Common Stock Equivalent shall be disregarded if, as, and when such Common Stock Equivalent expires or is canceled without being exercised, or is repurchased by the Company at a price per share at or less than the original purchase price, so that the Conversion Price effective immediately upon such cancellation or expiration shall be equal to the Conversion Price that would have been in effect had the expired or canceled Common Stock Equivalent not been issued.

                5.4.3.  Net Consideration Per Share. For purposes of this
         Section 5.4, the "Net Consideration Per Share" which shall be receivable by the Company for any Common Stock Equivalents shall be determined as follows:

                (a) The "Net Consideration Per Share" shall mean the amount equal to the total amount of consideration, if any, received by the Company for the issuance of such Common Stock Equivalents, plus the minimum amount of consideration, if any, payable to the Company upon exercise, conversion or exchange thereof, divided by the aggregate number of shares of Common Stock that would be issued if all such Common Stock Equivalents were exercised, exchanged or converted.

                (b) The "Net Consideration Per Share" which shall be receivable by the Company shall be determined in each instance as of the date of issuance of Common Stock Equivalents without giving effect to any possible future upward price adjustments or rate adjustments which may be applicable with respect to such Common Stock Equivalents.

                5.4.4. Stock Dividends for Holders of Capital Stock Other Than Common Stock. In the event that the Company shall make or issue, or shall fix a record date for the determination of holders of any capital stock of the Company, other than holders of Common Stock, entitled to receive a dividend or other distribution payable in Common Stock or securities of the Company convertible into or otherwise exchangeable for shares of Common Stock of the Company, then such Common Stock or other securities issued in payment of such dividend shall be deemed to have been issued for a consideration of $0.001.

                5.4.5.  Consideration Other than Cash. For purposes of this
         Section 5.4, if a part or all of the consideration received by the Company in connection with the issuance of shares of the Common Stock or the issuance of any of the securities described in this Section 5.4 consists of property other than cash, such consideration shall be deemed to have a fair market value as is reasonably determined in good faith by the Board of Directors of the Company. In the event of any dispute between the holders of the Note and the Company regarding the determination of fair market value, at the option of the holder of the Note, the Company shall engage a consulting firm or investment banking firm, reasonably acceptable to the holder of the Note, to prepare an independent appraisal of the fair market value of such property to be distributed. The expenses of any appraisal by such consulting or investment banking firm shall be borne by the Company only if the fair market value of such property to be distributed, as determined in the independent appraisal, differs from the amount determined by the Board of Directors by at least ten percent (10%), and otherwise the expenses of any such appraisal shall be paid by the holders of the Notes.

                5.4.6.  Exercise of Outstanding Warrants or Options.

                (a) In the event that the holder of a warrant to purchase Common Stock which is outstanding on the date of original issuance of this Note (an "Outstanding Warrant") (such date referred to as the "Original Issuance Date") shall exercise such Outstanding Warrant on a date subsequent to the Original Issuance Date, then, in each such case, the Conversion Price of this Note then in effect shall be automatically adjusted downward so that the number of shares of Common Stock into which this Note is convertible (at such adjusted Conversion Price) shall represent the same Percentage Ownership (as hereinafter defined) as the Percentage Ownership which the shares into which this Note was convertible at the unadjusted Conversion Price represented immediately prior to the exercise of such Outstanding Warrant.

                (b) In the event that the holder of an option to purchase Common Stock which is outstanding on the Original Issuance Date (an "Outstanding Option") shall exercise such option on a date subsequent to the Original Issuance Date, then, in each such case, the Conversion Price of this Note then in effect shall be automatically adjusted downward so that the number of shares of Common Stock into which this Note is convertible (at such adjusted Conversion Price) shall represent the same Percentage Ownership (as hereinafter defined) as the Percentage Ownership which the shares into which this Note was convertible at the unadjusted Conversion Price represented immediately prior to the exercise of such Outstanding Option; provided that the adjustment to the Conversion Price required by this subparagraph (b) shall not apply with respect to the exercise of Outstanding Options to purchase up to 300,000 shares of Common Stock (with appropriate adjustments to such number of shares to reflect adjustments to the number of shares of Common Stock issuable under outstanding options in accordance with the anti-dilution terms of such options).

                (c) In the event that the holder of preferred stock, convertible into Common Stock, which is outstanding on the Original Issuance Date ("Outstanding Preferred") shall convert such Outstanding Preferred on a date subsequent to the Original Issuance Date, then, in each such case, the Conversion Price of this Note then in effect shall be automatically adjusted downward so that the number of shares of Common Stock into which this
                        Note is convertible (at such adjusted Conversion Price) shall represent the same Percentage Ownership (as hereinafter defined) as the Percentage Ownership which the shares into which this Note was convertible at the unadjusted Conversion Price represented immediately prior to the conversion of such Outstanding Preferred. Notwithstanding the foregoing, no adjustment to the Conversion Price shall be made as a result of the conversion of any shares of Series B Convertible Stock on the Original Issuance Date.

                (d)     For purposes of this Section 5.4.6, the term
                        "Percentage Ownership" of particular shares shall mean the number of votes such shares possess with respect to the election generally of directors, divided by the number of votes possessed by all Voting Securities at such time with respect to the election generally of directors. For this purpose, the term "Voting Securities" shall mean all outstanding securities (debt or equity) of the Company entitled to vote generally in the election of directors (excluding the Notes) plus the shares into which the Notes are then convertible plus the shares into which all other outstanding convertible securities (which term expressly excludes any Outstanding Options, Outstanding Warrants, or Outstanding Preferred) are then convertible plus the shares which are then issuable upon the exercise of options granted after the Original Issuance Date which remain unexercised on the date of determination plus the shares which are then issuable upon the exercise of up to 300,000 Outstanding Options which remain outstanding on the date of determination).

                5.4.7.  Exceptions to Anti-dilution Adjustments. This Section
         5.4 shall not apply under any of the following circumstances:

                (a) upon the occurrence of any event which would constitute an Extraordinary Common Stock Event (as described below);

                (b) except as provided in Section 5.4.6, upon the exercise or conversion of any warrants, options, or convertible securities issued and outstanding on the date of original issuance of this Note;

                (c)     upon the grant of any options to purchase Common
                        Stock under any employee benefit plan now existing or implemented in the future, provided the grant of such options is approved by the Board of Directors of the Company, and further provided the total number of shares of Common Stock subject to options granted on or after the date of original issuance of this Note is no greater than 21,766,212 plus amounts permitted pursuant to
                        Section 9.11 of the Purchase Agreement; or

                (d)     upon the exercise of any options referenced in
                        Section 5.4.7(c).

         5.5. Adjustment Upon Extraordinary Common Stock Event. Upon the happening of an Extraordinary Common Stock Event (as hereinafter defined), the Conversion Price shall, simultaneously with the happening of such Extraordinary Common Stock Event, be adjusted by multiplying the Conversion Price by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to such Extraordinary Common Stock Event and the denominator of which shall be the number of shares of Common Stock outstanding immediately after such Extraordinary Common Stock Event, and the product so obtained shall thereafter be the Conversion Price, which, as so adjusted, shall be readjusted in the same manner upon happening of any successive Extraordinary Common Stock Event Events.

         An "Extraordinary Common Stock Event" shall mean (i) the issue of additional shares of Common Stock as a dividend or other distribution on outstanding shares of Common Stock, (ii) subdivision of outstanding shares of Common Stock into a greater number of shares of Common Stock, or (iii) a combination or reverse stock split of outstanding shares of Common Stock into a smaller number of shares of the Common Stock.

         5.6. Adjustment Upon Capital Reorganization or Reclassification. If the Common Stock shall be changed into the same or different number of shares of any other class or classes of capital stock, whether by capital reorganization, recapitalization, reclassification or otherwise (other than an Extraordinary Common Stock Event), then and in each such event the holder of each Note shall have the right thereafter to convert such Note into, in lieu of the number of shares of Common Stock which the holder would otherwise have been entitled to receive, the kind and amount of shares of capital stock and other securities and property receivable upon such reorganization, recapitalization, reclassification or other change by the holders of the num-ber of shares of Common Stock into which such Note could have been converted immediately prior to such reorganization, recapitalization, reclassification or change, all subject to further adjustment as provided herein. The provision for such conversion right shall be a condition precedent to the consummation by the Company of any such transaction.

         5.7. Certificate as to Adjustments; Notice by Company. In each case of an adjustment or readjustment of the Conversion Price, the Company at its expense will furnish each holder of the Note with a certificate prepared by the Treasurer or Chief Financial Officer of the Company, showing such adjustment or readjustment, and stating in detail the facts upon which such adjustment or readjustment is based.

         5.8. Consolidation or Merger. If any consolidation or merger of the Company with another corporation shall be effected, then, as a condition of such consolidation or merger, lawful and adequate provision shall be made whereby the holder of the Note shall thereafter have the right to receive upon the basis and upon the terms and conditions specified herein and in lieu of the shares of Common Stock of the Company immediately theretofore receivable upon the conversion of the Note, such shares of stock, securities or assets as may be issued or payable with respect to or in exchange for a number of outstanding shares equal to the number of shares of Common Stock immediately theretofore so receivable by such holder had such consolidation or merger not taken place, and in any such case appropriate provision shall be made with respect to the rights and interests of such holder to the end that the provisions hereof (including without limitation provisions for adjustment of the Conversion Price) shall thereafter be applicable, as nearly as may be, in relation to any shares of stock, securities or assets thereafter deliverable upon the exercise of such conversion rights. The Company shall not effect any such consolidation or merger, unless prior to or simultaneously with the consummation thereof the successor corporation (if other than the Company) resulting from such consolidation or merger shall assume by written instrument executed and mailed or delivered to the holder hereof, the obligation to deliver to such holder such shares of stock, securities or assets as, in accordance with the foregoing provisions, such holder may be entitled to receive. Except as expressly set forth in this Section 5.8, however, nothing contained in this Section 5.8 will be deemed to restrict the Company from entering into a consolidation or merger; provided, however, that the restrictions of the Purchase Agreement shall remain applicable.

         5.9.   Notice of Certain Actions. In case at any time:

                5.9.1. the Company shall declare any dividend upon shares of its capital stock payable in securities or make any special dividend or other distribution;

                5.9.2. the Company shall offer for subscription pro rata to the holders of any class of its capital stock any additional securities of any class or other rights;

                5.9.3. there shall be any capital reorganization, or reclassification of the capital stock of the Company, or consolidation or merger of the Company with, or sale of all or substantially all its assets to, another corporation;

                5.9.4. there shall be a voluntary or involuntary dissolution, liquidation or winding-up of the Company; or

                5.9.5. the Company shall enter into an agreement or adopt a plan for the purpose of effecting a consolidation, merger, or sale of all or substantially all of its assets;

then, in any one or more of said cases, the Company shall give written notice, by first class mail, postage prepaid, to the registered holder hereof, of the date on which (a) the books of the Company shall close or a record shall be taken for such dividend, distribution or subscription rights, or (b) such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding-up shall take place, as the case may be. Such notice shall also specify the date as of which the holders of shares of record shall participate in such dividend, distribution or subscription rights, or shall be entitled to exchange their shares for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation, or winding-up, as the case may be. Such written notice shall be given at least 30 days prior to the action in question and not less than 30 days prior to the record date or the date on which the Company's transfer books are closed in respect thereto.

         5.10. Registration and Listing. If any shares required to be reserved for purposes of conversions of the Note hereunder require registration with or approval of any governmental authority under any federal (other than the Securities Act of 1933 or similar federal statute then in force) or state law, or listing on any national securities exchange, before such shares may be issued upon conversion, the Company will, at its expense, as expeditiously as possible cause such shares to be duly registered or approved, or listed on the relevant national securities exchange, as the case may be.

         5.11.  Automatic Conversion.

                5.11.1. Events Causing Conversion. Immediately (A) upon the closing of a Qualified Public Offering, as hereinafter defined, but subject to such closing, or (B) upon the closing of a Qualified Sale of the Company, but subject to such closing, this Note shall be converted automatically into the number of shares of Common Stock into which the
         Note is then convertible pursuant to Section 5.1 as of the closing and consummation of such Qualified Public Offering or the date of the event constituting the Qualified Sale of the Company, without any further action by the holder of the Note and whether or not the Note is surrendered to the Company or its transfer agent.

                5.11.2. Definitions.

                (a) A "Qualified Public Offering" shall mean an underwritten public offering on a firm commitment basis pursuant to an effective registration statement filed pursuant to the Securities Act of 1933, as amended (other than on Form S-4 or S-8 or any successor forms thereto), covering the offer and sale of Common Stock for the account of the Company in which the Company actually receives gross proceeds equal to or greater than $70,000,000 (calculated before deducting underwriters discounts and commissions and before calculation of expenses), and in which the price per share of Common Stock equals or exceeds $0.3243 (such price subject to adjustment in the same manner that the Conversion Price is subject to adjustment under this
                        Section 5).

                (b) A "Qualified Sale of the Company" shall mean a Sale of the Company which provides for minimum consideration payable with respect to each share of Common Stock (on a fully diluted basis) of at least $0.3243 in cash or in market value of "Liquid Stock" (such price subject to adjustment in the same manner that the Conversion Price is subject to adjustment under this Section 5).

                (c) The term "Sale of the Company" shall mean a merger or consolidation of the Company with another company which is not an Affiliate of the Company, the sale of all or substantially all of the assets of the Company to a company which is not an Affiliate of the Company, or the sale of all or substantially all of the outstanding Common Stock of the Company to a person or persons who are not then stockholders of the Company or an Affiliate of the Company.

                (d) "Liquid Stock" shall mean capital stock which is registered under Section 12(b) or Section 12(g) of the Securities Exchange Act of 1934, as amended, the disposition of which would not be significantly restricted by low trading volume; provided, that capital stock which is either (i) listed for trading on the NASDAQ National Market System with average daily trading volume over the past six months of at least 75,000 shares, or (ii) listed for trading on the New York Stock Exchange, Inc. shall be deemed to be Liquid Stock.

                (e) The term "Affiliate" shall mean a person who controls, is controlled by, or is under common control with, the Company.

                5.11.3. [Omitted].

                5.11.4. Surrender of Certificates Upon Automatic Conversion. Upon the occurrence of the conversion event specified in either Section
         5.11.1 or 5.11.3, the holder of the Note shall, upon notice from the Company, surrender the Note at the office of the Corporation or its transfer agent for the Common Stock. Thereupon, there shall be issued and delivered to such holder a certificate or certificates for the number of shares of Common Stock into which the Note so surrendered was convertible on the date on which the conversion occurred. The Company shall not be obligated to issue such certificates unless the Note is either delivered to the Company or any such transfer agent or the holder notifies the Company that the Note has been lost, stolen or destroyed and executes an agreement satisfactory to the Company to indemnify the Company from any loss incurred by it in connection therewith.

     6. Event of Default. In case an Event of Default, as defined in the Purchase Agreement, shall have occurred and be continuing, the unpaid principal of the Note and any accrued and unpaid interest thereon may be declared, and upon such declaration shall become, due and payable, in the manner, with the effect and subject to the conditions provided in the Purchase Agreement and the Collateral Agreements.

     7. Covenants. The Company covenants and agrees with the registered holder of this Note to do (or refrain from doing) all those things required of the Company pursuant to the covenants set forth in the Purchase Agreement and the Collateral Agreements.

     8.  Exchange or Replacement of Note.

         8.1. The holder of the Note, at its option, may in person or by duly authorized attorney surrender the Note for exchange at the office of the Company, and at the expense of the Company receive in exchange therefor a new
Note in the same aggregate principal amount as the aggregate unpaid principal amount of the Note so surrendered and bearing interest at the same annual rate as the Note so surrendered, each such new Note to be dated as of the date to which interest has been paid on the Note so surrendered and to be in such principal amount and, subject to the restrictions on transfer contained in the Purchase Agreement, payable to such person or persons, or order, as such holder may designate in writing; provided, however, that the Company shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of any new Note in a name other than that of the holder of the Note surrendered in exchange therefor. Five days prior written notice of the holder's intention to make such exchange shall be given to the Company.

         8.2. Upon receipt by the Company of evidence satisfactory to it of the loss, theft, destruction or mutilation of this Note and (in case of loss, theft or destruction) of indemnity satisfactory to it, and upon reimbursement to the Company of all reasonable expenses incidental thereto, and upon surrender and cancellation of this Note, if mutilated, the Company will make and deliver a new Note of like tenor in lieu of this Note. Any Note made and delivered in accordance with the provisions of this paragraph (b) shall be dated as of the date to which interest has been paid on this Note.

     9. Amendments and Waivers. The holders of more than 80% in aggregate principal amount of the Notes at the time outstanding and the Company may from time to time enter into agreements for the purpose of amending or waiving any covenant, agreement or condition of the Notes or changing in any manner the rights of the holder of the Notes or the Company; and action of the holders of more than 80% in aggregate principal amount of the Notes at the time out-standing shall bind all holders of the Notes, each future-holder of the Notes and upon the Company, whether or not such Notes shall have been marked to indicate such amendment or waiver, but any substitute Note issued thereafter shall bear a notation referring to any such amendment or continuing waiver.

     10. Communications. All communications provided for hereunder shall be made in accordance with the requirements of Section 14.7 of the Purchase Agreement.

     11. Severability. Should any part but not the whole of this Note for any reason be declared invalid, such decision shall not affect the validity of any remaining portion, which remaining portion shall remain in force and effect as if this Note had been executed with the invalid portion thereof eliminated, and it is hereby declared the intention of the parties hereto that they would have executed the remaining portion of this Note without including therein any such part which may, for any reason, be hereafter declared invalid.

     12. Captions. The descriptive headings of the various Sections or parts of this Note are for convenience only and shall not affect the meaning or construction of any of the provisions hereof.

     13. Successors and Assigns. This Note shall be binding upon the parties and their respective successors and assigns.

     14. Governing Law. This Note shall be governed by the laws of the State of Delaware.

                                            AIRNET COMMUNICATIONS CORPORATION


                                            By:
                                               ---------------------------------

                                   SCHEDULE A

         This schedule sets forth the principal amount and/or interest converted into Common Stock.

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Date           Principal Amount Converted          Interest Amount Converted
--------------------------------------------------------------------------------

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

                        AIRNET COMMUNICATIONS CORPORATION

                         SENIOR SECURED CONVERTIBLE NOTE

                                CONVERSION NOTICE

AirNet Communications Corporation:

     The undersigned holder of this Note hereby irrevocably exercises the option to convert this Note, or such portion hereof as is specified below, into shares of Common Stock of AirNet Communications Corporation in accordance with the terms of this Note, and directs that the shares issuable and deliverable upon the conversion be issued in the name of and delivered to the undersigned unless a different name has been indicated below. If shares are to be issued in the name of a person other than the undersigned, the undersigned will pay transfer taxes payable with respect thereto. If this conversion involves fractional shares, please issue the related check to the same person entitled to receive the shares.

Dated: ____________________   Principal Amount to be converted (if less
                              than all):

                                       $
                                         --------------------------

                              Accrued Interest on Principal Amount to be converted:

If shares are to be issued
otherwise than to owner:

Tax Identification
Number of Transferee_______             ---------------------------------------
                                                 Signature of Owner

---------------------------

---------------------------

---------------------------Please print name and address of Transferee
                           (including zip code)

                                   Exhibit F

                    INTERCREDITOR AND SUBORDINATION AGREEMENT
                    -----------------------------------------

     THIS AGREEMENT is dated as of the ____ day of ________________, 2003, by and among: AIRNET COMMUNICATIONS CORPORATION, a Delaware corporation (the "Borrower"), FORCE COMMUNICATIONS CORPORATION, a Delaware corporation ("Force"), SANMINA CORPORATION, a Delaware corporation ("Sanmina"), and BROOKTROUT, INC., Massachusetts corporation ("Brooktrout" and together with Force and Sanmina, collectively and individually, the "Subordinated Lender"); and SCP PRIVATE EQUITY PARTNERS II, LP, a Delaware limited partnership ("SCP II") and TECORE, INC., a Texas corporation ("Tecore" and together with SCP II, collectively and individually, the "Lenders").

                          W I T N E S S E T H  T H A T:
                          -----------------------------

     In order to induce the Lenders to make financial accommodations to the Borrower, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Borrower and the Subordinated Lender hereby agree with the Lenders that, so long as any Senior Indebtedness (as hereinafter defined) is outstanding or committed to be advanced, each such party will comply with such of the following provisions as are applicable to it:

     1.  Certain Definitions.

         1.1  Senior Indebtedness.  The term "Senior Indebtedness" shall mean:

         (a) any and all loans, advances, extensions of credit to, and all other indebtedness, obligations and liabilities, whether now existing or hereafter arising, direct or contingent, of the Borrower now or hereafter owing to the Lenders outstanding from time to time, whether pursuant to:

              (i) that certain Securities Purchase Agreement dated as of April ____, 2003, by and between the Borrower and the Lenders, as the same may be amended, restated, supplemented, renewed, replaced or extended from time to time (the "Purchase Agreement");

              (ii) those certain Convertible Promissory Notes dated April ___, 2003, as the same may be amended, restated, supplemented, renewed, replaced or extended from time to time (the "Notes"), issued by the Borrower to the Lenders from time to time in the original aggregate principal amount of up to $16,000,000.00, or

              (iii) otherwise, including, without limitation, any and all indebtedness to the Lenders in respect of any and all future loans or advances or extensions of credit made to the Borrower by the Lenders, or any of them, prior to, during or following any proceeding in respect of any Reorganization
     (as defined in Section 3.2 hereof); and

         (b) all interest thereon and all fees, expenses and other amounts (including costs of collection and reasonable attorneys' fees) at any time owing to the Lenders, whether arising in connection with the Purchase Agreement, the Notes or such other indebtedness (regardless of the extent to which the Purchase Agreement, the Notes or such other indebtedness is enforceable against the Borrower and regardless of the extent to which such amounts are allowed as claims against the Borrower in any Reorganization, and including any interest thereon accruing after the commencement of any Reorganization and any other interest that would have accrued thereon but for the commencement of such Reorganization).

 All Senior Indebtedness shall be entitled to the benefits of this Agreement without notice thereof being given to the Subordinated Lender.

     1.2 Subordinated Indebtedness. The term "Subordinated Indebtedness" shall mean all existing and hereafter arising indebtedness, obligations and liabilities of the Borrower, to the Subordinated Lender, whether direct or contingent, and all claims, rights, causes of action, judgments and decrees in respect of the foregoing, including, without limitation:

          (i) all indebtedness and obligations under that certain (a) Settlement Agreement dated October 29, 2001 between Borrower, as debtor, and Force, as creditor (the "Force Settlement Agreement"); (b) Settlement Agreement dated November 7, 2001 between Borrower, as debtor, and Sanmina, as creditor (the "Sanmina Settlement Agreement"), (c) Settlement Agreement dated November 14, 2001 between Borrower, as debtor, and Brooktrout, as creditor (the "Brooktrout Settlement Agreement") and together with the Force Settlement Agreement and the Sanmina Settlement Agreement, the "Settlement Agreements"), which Settlement Agreements evidence obligations of Borrower to Subordinated Lender in an amount not to exceed in the aggregate the sum of $4,500,000 (the "Subordinated Settlement Agreements"); and

          (ii) the obligations of each party (other than the Subordinated Lender) to, under or in respect of any agreement or instrument securing any of the Borrower's obligations to the Subordinated Lender under the Subordinated Settlement Agreements (the "Subordinated Security Documents") (the Subordinated Settlement Agreement and the Subordinated Security Documents and any other agreement evidencing or relating to Subordinated Indebtedness being hereinafter collectively referred to as the "Subordinated Agreements").

     2. Representations and Warranties. The Subordinated Lender and the Borrower each hereby, severally and not jointly, represents and warrants to the Lenders that: (a) At the date hereof, the total outstanding and unpaid Subordinated Indebtedness owing by the Companies to the Subordinated Lender pursuant to the Subordinated Agreements is $[1,179,000]; (b) There is no default in respect of the Subordinated Indebtedness; (c) The Subordinated Lender is the holder of the Subordinated Agreements free and clear of all liens, claims and encumbrances, and the Subordinated Lender is not subject to any contractual limitation or restriction which would impair in any way its ability to execute or perform its obligations under this Agreement; and (d) True, accurate and complete copies of the Subordinated Agreements are attached hereto as Exhibit A.

     3.   Terms of Subordination.

     3.1 Permitted Payments of Subordinated Indebtedness. The Borrower may, from time to time, pay or cause to be paid to the Subordinated Lender, and the Subordinated Lender may accept and retain, regularly scheduled payments of principal and interest as and at the times when due and payable under the Subordinated Settlement Agreements, as originally executed and delivered.

     3.2 The Subordinated Lender's Junior Security. The Subordinated Lender hereby confirms that, regardless of the relative times and method of attachment or perfection thereof (or any failure to perfect) or the order of filing of financing statements, mortgages or other security agreements or documents, or anything in the Subordinated Agreements or this Agreement to the contrary, the security interests and liens granted or to be granted from time to time to secure the Senior Indebtedness, shall in all respects be first and senior security interests and liens, superior to any security interests and liens granted or to be granted to the Subordinated Lender in assets of, or ownership interests in, the Borrower or any other person pursuant to the Subordinated Agreements or otherwise, it being the express intention of the parties that, notwithstanding anything in this Agreement to the contrary, all liens and security interests granted to the Lenders from time to time shall be prior and superior to any liens or security interests granted to the Subordinated Lender.

     4. Limit on Right of Action. (a) The Subordinated Lender agrees for the benefit of the Lenders and all future holders of the Senior Indebtedness that so long as the Senior Indebtedness remains outstanding or committed to be advanced, the Subordinated Lender will not, directly or indirectly, without the prior written consent of the Lenders, take any action to exercise any of its remedies in respect of the Subordinated Indebtedness or any guarantee of payment thereof, to initiate any Reorganization of, or litigation against, the Borrower or any guarantor of the Subordinated Indebtedness, or to foreclose or otherwise realize on any security given by the Borrower or any other person to secure the Subordinated Indebtedness.

     (b) The foregoing provisions of this Section 4 are solely for the purpose of defining the relative rights of the Lenders, on the one hand, and the Subordinated Lender, on the other, and shall not otherwise limit or affect any rights which the Subordinated Lender may have against the Borrower under the terms of the Subordinated Agreements.

     5. Agreement to Hold in Trust. If the Subordinated Lender shall receive any payment on account of the Subordinated Indebtedness in violation of this Agreement, it shall hold such payment in trust for the benefit of the Lenders and, promptly upon discovery or notice of such violation, pay it over to the Lenders for application in payment of the Senior Indebtedness.

     6. Further Assurances. The Borrower and the Subordinated Lender covenant to execute and deliver to the Lenders such further instruments and documents and take such further actions as the Lenders may from time to time reasonably request, and the Borrower and the Lenders agree to execute and deliver to the Subordinated Lender such further instruments and documents and take such further actions as the Subordinated Lender may from time to time reasonably request, in each case for the purpose of carrying out the provisions and intent of this Agreement.

     7. Successors: Continuing Effect; Etc. This Agreement is being entered into for the benefit of the holders of the Senior Indebtedness and the Subordinated Indebtedness, and their respective successors and assigns.

     8. Entire Agreement; Amendment. This Agreement constitutes the entire agreement of the parties with respect to the subject matter hereof, and no modification or waiver of any provision of this Agreement shall in any event be effective unless the same shall be in writing signed by the Lenders, and the Subordinated Lender (unless such amendment or modification shall impose any additional obligations upon the Borrower, in which case such amendment or modification shall also require execution by the Borrower).

     9. Counterparts. This Agreement may be executed by the parties hereto in several counterparts hereof and by different parties hereto on separate counterparts hereof, each of which shall be an original and all of which counterparts shall together constitute one and the same agreement. Delivery of an executed signature page of this Agreement by facsimile transmission shall be effective as an in-hand delivery of an original executed counterpart thereof.

                          *Signatures on next page*

     IN WITNESS WHEREOF, each of the undersigned has executed this Intercreditor and Subordination Agreement or caused this Agreement to be executed by its duly authorized officer, partner or representative, as applicable, as of the day and year first above written.

                                            SUBORDINATED LENDER:


    Force Computers, Inc.                   FORCE COMPUTERS, INC.
    4305 Cushing Parkway
    Fremont, California  94538              By:
    Attention:  General Counsel                    -----------------------------
    Telecopy No.:  510-25208450             Name:
                                                   -----------------------------
                                            Title:
                                                   -----------------------------


    Sanmina Corporation                     SANMINA CORPORATION
    2700 North First Street
    San Jose, California  95134             By:
    Attention:  V.P. & Corporate Counsel           -----------------------------
    Telecopy No.:  408-964-3636             Name:
                                                   -----------------------------
                                            Title:
                                                   -----------------------------


    Brooktrout, Inc.                        BROOKTROUT, INC.
    250 First Avenue, Suite 300
    Needham, MA  02494                      By:
    Attention:  Corporate Counsel                  -----------------------------
    Telecopy No.:  781-453-3537             Name:
                                                   -----------------------------
                                            Title:
                                                   -----------------------------


                                            BORROWER:
    AirNet Communications Corporation
    3950 Dow Road                           AIRNET COMMUNICATIONS CORPORATION
    Melbourne, Florida  32934
    Attention:  Glenn A. Ehley, President   By:
    and Chief Executive Officer                    -----------------------------
    Telecopy No.:                           Name:
                 -----------------------           -----------------------------
                                            Title:
                                                   -----------------------------


    SCP Private Equity Partners II, LP      LENDERS:
    300 Building
    435 Devon Park Drive                    SCP PRIVATE EQUITY PARTNERS II, LP
    Wayne, Pennsylvania  19087
    Attention:  James W. Brown              By:
    Telecopy No.                                   -----------------------------
                ------------------------    Name:
                                                   -----------------------------
                                            Title:
                                                   -----------------------------


    Tecore, Inc.                            TECORE, INC.
    7165 Columbia Gateway Drive
    Columbia, Maryland  21406               By:
    Attention:  Jay Salkini, President             -----------------------------
    Telecopy No.:                           Name:
                 -----------------------           -----------------------------
                                            Title:
                                                   -----------------------------

                                    EXHIBIT A
                                    ---------

                        Copies of Subordinated Agreements
                        ---------------------------------

                                   Exhibit G

                         TAG ALONG ALLOCATION AGREEMENT

     This Tag Along Allocation Agreement ("Agreement") dated _______ ___, 2003 is among AirNet Communications Corporation, a Delaware corporation (the "Company"), and SCP Private Equity Partners II, LP ("SCP") and TECORE, Inc. ("Tecore") as holders (the "Note Holders") of the $16,000,000 Secured Convertible Notes (the "Notes") issued by the Company to the Note Holders on the date hereof.

     WHEREAS, the Board of Directors of the Company (the "Board") has approved the Amended and Restated Bonus Program attached to this Agreement as Exhibit 1 (the "Plan") as in the best interests of the Company; and

     WHEREAS, under the terms of the Plan, the employees who participate in the Plan (the "Plan Participants") will be entitled to receive a portion of the proceeds otherwise payable to the Note Holders in connection with a sale of either or both of the Notes by SCP or Tecore;

     NOW, THEREFORE, the parties agree as follows:

     1. Implementation of the Plan is in the best interests of the Company and as an inducement for the Company's issuance of the Notes to SCP and Tecore, SCP and Tecore have agreed to allocate to Employees of the Company a portion of proceeds they receive in a potential sale of their Notes.

     2. In the event of a sale of all or a portion of the Notes by either or both of SCP or Tecore, other than in connection with the Sale of the Company (as defined in the Plan), each of SCP and Tecore severally agree that they will allocate for distribution to Plan Participants ten and percent (10%) ("Sale of Note Allocation Amount") of the aggregate sale proceeds in excess of the amount of the then outstanding principal balance and related accrued unpaid interest payable under the Notes sold or such portion of the Notes so sold, if only a portion is sold ("Note Sale Proceeds") received by SCP or Tecore, respectively, in connection with such sale of all or a portion of the Notes to any party.

     3. In the event of a sale of all or a portion of the Notes by either of both of SCP or Tecore in connection with the Sale of the Company, each of SCP and Tecore severally agree that they will allocate for distribution to Plan Participants ten percent (10%) ("Acquisition Allocation Amount") of the aggregate sale proceeds in excess of the amount of the then outstanding principal balance and related accrued unpaid interest payable under the Notes sold or such portion of the Notes so sold ("Acquisition Note Sale Proceeds") received by SCP or Tecore, respectively, in connection with such sale of all or a portion of the Notes to any party in connection with the Sale of the Company; provided that the Acquisition Allocation Amount shall be reduced to the extent the amounts payable to Eligible Employees (as defined in the Plan) is reduced due to such Employees' In-the-money Options (as defined in the Plan) as described in the Plan. (Note Sale Proceeds and Acquisition Note Sale Proceeds collectively defined as the "Sale of Note Proceeds". Sale of Note Allocation Amount and Acquisition Allocation Amount collectively defined as the "Allocation Amounts")

     3. SCP and Tecore agree to forward the Allocation Amounts to the Company within two (2) business days following their receipt of Sale of Note Proceeds.

     4. The Company agrees to hold the Allocation Amounts for the benefit of the employee Plan Participants in accordance with the terms of the Plan and as set forth in paragraph 5 below and to distribute payments of the Allocation Amounts to Plan Participants within five (5) business days of the Company's receipt of the Allocation Amounts from any Note Holder.

     5. The Company is directed and authorized by the Note Holders: (a) to administer and modify the list of eligible Plan Participants from time to time; and (b) upon the transmittal of the Allocation Amounts from the Note Holders to the Company, (i) to determine the eligibility of each Plan Participant to receive a portion of the Allocation Amounts under the Plan, (ii) to allocate the proceeds from such Allocation Amounts to the eligible Plan Participants and
(iii) to transmit the payments directly to the Plan Participants, subject to all withholding and other taxes required to be withheld by the Company.

     6. The Company agrees to withhold from the Allocation Amounts to be distributed to eligible Plan Participants all applicable taxes it is required to withhold, including any excise taxes that may be payable under Section 280G of the Internal Revenue Code or any other applicable law or regulation.

     7. This Agreement confers full rights and remedies upon each Plan Participant. Each such Plan Participant individually, and all of them collectively, shall be treated as third-party beneficiaries of this Agreement.

     8. All issues and questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, without giving effect to any choice of law or conflict of law rules or provisions thereof.

     9. This Agreement may be executed simultaneously in two or more counterparts, any one of which need not contain the signatures of more than one party, but all such counterparts taken together shall constitute one and the same Agreement.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the date first written above.

                                        AIRNET COMMUNICATIONS CORPORATION


                                        By:       /s/  Glenn A. Ehley
                                            ------------------------------------
                                                     Glenn A. Ehley,
                                                    President and CEO


                                        TECORE, INC.


                                        By:
                                               ---------------------------------
                                        Name:
                                               ---------------------------------
                                        Title:
                                               ---------------------------------


                                        SCP PRIVATE EQUITY PARTNERS II, LP


                                        By:  SCP Private Equity II,
                                             General Partner, L.P.,
                                             its General Partner


                                        By:
                                               ---------------------------------
                                        Name:
                                               ---------------------------------
                                        Title:
                                               ---------------------------------

                                   Exhibit 7.6

                                  [LETTERHEAD]

TECORE, Inc.                            SCP Private Equity Partners II, L.P.
7165 Columbia Gateway Drive             300 Building
Columbia, Maryland 21046                435 Devon Park Drive
Attention:  Mr. Jay J. Salkini          Wayne, Pennsylvania 19087
                                        Attention: Mr. James W. Brown

RE: Securities Purchase Agreement, dated May ___, 2003 (the "Agreement"), by and among TECORE, INC., a Texas corporation ("TECORE"), SCP PRIVATE EQUITY PARTNERS II, LP, a Delaware limited partnership ("SCP"), and AIRNET COMMUNICATIONS CORPORATION, a Delaware corporation ("AIRNET").

Dear Mr. Salkini and Mr. Brown:

This opinion is delivered pursuant to Section 7.6 of the Agreement. We have acted as counsel to AIRNET in connection with the Agreement and the transactions contemplated thereby. Where a term that is defined in the Agreement is used in this opinion, the term has the same meaning set forth in the Agreement, unless differently defined herein.

     (1)  In rendering the opinions set forth below, we have examined:

          (A)  The fully executed Agreement and Exhibits thereto;

          (B) The (i) Certificate of Incorporation of AIRNET, and amendments thereto through and including the Eighth Amended and Restated Certificate of Incorporation and (ii) the By-Laws of AIRNET, as amended;

          (C) Records of the corporate proceedings of AIRNET, including resolutions adopted by AIRNET's Board of Directors authorizing all of the transactions contemplated under the Agreement and resolutions approved by the stockholders of AIRNET at the annual meeting of stockholders held on ____________, 2003, in each case certified by the Secretary of AIRNET; and

TECORE, Inc. and SCP Private Equity Partners II, L.P.

          (D) Certificates of public officials and such other documents, records and legal matters as we have deemed necessary or relevant for purposes of the opinions hereinafter expressed.

     (2) In reaching the opinions set forth below, we have assumed, and to our knowledge there are no facts inconsistent with, the following:

          (A) Each of the parties thereto (other than AIRNET) has duly and validly executed and delivered each instrument, document, and agreement executed in connection with the transactions contemplated by the Agreement and Exhibits thereto to which such party is a signatory, and such party's obligations set forth therein are its legal, valid, and binding obligations, enforceable in accordance with their respective terms;

          (B) Each person executing any such instrument, document, or agreement on behalf of any such party (other than AIRNET) is duly authorized to do so;

          (C) Each natural person executing any such instrument, document, or agreement is legally competent to do so;

          (D) There are no oral modifications of or amendments to the Agreement or Exhibits thereto, and there has been no waiver of any of the provisions of the Agreement or Exhibits thereto, by actions or conduct of the parties or otherwise;

          (E) All documents submitted to us as originals are authentic, all documents submitted to us as certified or photostatic copies conform to the original document, all signatures on all documents submitted to us for examination are genuine, and all public records reviewed are accurate and complete;

     (3) In rendering our opinions, whenever our opinion herein regarding the existence or absence of facts is indicated to be based on our knowledge or awareness, our opinion is intended to signify that during the course of our representation of AIRNET no information has come to our attention which would give us actual knowledge of the existence or absence of such facts. We have not undertaken any independent investigation to determine the existence or absence of such facts and no inference of further knowledge should be drawn from our representation of AIRNET. When an opinion or other statement set forth herein is given to our knowledge, with reference to matters of which we are aware or that are known to us, or with a similar qualification, the relevant knowledge or awareness is limited solely to the actual knowledge of the individual lawyers who are currently partners or employees in this firm who have participated directly in the specific transactions to which this opinion letter relates or who represent AIRNET on a regular basis. As to various questions of fact material to this opinion, we have relied upon the truth and

TECORE, Inc. and SCP Private Equity Partners II, L.P.

          completeness of the representations and warranties made by AIRNET in the Agreement and upon certifications executed by the Officers and Directors of AIRNET, including the representations and certifications of the President and Chief Executive Officer of AIRNET set forth in the Officer's Certificate attached as Exhibit A hereto. In addition, we have obtained from public officials and from officers of AIRNET such other certificates and assurances, and we have examined such corporate records, other documents and questions of law, as we have considered necessary or appropriate for purposes of this opinion.

     (4) Based upon the foregoing, and subject to the limitations and qualifications set forth herein, it is our opinion that:

          (A) AIRNET has all necessary power and authority to execute, deliver and perform its obligations under the Agreement and Exhibits thereto to which AIRNET is a party. AIRNET has taken all necessary action to duly authorize the execution, delivery and performance of the Agreement and Exhibits thereto to which AIRNET is a party.

          (B) AIRNET has duly executed and delivered the Agreement and Exhibits thereto to which AIRNET is a party. The Agreement and Exhibits thereto, including, but not limited to, the Notes to be issued by AIRNET pursuant to the Agreement, to which AIRNET is a party constitute the legal, valid and binding obligations of AIRNET, enforceable against it in accordance with their respective terms.

          (C) To our knowledge, except as disclosed on Schedule 2.18 to the Agreement, (i) there are no suits, actions, arbitration proceedings or governmental proceedings or investigations pending or threatened against AIRNET, and (ii) no suits, actions or proceedings have been instituted prior to the date hereof against AIRNET before any court or governmental body or threatened by any public authority seeking to enjoin or invalidate the transactions contemplated by the Agreement or Exhibits thereto.

          (D) The execution and delivery of the Agreement by AIRNET and the execution and delivery of each of the Exhibits thereto to which AIRNET is a party, and the performance by AIRNET of its obligations thereunder, do not conflict with or result in any breach or violation of (i) any provision of any existing law or regulation applicable to AIRNET, (ii) to our knowledge, any order, judgment, award, decree of any court, arbitrator or governmental authority applicable to AIRNET, (iii) the certificate of incorporation or bylaws of AIRNET, or (iv) subject to AIRNET having obtained any consents or approvals contemplated by the Agreement and the Exhibits thereto or any Material Contract which AIRNET is a party or

TECORE, Inc. and SCP Private Equity Partners II, L.P.

               by which it is bound, or any agreement or commitment known to us to which AIRNET is a party or is bound, or constitute a default thereunder or give rise to any right of acceleration, termination or cancellation thereunder, except as disclosed in the Agreement and the Scheduled thereto.

          (E) The execution, delivery and performance of the Agreement by AIRNET and the execution, delivery and performance of each of the Exhibits thereto to which AIRNET is a party do not require the consent, approval or authorization of, or filing, registration or qualification with, any governmental authority (other than any such consents or approvals which have been obtained or expressly waived by TECORE and/or SCP) other than the following: (i) filings pursuant to Regulation D under the Securities Act; (ii) required registration, qualification or filings under any state securities or "Blue Sky" laws or regulations thereunder; (iii) any filings contemplated under the Agreement and Exhibits thereto relating to the security interest granted by AIRNET to TECORE and SCP in AIRNET's assets, including UCC financing statements or amendments and filings with the U.S. Patent and Trademark Office to evidence the liens granted by AIRNET to SCP and TECORE to secure payment of the Notes; (iv) filings on Form 8-K and other periodic filings to be filed with the Securities and Exchange Commission when due after the closing of the transactions contemplated under the Agreement and Exhibits thereto; and (v) filings with Nasdaq as required to add shares of AIRNET capital stock to its listed shares, as contemplated under the Agreement and Exhibits thereto.

          (F) AIRNET is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite power and authority to conduct its business in the manner in which it is presently being conducted and to own, operate and lease its properties. AIRNET is duly qualified or licensed to do business, and is in good standing, in each jurisdiction in which the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification or licensing necessary, except in such jurisdictions where the failure to be so duly qualified, licensed and in good standing, individually or in the aggregate, will not have a Material Adverse Effect. To our knowledge, Schedule 2.1 to the Agreement lists each jurisdiction in which AIRNET is qualified to do business.

          (G) The authorized capital stock of AIRNET consists of four hundred million, nine hundred fifty five thousand, four hundred and fourteen (400,955,414) shares consisting of two classes of capital stock: four hundred million

TECORE, Inc. and SCP Private Equity Partners II, L.P.

               (400,000,000) shares of Common Stock, par value $.001 per share ("Common Stock") and nine hundred fifty five thousand, four hundred and fourteen (955,414) shares of Preferred Stock, par value $.01 per share ("Preferred Stock"). There is authorized and designated a Series B Convertible Preferred Stock, par value $.01 per share (the "Series B Preferred Stock"), consisting of 955,414 shares. There are the following shares of capital stock issued and outstanding: 23,851,177 shares of Common Stock, and 955,414 shares of Series B Preferred Stock (convertible into approximately 9,554,140 shares of Common Stock). In addition, there are options for [2,399,539][2,269,599] shares of Common Stock issued and outstanding. All outstanding shares of Common Stock, Series B Preferred Stock and options for Common Stock have been duly authorized, and, assuming receipt by AIRNET of full payment of the applicable purchase price for such securities, are validly issued, fully paid and non-assessable and not subject to any preemptive or similar rights. To the best of our knowledge, except for the transactions contemplated under the Agreement, except for the options issuable under AIRNET's Stock Option Plan, as amended, and except as set forth above, there are no other options, warrants, calls, rights, commitments or agreements of any character to which AIRNET is a party obligating AIRNET to issue additional shares of capital stock or any rights to purchase capital stock.

     (5)  The foregoing opinion is subject to the following qualifications:

          (A) In rendering our opinions regarding AIRNET's good standing, we have relied exclusively upon the Certificates of Good Standing.

          (B) Our opinions expressed herein relate only to the laws of the State of Florida, the General Corporation Law of the State of Delaware and the federal laws of the United States.

          (C) Our opinions as to the enforceability of any of the Agreement or the Exhibits thereto in accordance with their terms is limited by
               (a) applicable bankruptcy, insolvency, fraudulent conveyance, equitable subordination, reorganization, moratorium, arrangement, avoidance and other similar laws relating to or affecting creditors' rights generally, and (b) the effect of general principles of equity and the availability of equitable remedies (regardless of whether considered in a proceeding at law or in equity) and by limitations on the availability of specific performance, injunctive relief, or other equitable remedies.

          (D) The validity and enforceability of the Agreement and Exhibits thereto may be subject to or affected by statutory or decisional law limiting or rendering

TECORE, Inc. and SCP Private Equity Partners II, L.P.

               ineffective obligations to indemnify or the waiver or release of rights or defenses.

          (E) Certain rights, remedies, forfeitures, penalties, waivers or elections contained in the Agreement and Exhibits thereto may be rendered ineffective or limited by applicable laws or judicial decisions governing such provisions, but such laws and judicial decisions do not, in our opinion, make the Agreement and Exhibits thereto inadequate for the substantive realization of the benefit intended to be provided thereby.

          (F) The opinions expressed herein are rendered to you as of the date hereof and with respect to such laws in effect as of the date hereof, and we assume no obligation to supplement this opinion in the event of any change in applicable law or in the facts upon which any of the opinions herein are based. The opinions expressed in this letter are limited to the matters set forth in this letter, and no other opinions should be inferred beyond the matters expressly stated.

          (G) In connection with our opinion expressed in paragraph 4(c) herein, we advise you that we have not conducted a search of the dockets of all courts or other governmental entities or undertaken a judgment search for judgments against AIRNET in all jurisdictions, where there could exist evidence of any litigation, proceeding or investigation at law or in equity or in arbitration pending or threatened against AIRNET.

          (H) The opinions expressed in this letter are solely for your use and benefit and may not be relied on by any other person without our prior written approval. This opinion cannot be quoted or referred to without the prior written consent of the undersigned, except in a list of closing documents with respect to the transactions covered hereby or in the Exhibits to the Agreement, or as may be required by any court or governmental or regulatory authority.

Very truly yours,

Edwards & Angell, LLP

                               Exhibit 1.5(b)(iii)

                        AMENDED AND RESTATED EMPLOYMENT,
                          SEVERANCE AND BONUS AGREEMENT

This Employment, Severance and Bonus Agreement (the "AGREEMENT") is entered into this __ day of ______, 2003, by and between AIRNET COMMUNICATIONS CORPORATION, a Delaware corporation (the "COMPANY"), and GLENN A. EHLEY (the "EMPLOYEE").

                                    RECITALS:

A. The Employee is an at-will employee of the Company in the capacity of Chief Executive Officer and President at the behest of the Board of Directors, and has entered into with the Company an Amended and Restated Employment, Severance, and Bonus Agreement dated August 13, 2002, (the "2002 Employment Agreement").

B. The Company and Employee desire to amend and restate in its entirety the 2002 Employment Agreement.

C. The Company also recognizes that the possibility that a sale of the Company could occur which may jeopardize Employee's continued employment with the Company, and that such possibility, and the uncertainty and questions which it may raise, may result in the distraction of the Employee to the detriment of the Company or otherwise.

D. In order to encourage the Employee to maintain his continued attention and dedication to his duties and responsibilities, the Company desires to enter into this Agreement with the Employee setting forth terms and conditions as to the termination of the Employee in connection with a sale of the Company.

NOW, THEREFORE, in consideration of the premises and the covenants and agreements herein contained and the monies to be paid hereunder, the parties agree as follows:

     SECTION 1.  DEFINITIONS.

     The following terms shall have the following meanings:

"ACQUISITION PRICE" means the aggregate sum of money and/or fair market value of property (valued as of the date of closing) to be paid by an acquiring party to the Company or to its Securityholders in connection with a Sale of the Company. For purposes of the Bonus Program, if the acquiring party is then a current Securityholder or an affiliate of a current Securityholder ("CURRENT SECURITYHOLDER ACQUIRING PARTY") which is (a) acquiring the assets of the Company in a transaction in which the Current Securityholder Acquiring Party receives no distribution of money or property with respect to its Securities or a distribution which is less than the per-share amount received by other Securities holding the same class or series of Securities, on an as-converted basis, (b) engaging in a merger, consolidation or other business combination with the Company in which the Company is not the continuing or surviving corporation and in which the Current Securityholder Acquiring Party receives no money or property in exchange for its Securities or an amount of money or property which is less than the per-share amount received by other Securityholders holding the same class or series of Securities, on an as-converted basis, or (c) acquiring Company Securities from Securityholders but not from itself or the current Securityholder affiliated with the Current Securityholder Acquiring Party, the amount of the Acquisition Price shall include the value of the shares of Company common stock held by such Current Securityholder Acquiring Party or underlying any Convertible Notes or other convertible Securities held by such Current Securityholder Acquiring Party based on the same value per share that will be paid or distributed to Securityholders owning the same class or series of shares, Convertible Notes or other convertible securities.

"BONUS POOL PROCEEDS" means moneys distributed from the CNBP (as defined in Section 5.1) and/or MBP (as defined in Section 5.1).

"CAUSE" means the Employee's intentional bad faith act or omission, felony conviction, or gross dereliction of duty, which is materially harmful or damaging to the Company.

"CHANGE OF CONTROL" means the acquisition by any individual, entity or group of 50% or more of the outstanding voting securities of the Company or 50% or more of the combined voting power of then outstanding voting securities of the Company entitled to vote generally in the election of directors.

"COMPANY" means AirNet Communications Corporation or, in the event of a Sale of the Company, the successor(s) in interest to AirNet Communications Corporation.

"COMPETING BUSINESS" shall mean any one or more of the following: (i) any business in which the Company engages as of the date of this Agreement; or (ii) any other business in which the Company engages in before the termination of the Agreement.

"CONVERTIBLE NOTES" shall mean the secured convertible promissory notes in the aggregate amount of $16,000,000 issued by the Company to the Noteholders.

"GOOD REASON" shall mean, without the Employee's written consent, of any of the following circumstances:

          (a) The Employee is assigned a new position which entails a reduction in the nature of Employee's authority with respect to the operation of the Company's business compared to Employee's position in effect on
          (i) the date of this Agreement or (ii) immediately prior to the Termination Event or Sale of the Company Termination Event, as applicable, whichever position is greater or more senior;

          (b) A reduction in the Employee's Base Salary or Employee's Override Bonus as in effect on (i) the date of this Agreement or (ii) immediately prior to the Termination Event or Sale of the Company Termination Event, as applicable, whichever is greater, or an adverse change in benefits or perquisites other than a change that is generally applicable to all executive employees;

          (c) The Company's requirement that the Employee's site of principal employment be more than twenty-five miles from the offices at which the Employee was principally employed on the date of this Agreement; or

          (d) The Employee is assigned duties inconsistent with the status of the position that the Employee held on (i) the date of this Agreement or (ii) immediately prior to the Termination Event or the Sale of the Company Termination Event, as applicable, whichever is greater, or an adverse alteration in the nature or status of the Employee's responsibilities or in the quality or amount of office accommodations provided to the Employee, from those in effect immediately prior to such Termination Event or Sale of the Company Termination Event, as applicable, which shall constitute a constructive demotion.

"NET PROCEEDS TO SECURITYHOLDERS" shall mean the net sales proceeds available for distribution to the Company's Securityholders in connection with the Sale of the Company, after deducting from the Acquisition Price transaction expenses relating directly to the Sale of the Company including attorneys fees, accounting fees, and underwriting or brokerage commissions; provided that if a Noteholder or the Noteholders sell all or any portion of their Convertible Notes in connection with a Sale of the Company, only the proceeds payable to such Noteholders in excess of the amount of the then outstanding principal balance and related accrued unpaid interest payable under the Convertible Notes sold or such portion of the Convertible Notes so sold shall be included in NET PROCEEDS TO SECURITYHOLDERS.

"NOTEHOLDERS" shall mean TECORE, Inc. ("Tecore") and SCP Private Equity Partners II, LLP ("SCP") and any of their affiliates who acquire an interest in the respective Convertible Notes.

"PERSON" means an individual, partnership, corporation, association, trust, joint venture, unincorporated organization and any government, governmental department or agency or political subdivision thereof.

"PROTECTED TERRITORY" shall mean any state within the United States or other country in which the Company or any of its subsidiaries provides any of its services or sells or distributes any of its products as of the date of this Agreement or thereafter.

"SALE OF NOTE PROCEEDS" shall mean the proceeds paid to Noteholders for the sale of all or any portion of the Convertible Notes by the Noteholders, other than in connection with the Sale of the Company, in excess of the amount of the then outstanding principal balance and related accrued unpaid interest payable under the Convertible Notes sold or such portion of the Convertible Notes so sold, if only a portion is sold.

"SALE OF THE COMPANY" shall mean (i) a sale or exchange of all or substantially all of the assets (including a sale, disposition, or exchange in a liquidation but excluding any such sale or exchange to a direct or indirect subsidiary ("Successor Subsidiary") of the Company) by the Company or by a Successor Subsidiary or (ii) a sale or exchange of all or substantially all of the outstanding capital stock of the Company resulting in a Change of Control of the Company or Successor Subsidiary or (iii) a merger, consolidation or other business combination (excluding any issuance of previously un-issued voting securities from the Company in connection with an investment in the Company by a Noteholder or any third party, or exercise of conversion rights by a Noteholder) resulting in a Change of Control of the Company or Successor Subsidiary, as a result of which the Company or the Successor Subsidiary is not the continuing or surviving corporation.

"SECURITIES" of the Company shall mean shares of common stock, preferred stock, or securities convertible into shares of common stock or preferred stock, including options, warrants, the Convertible Notes, and any other convertible notes.

"SECURITYHOLDERS" shall mean holders of the Company's then outstanding
Securities.

     SECTION 2.  EMPLOYMENT.

2.1 BASE SALARY. The Company hereby retains Employee at an annual base salary of $250,000 (the "BASE SALARY"). The Base Salary shall be paid in accordance with the Company's ordinary and customary payroll practices, which may be amended from time to time.

2.2 BONUS. In addition to the Base Salary, Employee shall receive an override bonus equal to 0.425% of all Company sales ("Override Bonus"). The Override Bonus shall be paid quarterly in arrears by the Company to Employee. In addition, the Employee as CEO shall be entitled annually to participate in any management and employee bonus programs established by the Company's Board of Directors and to receive a CEO bonus under such programs if Employee meets the goals established by the Company's Board of Directors.

2.3 LIFE INSURANCE. As long as Employee can pass the required physical and is insurable at reasonable and customary rates, the Company hereby agrees to purchase a $3,000,000 term life insurance policy covering Employee and to maintain such policy as long as Employee remains in the employ of the Company. Employee shall have the right, in his sole discretion, to designate the beneficiaries under the term life insurance policy purchased by under this
Section 2.3.

2.4 STOCK OPTIONS. Provided the $16,000,000 Secured Convertible Note Financing by SCP Private Equity Partners II, LP ("SCP") and TECORE, Inc. ("Tecore") is closed, the Company shall upon such closing grant to Employee options to purchase 10,883,106 shares of common stock under the Company's stock option plan (the "Plan") at an exercise price of $0.01 per share with vesting over two years. In the event the Company is permitted to grant additional stock options under the Plan in accordance with Section 9.11 (b) and 9.11 (c) of the Securities Purchase Agreement dated June __, 2003 between the Company and SCP Private Equity Partners II, LP and TECORE, Inc (the "Purchase Agreement"), then the Company shall promptly grant to Employee, if he is still employed by the Company at such time, one half of the amount of new stock options the Company is permitted to grant to employees under such Sections 9.11 (b) and (c) of the Purchase Agreement.

     SECTION 3.  TERMINATION EVENTS.

3.1 TERMINATION. The Company retains its right to terminate Employee's employment with or without Cause.

3.2 TERMINATION EVENT. Each of the following events shall be a "TERMINATION EVENT:"

          (a) The termination of the Employee without Cause; or

          (b) The resignation of Employee upon no less than two weeks' written notice to the Company under circumstances constituting Good Reason to resign.

3.3 SALE OF THE COMPANY TERMINATION EVENT. Each of the following events which occur (i) at any time following execution of a letter of intent or definitive agreement for the Sale of the Company and on or before consummation of such transaction, (ii) within 135 days prior to any consummated Sale of the Company, or (iii) within twelve months following the Sale of the Company, shall be a "SALE OF THE COMPANY TERMINATION EVENT:"

          (a) The termination of the Employee without Cause; or

          (b) The resignation of Employee upon no less than two weeks' written notice to the Company under circumstances constituting Good Reason to resign.

     SECTION 4.  SEVERANCE; NON-COMPETE AND NON-SOLICITATION.

4.1 SEVERANCE AMOUNT. Upon a Termination Event or Sale of the Company Termination Event, the Company shall pay the Employee an amount (the "Severance Payment") equal to twelve (12) months salary plus benefits in a lump sum within three (3) days from the date of the Termination Event or Sale of Company Termination Event, based on the greater of the base salary of Employee as of the date of this Agreement or the then current base salary of Employee as of the effective date of termination. If the same event meets the definition of both a Termination Event and Sale of the Company Termination Event, Employee shall be entitled to receive only one Severance Payment for such event. In addition, upon a Termination Event or Sale of the Company Termination Event, all of Employee's unvested stock options to purchase Company common stock will accelerate and be vested upon either of such events, in accordance with the Amendment to Incentive Stock Option Agreement between Employee and the Company.

4.2 PAYMENT MITIGATION. The Severance Payment payable under this Agreement shall be paid by the Company to the Employee in a lump sum and shall be deemed fully earned by Employee, subject to withholding; provided that the net amount after withholding shall be immediately deposited in escrow ("ESCROW DEPOSIT") with a mutually acceptable third party ("ESCROW AGENT"). Subject to the mitigation provisions of this Section 4.2, the Escrow Agent shall deliver to Employee out of escrow one twelfth of the total amount originally deposited in escrow on each month commencing 30 days from the Termination Event or Sale of Company Termination Event. Employee agrees that in the event he earns any salary, consulting fees, signing bonuses, or other compensation income from a party other than the Company during this twelve (12) month period ("MITIGATION PERIOD"), that the Company shall be entitled to reduce its Severance Payment obligation, net of withholding, by the amount of such payments received by Employee net of withholding ("OTHER NET COMPENSATION") and that Employee will promptly notify the Company and the Escrow Agent of his receipt of Other Net Compensation. If the Company and the Escrow Agent receive such notice or otherwise verify that Employee has received Other Net Compensation during the Mitigation Period, the Escrow Agent shall deliver to the Company from the Escrow Deposit an amount equal to the Other Net Compensation received by Employee during the Mitigation Period. Once disbursed by the Escrow Agent, Employee shall be under no obligation to reimburse the Company any of those disbursed amounts unless Employee has failed to disclose the receipt of any Other Net Compensation during the Mitigation Period. Any scheduled monthly disbursements due from the Escrow Agent shall be offset and reduced by the amount of Other Net Compensation received by Employee during the Mitigation Period. The Employee and Company will enter into a suitable escrow agreement with the Escrow Agent to carry out the provisions of this Section 4.2. Employee is under no duty to seek employment or other sources of compensation income during the Mitigation Period.

4.3 ADDITIONAL SEVERANCE BENEFITS. The Severance Payment described in this
Section 4 does not include nor replace any other benefits payable to or received by the Employee upon a Sale of the Company as described in Section 5.

4.4 NON-COMPETITION/NON-SOLICITATION. In the event that Employee resigns without Good Reason or is terminated for Cause, for a period of twelve months (the "TERM") from the date of that resignation/termination Employee agrees that Employee will not, singly, jointly, or as a partner, member, employee, agent, officer, director, stockholder (except as a holder of not more than two percent of the outstanding stock of any company listed on a national securities exchange, or actively traded in a national over-the-counter market), equity holder, lender, consultant, independent contractor, or joint venturer of any other person, or in any other capacity, directly or beneficially: (i) own, manage, operate, join, control, or participate in the ownership, management, operation or control of, or permit the use of his name by, or work for, or provide consulting, financial or other assistance to, or be connected in any manner with, a Competing Business anywhere in the Protected Territory during the Term; (ii) employ, retain or engage (as an employee, consultant or independent contractor), or induce or attempt to induce to be employed, retained or engaged, any Person who is or was an employee of the Company during the Term; (iii) induce or attempt to induce any Person who, on the date hereof or at any time hereafter during the Term, is an employee of the Company to terminate his or her relationship with the Company; or (iv) induce or attempt to induce any Person which is a customer of the Company, or which otherwise is a contracting party with the Company, as of the date hereof or at any time hereafter during the Term to terminate any written or oral agreement or understanding with the Company.

     SECTION 5.  SALE OF NOTES AND ACQUISITION BONUS; GROSS-UP AMOUNT.

     5.1  SALE OF NOTES AND ACQUISITION BONUS

(a) The Company has adopted an Amended and Restated the Company Bonus Program, adopted as of the date hereof (the "BONUS PROGRAM"). The Company hereby agrees that Employee shall be entitled to receive from the moneys allocated to the Bonus Program tied to the sale of Convertible Notes ("CNBP") a payment equal to five percent (5%) of the Sale of Note Proceeds. In addition, the Company hereby agrees that Employee shall be entitled to receive from the moneys allocated to the Management and Employee Bonus Pool (the "MBP") a payment equal to five percent (5%) of the Net Proceeds to Securityholders.

Employee hereby acknowledges that the percentage of Sale of Note Proceeds and percentage of Net Proceeds to Securityholders that he receives under this paragraph plus any amounts under Section 5.2 is the total amount to be paid to Employee under the Bonus Program and Section 5.2. Notwithstanding the foregoing, all amounts payable hereunder to Employee from MBP shall be reduced by an amount equal to the value of the spread between the option exercise price of the Employee's options and the per share price to be distributed to the common shareholders in connection with the Sale of the Company for those options held by Employee that are "in-the-money". By way of illustration, if the Acquisition Price is $21,000,000 and the Net Proceeds to Common Stockholders is $19,000,000, then the 5% payable to Employee would be applied to the entire $19,000,000 amount. The Employee would receive $950,000 as an acquisition bonus, less an In-The-Money Option amount as calculated in Section 3 of the Bonus Program (provided the shares underlying the Employee's In-the-Money Options are purchased by the acquiring party in connection with the Sale of the Company), plus the gross-up amount specified in Section 5.2.

(b) Should a Current Securityholder Acquiring Party be the purchaser in a Sale of the Company and that party does not receive, or waives its right to receive, all or any portion of the purchase price otherwise payable to Securityholders, then and only in that event, the Net Sales Proceeds to Securityholders shall include the value of the shares of Company stock held by such Current Securityholder Acquiring Party based on the same value per share that will be paid or distributed to Securityholders owning the same class or series of shares, Convertible Notes or other convertible securities (the " Value Adjustment"). The payment of bonuses applicable to this Value Adjustment is an obligation of the Company and shall not reduce the amount of Net Proceeds to Securityholders otherwise payable to stockholders other than the Employee and other participants in the Bonus Pool.

5.2 GROSS-UP AMOUNT. The Company shall provide an additional payment to the Employee ("GROSS-UP PAYMENT") to cover all applicable excise taxes payable by the Employee upon the distribution of any Bonus Program proceeds and the value of the Employee's stock options subject to such excise taxes. The Gross-Up Payment shall be payable from the consideration allocated to the CNBP and/or the MBP. The Company and Employee hereby agree, notwithstanding the foregoing that the total amount paid to Employee under Section 5, including the Gross-Up Payment, shall not exceed six and one quarter percent (6.25%) of the Sale of Note Proceeds and Net Proceeds to Securityholders and the value of the Employee's stock options subject to excise taxes.

5.3 SEVERANCE BENEFITS. The payments under this Section 5 do not include or replace any Severance Payment that may be payable to or received by the Employee upon the occurrence of a Termination Event or a Sale of the Company Termination Event, as described in Section 4.

     SECTION 6.  PARTIAL INVALIDITY.

The invalidity or unenforceability of a particular provision of this Agreement shall not affect the other provisions hereof, and this Agreement shall be construed in all respects as if such invalid or unenforceable provisions were omitted.

     SECTION 7.  TERMINATION OF AGREEMENT.

This Agreement shall terminate upon the earlier of: (i) the date the Employee is terminated for Cause or resigns without Good Reason; (ii) twelve months and one day after a Sale of the Company has occurred; or (iii) the fourth (4th) anniversary of this Agreement. The obligations of Employee under Section 4.2 and
4.4 will survive termination of this Agreement.

     SECTION 8.  NO ORAL MODIFICATION.

Except as set forth in Section 9 below, no modification, amendment or waiver of any of the provisions of this Agreement shall be deemed effective unless made in writing specifically referring to this Agreement and duly signed by each party hereto.

     SECTION 9.  MODIFICATION OF AGREEMENT.

In the event any provision of this Agreement is determined to be invalid by any court or other entity of competent jurisdiction, such provision(s) shall be deemed to have been amended and the parties hereto agree to execute all documents necessary to evidence such amendment so as to eliminate or modify any such invalid provision(s) so as to carry out the intent of this Agreement enforceable in all respects as so modified.

     SECTION 10. GOVERNING LAW/VENUE.

This Agreement shall be governed and construed by the provisions hereof and in accordance with the laws of the State of Florida applicable to agreements to be performed in the State of Florida. Venue for any litigation stemming from the construction and operation of this Agreement shall be in Brevard County, Florida.

     SECTION 11. ASSIGNABILITY.

This Agreement may not be assigned by either party, in whole or in part, without the prior written consent of the party to be charged; provided, however, that such prior written consent shall not be unreasonably withheld.

     SECTION 12. BINDING EFFECT.

This Agreement shall be binding on the successors and assigns of either party hereto, except that the Company shall not be relieved of any liability hereunder upon the assignment, in connection with a Sale of the Company or otherwise, of this Agreement. The Company agrees to obtain the consent of any successor to be bound by this Agreement.

     SECTION 13. ATTORNEYS' FEES.

In any suit brought by the Employee to enforce his rights under this Agreement, if the Employee prevails, the Employee shall be entitled to reasonable attorneys' fees and costs.

     SECTION 14. COUNTERPARTS.

This Agreement may be signed and executed in one or more counterparts, each which shall be deemed an original and all of which together shall constitute one agreement.

     SECTION 15. NOTICE.

Any consent, waiver, notice, demand, request, or other instrument required or permitted to be given under this Agreement shall be deemed to have been properly given when in writing and delivered in person or sent by certified or registered mail, return receipt requested, postage prepaid, addressed:

               If to the Company:

               AirNet Communications Corporation 3950 Dow Road Melbourne, Florida 32934 Attention: Chief Financial Officer

               If to the Employee:

               Glenn A. Ehley 2703 Barrow Drive Merritt Island, Florida 32952

Either party may change its address for notices by notice in the manner set forth above.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first written above.

                                        COMPANY:

                                        AIRNET COMMUNICATIONS CORPORATION,
                                        a Delaware corporation

                                        By:
                                              ----------------------------
                                        Title:
                                              ----------------------------


                                        EMPLOYEE:
                                                 -------------------------
                                                      Glenn A. Ehley